Execution Version AMENDMENT NO. 5 TO ABL CREDIT AGREEMENT This AMENDMENT NO. 5 TO ABL CREDIT AGREEMENT, dated as of June 18, 2025 (this “Amendment”), is entered into by and among Hayward Intermediate, Inc., a Delaware corporation (“Holdings”), Hayward Industries, Inc., a New Jersey corporation (the “US Borrower” or “Lead Borrower”), Hayward Pool Products Canada, Inc. / Produits De Piscines Hayward Canada, Inc., a Canadian federal corporation (the “Canadian Borrower” and, together with the US Borrower, the “North American Borrowers”), Hayward Ibérica, S.L.U., a Spanish private limited liability corporation (Sociedad Limitada Unipersonal) (the “Spanish Borrower” and, together with the North American Borrowers, the “Borrowers”), the other Restricted Subsidiaries of the Lead Borrower party hereto, as Subsidiary Guarantors, Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent (together with its designated branches and Affiliates in such capacities, the “Administrative Agent”), and the Lenders and Issuing Banks party hereto. PRELIMINARY STATEMENTS: WHEREAS, the Borrowers, Holdings, the Administrative Agent, the Original Lenders (as defined below) and the Issuing Banks are party to that certain ABL Credit Agreement, dated as of August 4, 2017 (as amended by that certain Amendment No. 1 to ABL Credit Agreement, dated as of March 30, 2018, by that certain Amendment No. 2 to ABL Credit Agreement, dated as of as of June 1, 2021, by that certain Amendment No. 3 to ABL Credit Agreement, dated as of October 7, 2022, by that certain Amendment No. 4 to ABL Credit Agreement, dated as of June 26, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original ABL Credit Agreement” and as amended and restated by this Amendment, the “Credit Agreement”; capitalized terms used herein but not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement); and WHEREAS, the Lead Borrower has requested, subject to the terms and conditions set forth herein, to (i) (A) amend the Original ABL Credit Agreement (excluding the Schedules and Exhibits thereto, except as specified in clause (B) below) in the form attached hereto as Exhibit A and (B) restate the Schedules to the Original ABL Credit Agreement in the form attached hereto as Exhibit B (the “Restated Schedules”), (ii) repay in full all Revolving Loans outstanding as of immediately prior to the Fifth Amendment Effective Date (as defined below) (such Revolving Loans, the “Original Initial Revolving Loans”), together with all accrued interest, accrued fees and all other amounts payable to the Administrative Agent, the Lenders and the Issuing Banks under the Original ABL Credit Agreement and the other Loan Documents (as defined in the Original ABL Credit Agreement) as of immediately prior to the Fifth Amendment Effective Date, (iii) replace in full the aggregate principal amount of (A) all existing Initial Commitments (as defined in the Original ABL Credit Agreement) outstanding immediately prior to the Fifth Amendment Effective Date (the “Original Initial Commitments”) with extended and/or new Initial Commitments in an aggregate principal amount equal to the amount set forth in the Commitment Schedule to Credit Agreement (the “Amended Initial Commitments”) and (B) the existing Swingline Commitment (as defined in the Original ABL Credit Agreement) outstanding immediately prior to the Fifth Amendment Effective Date with a new Swingline Commitment in an aggregate principal amount equal to the amount set forth in the Credit Agreement, (iv) cause each Letter of Credit (as defined in the Original ABL Credit Agreement) outstanding immediately prior to the Fifth Amendment Effective Date (the “Original Letters of Credit”) to remain outstanding, and be deemed to have been issued, under the Credit Agreement and (v) extend the Initial Revolving Credit Maturity Date under the Credit Agreement to February 25, 2028. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows: 2 SECTION 1. Amendments to the Original ABL Credit Agreement. Effective as of the Fifth Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof: (a) the Original ABL Credit Agreement (excluding the Schedules and Exhibits thereto, except as specified in clause (b) below) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text or stricken text) and to add the double- underlined text (indicated textually in the same manner as the following example: double-underlined text or underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto; and (b) each Schedule to the Original ABL Credit Agreement is hereby restated in its entirety as set forth on Exhibit B hereto. SECTION 2. Commitments; Lender and Issuing Bank Acknowledgment. (a) Subject to the terms and conditions set forth herein, each Lender (as defined in the Original ABL Credit Agreement) party to the Original ABL Credit Agreement immediately prior to the Fifth Amendment Effective Date (as defined below) (each, an “Original Lender”) that executes and delivers a signature page in the form of Annex A hereto (a “Lender Signature Page”) to the Administrative Agent on or prior to the Fifth Amendment Effective Date hereby severally agrees (i) to the terms of this Amendment, the Credit Agreement and each other Loan Document (as amended pursuant to this Amendment) and (ii)(A) to extend all or a portion of its Original Initial Commitment (such extended Original Initial Commitments, the “Extended Initial Commitments”; any such amount of Original Initial Commitments not extended as Extended Initial Commitments, the “Non-Allocated Original Initial Commitments”; and all such extending Original Lenders, the “Extending Lenders”) by providing an Amended Initial Commitment to the Borrowers in the amount set forth opposite such Extending Lender’s name on the Commitment Schedule to the Credit Agreement or (B) increase its Original Initial Commitment by providing (x) an Extended Initial Commitment in an amount equal to its Original Initial Commitment plus (y) a new Amended Initial Commitment (such new Amended Initial Commitment, the “Increased Initial Commitment”; and all such increasing Original Lenders under this clause (B), the “Increasing Lenders” and, together with the Extending Lenders, the “Consenting Lenders”; and the Original Lenders that are not Consenting Lenders, collectively, the “Non-Consenting Lenders”), in the aggregate principal amount under this clause (B) set forth opposite such Increasing Lender’s name on the Commitment Schedule to the Credit Agreement. (b) Subject to the terms and conditions set forth herein, each Person (other than a Consenting Lender in its capacity as such) that commits to providing an Amended Initial Commitment (each such Person, a “New Lender” and, together with each Consenting Lender, collectively, the “New Initial Revolving Lenders”) by executing and delivering a Lender Signature Page hereby severally agrees (i) to the terms of this Amendment, the Credit Agreement and each other Loan Document and (ii) to provide a new Amended Initial Commitment (a “New Initial Commitment” and, together with Extended Initial Commitments and the Increased Initial Commitments, the “New Commitments”) to the Borrowers in the aggregate principal amount set forth opposite such New Lender’s name on the Commitment Schedule to the Credit Agreement. (c) On the Fifth Amendment Effective Date, (i) the Original Initial Commitment of each Non-Consenting Lender shall be automatically terminated in full, (ii) the Non-Allocated Original Initial Commitment of each Extending Lender shall be automatically terminated in full and (iii) all participations in the Original Letters of Credit held by each Original Lender shall be deemed to have been reacquired by the Issuing Bank from each such Original Lender. 3 (d) On the Fifth Amendment Effective Date, each New Initial Revolving Lender shall be deemed to have acquired from the Issuing Bank a participation in each Letter of Credit outstanding as of the Fifth Amendment Effective Date equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under all such Letters of Credit. (e) On the Fifth Amendment Effective Date, the North American Borrowers shall prepay (or cause to be prepaid) in full, to the Administrative Agent in immediately available funds, (i) the aggregate principal amount of Original Initial Revolving Loans owing to each Original Lender on the Fifth Amendment Effective Date, together with all accrued and unpaid interest and other amounts due and payable in accordance with the Original ABL Credit Agreement on each Original Lender’s Original Initial Revolving Loans as of the Fifth Amendment Effective Date, on a pro rata basis for the account of each such Original Lender, (ii) the aggregate principal amount of all Swingline Loans outstanding immediately prior to the Fifth Amendment Effective Date (if any), together with all accrued and unpaid interest through (but excluding) the Fifth Amendment Effective Date and all other amounts due and payable in accordance with the Original ABL Credit Agreement in respect of such Swingline Loans, payable for the account of the Swingline Lender, (iii) all accrued and unpaid fees under the Original ABL Credit Agreement in respect of all Original Letters of Credit through (but excluding) the Fifth Amendment Effective Date, payable on a pro rata basis for the account of each Issuing Bank (as defined in the Original ABL Credit Agreement) and (iv) all other outstanding amounts payable to the Original Lenders, the Swingline Lender and the Issuing Banks (as defined in the Original ABL Credit Agreement) pursuant to the Original ABL Credit Agreement as of the Fifth Amendment Effective Date, payable on a pro rata basis for the account of each applicable Original Lender, Swingline Lender and Issuing Bank (as defined in the Original ABL Credit Agreement). (f) For the avoidance of doubt, from and after the Fifth Amendment Effective Date, (i) the Amended Initial Commitments shall constitute a single Class of Initial Commitments under the Credit Agreement and (ii) the Consenting Lenders and the New Lenders shall constitute a single Class of Lenders under the Credit Agreement. (g) Each of (i) the parties hereto hereby agrees that this Amendment shall be deemed to constitute the written notice required under and in accordance with the terms of Section 2.11(a)(ii) of the Original ABL Credit Agreement in respect of optional prepayments of Revolving Loans and (ii) the Administrative Agent, the Consenting Lenders, the Swingline Lender and the Issuing Banks party hereto hereby waives (A) any other notice required (if any) under the Original ABL Credit Agreement in connection with this Amendment and the transactions contemplated hereby and (B) the provisions of Section 2.16; provided that such agreements and waivers under this clause (g) shall apply solely in respect of this Amendment and the transactions contemplated hereby and not in respect of any other optional prepayment, mandatory prepayment, Amendment or other transaction occurring on or after the Fifth Amendment Effective Date. SECTION 3. [Reserved] SECTION 4. Reference to and Effect on the Loan Documents. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be deemed to be a reference to the Credit Agreement, and any reference to “Obligations” shall mean and be deemed to be a reference to the “Obligations” under the Credit Agreement and the other Loan Documents. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, 4 the Issuing Banks or the Administrative Agent or any other party under the Original ABL Credit Agreement or any other Loan Document (as defined in the Original ABL Credit Agreement), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original ABL Credit Agreement or any other Loan Document (as defined in the Original ABL Credit Agreement), all of which are ratified and affirmed in all respects and shall continue in full force and effect, in each case, as amended or otherwise modified pursuant to this Amendment. (b) From and after the Fifth Amendment Effective Date, this Amendment shall be deemed to be a Loan Document for all purposes under the Credit Agreement and the other Loan Documents. (c) The parties hereto acknowledge and agree that the amendments to the Original ABL Credit Agreement effected pursuant to this Amendment shall not constitute a novation of the Original ABL Credit Agreement or any of the other Loan Documents (as defined in the Original ABL Credit Agreement) or any of the obligations under any of the foregoing, in each case, as in effect immediately prior to the Fifth Amendment Effective Date. SECTION 5. Conditions of Effectiveness. The obligations of the New Initial Revolving Lenders to make Initial Revolving Loans, the Swingline Lender to make Swingline Loans and the Issuing Banks to issue Letters of Credit, in each case under the Credit Agreement and the amendments to the Original ABL Credit Agreement contained in Section 1 hereof shall become effective as of the first date (the “Fifth Amendment Effective Date”) on which the following conditions shall have been satisfied (or waived): (a) The Administrative Agent (or its counsel) shall have received counterparts of (i) this Amendment, executed by Holdings, each Borrower, each Subsidiary Guarantor, the Administrative Agent, the New Initial Revolving Lenders, the Swingline Lender and each Issuing Bank and (ii) each Promissory Note from any Borrower requested by a Lender at least three (3) Business Days prior to the Fifth Amendment Effective Date, executed by each such Borrower. (b) The Administrative Agent (or its counsel) shall have received a customary legal opinion of (i) Latham & Watkins LLP, in its capacity as special counsel for the Loan Parties, (ii) Lowenstein Sandler LLP, as local New Jersey counsel for the Loan Parties organized under the laws of New Jersey, (iii) Holland & Knight LLP, as local Georgia counsel for the Loan Parties organized under the laws of Georgia, (iv) McCarthy Tétrault LLP, as local Canadian and Ontario counsel for the Loan Parties organized under the laws of Canada or a province or territory thereof, and (v) Cuatrecasas Legal, S.L.P., as local Spanish counsel for the Spanish Borrower, in each case, dated the Fifth Amendment Effective Date and addressed to the Administrative Agent, the Lenders and the Issuing Banks. (c) The Administrative Agent (or its counsel) shall have received with respect to each Loan Party, certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organizational Documents attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment. (d) The Administrative Agent shall have received a certificate of a Responsible Officer of the Lead Borrower certifying as of the Fifth Amendment Effective Date that the conditions in clauses (f) and (g) of this Section 5 have been satisfied. (e) [Reserved].

5 (f) The representations and warranties of the Borrowers contained in Article III of the Credit Agreement and Section 6 of this Amendment shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date; provided that, in the case of any representation and warranty which expressly relates to a specific date or period, such representation and warranty shall be true and correct in all material respects as of the respective dates or for the respective period, as the case may be; provided, further, that, if any representation and warranty is qualified by or subject to a “materiality”, “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. (g) No Default under Section 7.01(a), 7.01(f) or 7.01(g) of the Original ABL Credit Agreement or Event of Default under the Original ABL Credit Agreement shall exist immediately prior to giving effect to this Amendment, and no Event of Default under the Credit Agreement shall exist immediately after giving effect to this Amendment. (h) The Lead Borrower shall have paid (or caused to be paid) all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lead Arranger (as defined in the engagement letter, dated as June 18, 2025 (the “Engagement Letter”) by and among the US Borrower, the Canadian Borrower, the Bank of America and BofA Securities, Inc. (“BofA Securities”)) (including, without limitation, the actual reasonable and documented out-of-pocket fees, disbursements and other charges of Davis Polk & Wardwell LLP, Norton Rose Fulbright Canada LLP and J&A Garrigues, S.L.P.) in connection with this Amendment and the transactions contemplated hereby invoiced at least three (3) Business Days (unless otherwise agreed by the Lead Borrower) prior to the Fifth Amendment Effective Date. (i) The Lead Borrower shall have paid (or caused to be paid) all fees required to be paid pursuant to the fee letter, dated as of June 18, 2025, by and among the US Borrower, the Canadian Borrower, Bank of America and BofA Securities. (j) The Administrative Agent shall have received at least two (2) Business Days prior to the Fifth Amendment Effective Date (i) all documentation and other information about Holdings, the Borrowers and the Subsidiary Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act) that has been reasonably requested in writing at least ten (10) Business Days prior to the Fifth Amendment Effective Date and (ii) all documentation and other information about the Borrowers required by regulatory authorities under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) that has been reasonably requested in writing at least ten (10) Business Days prior to the Fifth Amendment Effective Date. For purposes of determining whether the conditions specified in this Section 5 have been satisfied as of the Fifth Amendment Effective Date, each Lender by its execution and delivery of a counterpart of this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender. SECTION 6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent, the New Initial Revolving Lenders and the Issuing Banks as of the Fifth Amendment Effective Date that: (a) The execution, delivery and performance of this Amendment and the other Loan Documents by the Lead Borrower and each other Loan Party party hereto or thereto are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate 6 or other organizational action of such Loan Party; (b) None of the execution, delivery and performance of this Amendment and the other Loan Documents by the Lead Borrower and each other Loan Party party hereto or thereto (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) in connection with the Perfection Requirements and (C) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (ii) will violate any (A) of such Loan Party’s Organizational Documents or (B) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (ii)(B), would reasonably be expected to have a Material Adverse Effect or (iii) will violate or result in (A) a Default (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement or (B) a default under any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (iii), would reasonably be expected to result in a Material Adverse Effect; (c) This Amendment has been duly executed and delivered by Holdings, each Borrower and each other Loan Party party hereto. This Amendment and the other Loan Document constitutes a legal, valid and binding obligation of Holdings, each Borrower and each other Loan Party party hereto or thereto, enforceable against Holdings, each Borrower and such other Loan Party, as applicable, in accordance with its terms, subject to the Legal Reservations; and (d) Each of the Loan Parties and each of their respective Restricted Subsidiaries (i) is (A) duly organized and validly existing and (B) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (ii) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this clause (d) (other than clause (i)(A) with respect to the Borrowers and clause (ii) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. SECTION 7. Acknowledgement and Reaffirmation; Grant of Security Interest. Each Loan Party acknowledges and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents. Each Loan Party hereby (a) ratifies and confirms its obligations under the Loan Documents, including the Collateral and Guarantee Requirement and including, without limitation, its guarantee of the Obligations and its grant of the security interest in the Collateral to secure the Secured Obligations (as defined in the US Security Agreement) and (b) as security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, pledges, collaterally assigns, mortgages, transfers and grants to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under the Collateral of such Loan Party. SECTION 8. Costs and Expenses. The Lead Borrower agrees to pay (or cause to be paid) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including, without limitation, the actual reasonable and documented out-of-pocket fees, disbursements and other charges of Davis Polk & Wardwell LLP, Norton Rose Fulbright Canada LLP and J&A Garrigues, S.L.P. and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole, to the extent provided for in Section 9.03 of the Credit Agreement or Section 5 of the Engagement Letter) in connection with the preparation, execution and delivery of this Amendment, the 7 other Loan Documents and any other instruments and documents to be delivered hereunder or in connection herewith. SECTION 9. Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of this Amendment in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. This Amendment in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification so long as it reasonably believes such Electronic Signature is genuine and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Clauses (b) and (c) of Section 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis. SECTION 11. WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] [Signature Page to Amendment No. 5 to ABL Credit Agreement] IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written. HAYWARD INTERMEDIATE, INC. By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer HAYWARD INDUSTRIES, INC. By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer HAYWARD POOL PRODUCTS CANADA, INC. / PRODUITS DE PISCINES HAYWARD CANADA, INC. By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer HAYWARD IBÉRICA, S.L.U. By: /s/ Eifion Jones Name: Eifion Jones Title: Director GOLDLINE PROPERTIES LLC By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 5 to ABL Credit Agreement] HAYWARD INDUSTRIAL PRODUCTS, INC. By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer CHLORKING HOLDCO, LLC By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer CHLORKING, LLC By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer GLOBAL WATER & CHARCOAL INNOVATIONS, LLC By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer SENTRY UV, LLC By: /s/ Eifion Jones Name: Eifion Jones Title: Senior Vice President, Chief Financial Officer and Treasurer [Signature Page to Amendment No. 5 to ABL Credit Agreement] BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Tom Buda Name: Tom Buda Title: SVP BANK OF AMERICA, N.A., as a Lender, Issuing Bank and Swingline Lender By: /s/ Tom Buda Name: Tom Buda Title: SVP [Signature Page to Amendment No. 5 to ABL Credit Agreement] U.S. Bank National Association, as a Lender By: /s/ Rod Swenson Name: Rod Swenson Title: Senior Vice President * The above Lender is signing this Amendment as an Increasing Lender. [Signature Page to Amendment No. 5 to ABL Credit Agreement] MUFG Bank, LTD., as a Lender By: /s/ Peter Otoki Name: Peter Otoki Title: Vice President * The above Lender is signing this Amendment as an Extending Lender

[Signature Page to Amendment No. 5 to ABL Credit Agreement] TRUIST BANK, as a Lender By: /s/ Cathleen Marston Name: Cathleen Marston Title: Vice President By: /s/ Sean Bakey Name: Sean Bakey Title: Vice President * The above Lender is signing this Amendment as an Increasing Lender [Signature Page to Amendment No. 5 to ABL Credit Agreement] JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ David Antoine Name: David Antoine Title: Authorized Officer * The above Lender is signing this Amendment as a New Lender [Signature Page to Amendment No. 5 to ABL Credit Agreement] J.P. Morgan SE, as a Lender By: /s/ Matthew Sparkes Name: Matthew Sparkes Title: Authorized Officer By: /s/ Martin Andronov Name: Martin Andronov Title: Vice President * The above Lender is signing this Amendment as a New Lender [Signature Page to Amendment No. 5 to ABL Credit Agreement] WELLS FARGO NATIONAL ASSOCIATION, as a Lender By: /s/ Christine Scott Name: Christine Scott Title: Executive Director By: Name: Title: * The above Lender is signing this Amendment as an Extending Lender

[Signature Page to Amendment No. 5 to ABL Credit Agreement] WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender By: /s/ Carmela Massari Name: Carmela Massari Title: Senior Vice President By: Name: Title: * The above Lender is signing this Amendment as an Extending Lender [Signature Page to Amendment No. 5 to ABL Credit Agreement] WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as a Lender By: /s/ Alison Powell Name: Alison Powell Title: Authorised Signatory WELLS FARGO CAPITAL FINANCE (UK) LIMITED, as a Lender By: /s/ Alison Powell Name: Alison Powell Title: Authorised Signatory * The above Lender is signing this Amendment as an Extending Lender [Signature Page to Amendment No. 5 to ABL Credit Agreement] GOLDMAN SACHS BANK USA, as a Lender By: /s/ Jonathan Dworkin Name: Jonathan Dworkin Title: Authorized Signatory * The above Lender is signing this Amendment as an Extending Lender and an Increasing Lender [Signature Page to Amendment No. 5 to ABL Credit Agreement] CIBC BANK USA, as a Lender By: /s/ James T. Coleman, III Name: James T. Coleman Title: Managing Director * The above Lender is signing this Amendment as an Extending Lender.

#100377151v15 Annex A Lender’s Signature Page [Attached] EXHIBIT A [LENDER NAME]1, as a Lender [and Issuing Bank] By: Name: Title: By: Name: Title: * The above Lender is signing this Amendment as [an Extending Lender][an Increasing Lender][a New Lender]2 1 Insert formal name of each separate Lender entity (and delete all brackets). 2 Select one and delete all others (and delete all brackets). EXHIBIT A CREDIT AGREEMENT [Attached] ABL CREDIT AGREEMENT Dated as of August 4, 2017 as amended as of March 30, 2018, as further amended and restated as of June 1, 2021, as further amended as of October 7, 2022, and as further amended as of June 26, 2024 and as further amended as of June 18, 2025 among HAYWARD INDUSTRIES, INC., as US Borrower, HAYWARD POOL PRODUCTS CANADA, INC. / PRODUITS DE PISCINES HAYWARD CANADA, INC., as Canadian Borrower, HAYWARD IBÉRICA, S.L.U., as Spanish Borrower, HAYWARD INTERMEDIATE, INC., as Holdings, THE FINANCIAL INSTITUTIONS PARTY HERETO, as Lenders, BANK OF AMERICA, N.A. as Administrative Agent, Issuing Bank and Swingline Lender, BofA SECURITIES, INC., WELLS FARGO and U.S. BANK, NATIONAL ASSOCIATION and PNC CAPITAL MARKETS LLC, as Joint Lead Arrangers and Joint Bookrunners, and MUFG BANK LTD., WELLS FARGOTRUIST BANK, NATIONAL ASSOCIATION and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and MUFG UNIONJPMORGAN CHASE BANK, N.A. and TRUIST BANK, as Co-Documentation Agents

-i- TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS 1 Section 1.01 Defined Terms .............................................................................................................. 1 Section 1.02 Classification of Revolving Loans and Borrowings ............................................... 8379 Section 1.03 Terms Generally ..................................................................................................... 8380 Section 1.04 Accounting Terms; GAAP ..................................................................................... 8581 Section 1.05 Quebec and Spanish Terms .................................................................................... 8682 Section 1.06 Effectuation of Transactions .................................................................................. 8783 Section 1.07 Timing of Payment of Performance ....................................................................... 8783 Section 1.08 Times of Day .......................................................................................................... 8783 Section 1.09 Currency Generally; Exchange Rate ...................................................................... 8783 Section 1.10 Cashless Rollovers ................................................................................................. 8884 Section 1.11 Certain Conditions, Calculations and Tests............................................................ 8884 Section 1.12 Rounding ................................................................................................................ 9289 Section 1.13 Alternate Currencies ............................................................................................... 9289 Section 1.14 Divisions ................................................................................................................. 9390 Section 1.15 Interest Rates .......................................................................................................... 9490 ARTICLE 2 THE CREDITS 9490 Section 2.01 Commitments ......................................................................................................... 9490 Section 2.02 Loans and Borrowings............................................................................................ 9591 Section 2.03 Requests for Borrowings ........................................................................................ 9793 Section 2.04 Overadvances ......................................................................................................... 9994 Section 2.05 Letters of Credit ................................................................................................... 10095 Section 2.06 Protective Advances ........................................................................................... 105101 Section 2.07 Funding of Borrowings ...................................................................................... 106102 Section 2.08 Type; Interest Elections ...................................................................................... 107102 Section 2.09 Termination and Reduction of Commitments .................................................... 108104 Section 2.10 Repayment of Revolving Loans; Evidence of Debt ........................................... 109105 Section 2.11 Prepayment of Revolving Loans ........................................................................ 111107 Section 2.12 Fees..................................................................................................................... 113108 Section 2.13 Interest ................................................................................................................ 114109 Section 2.14 Inability to Determine Rates............................................................................... 116111 Section 2.15 Increased Costs ................................................................................................... 119115 Section 2.16 Break Funding Payments.................................................................................... 121116 Section 2.17 Taxes .................................................................................................................. 121117 Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments .................. 125121 Section 2.19 Mitigation Obligations; Replacement of Lenders .............................................. 128123 Section 2.20 Illegality ............................................................................................................. 129124 Section 2.21 Defaulting Lenders ............................................................................................. 130125 Section 2.22 Incremental Credit Extensions ........................................................................... 132128 Section 2.23 Extensions of Revolving Loans and Additional Revolving Commitments ........ 139134 Page -ii- Section 2.24 Swingline Loans. ................................................................................................ 142137 ARTICLE 3 REPRESENTATIONS AND WARRANTIES 145140 Section 3.01 Organization; Powers ......................................................................................... 145140 Section 3.02 Authorization; Enforceability ............................................................................. 145140 Section 3.03 Governmental Approvals; No Conflicts ............................................................. 145140 Section 3.04 Financial Condition; No Material Adverse Effect .............................................. 145140 Section 3.05 Properties ............................................................................................................ 146141 Section 3.06 Litigation and Environmental Matters................................................................ 146141 Section 3.07 Compliance with Laws ....................................................................................... 147142 Section 3.08 Investment Company Status ............................................................................... 147142 Section 3.09 Taxes .................................................................................................................. 147142 Section 3.10 ERISA ................................................................................................................ 147142 Section 3.11 Disclosure ........................................................................................................... 147142 Section 3.12 Solvency ............................................................................................................. 148143 Section 3.13 Capitalization and Subsidiaries .......................................................................... 148143 Section 3.14 Security Interest in Collateral ............................................................................. 148143 Section 3.15 Labor Disputes ................................................................................................... 148143 Section 3.16 Federal Reserve Regulations .............................................................................. 149144 Section 3.17 Economic and Trade Sanctions and Anti-Corruption Laws ............................... 149144 Section 3.18 Borrowing Base Certificates .............................................................................. 149144 Section 3.19 Deposit Accounts and Securities Accounts ........................................................ 150145 Section 3.20 Outbound Investment Rules ..................................................................................... 145 ARTICLE 4 CONDITIONS 150145 Section 4.01 [Reserved] .......................................................................................................... 150145 Section 4.02 Each Credit Extension ........................................................................................ 150145 ARTICLE 5 AFFIRMATIVE COVENANTS 150146 Section 5.01 Financial Statements and Other Reports ............................................................ 151146 Section 5.02 Existence ............................................................................................................ 155150 Section 5.03 Payment of Taxes ............................................................................................... 155151 Section 5.04 Maintenance of Properties .................................................................................. 156151 Section 5.05 Insurance ............................................................................................................ 156151 Section 5.06 Inspections .......................................................................................................... 156151 Section 5.07 Maintenance of Books and Records ................................................................... 157152 Section 5.08 Compliance with Laws ....................................................................................... 157153 Section 5.09 Compliance with Environmental Laws .............................................................. 158153 Section 5.10 Designation of Subsidiaries ................................................................................ 158153 Section 5.11 Use of Proceeds .................................................................................................. 159154 Section 5.12 Covenant to Guarantee Obligations and Give Security ...................................... 159154 Section 5.13 [Reserved] .......................................................................................................... 160155 Section 5.14 Further Assurances ............................................................................................. 160155 Section 5.15 Cash Management .............................................................................................. 160156 Page -iii- Section 5.16 Acknowledgement of Debt ................................................................................. 163158 Section 5.17 Post-Closing Matters .......................................................................................... 163158 Section 5.18 Outbound Investment Rules ..................................................................................... 158 ARTICLE 6 NEGATIVE COVENANTS 163159 Section 6.01 Indebtedness ....................................................................................................... 163159 Section 6.02 Liens ................................................................................................................... 169164 Section 6.03 No Further Negative Pledges ............................................................................. 173168 Section 6.04 Restricted Payments; Certain Payments of Indebtedness ................................... 174170 Section 6.05 Restrictions on Subsidiary Distributions ............................................................ 179174 Section 6.06 Investments ......................................................................................................... 180176 Section 6.07 Fundamental Changes; Disposition of Assets .................................................... 183179 Section 6.08 [Reserved] .......................................................................................................... 187183 Section 6.09 Transactions with Affiliates ............................................................................... 187183 Section 6.10 Conduct of Business ........................................................................................... 189184 Section 6.11 [Reserved] .......................................................................................................... 189184 Section 6.12 Amendments of or Waivers with Respect to Restricted Debt ............................ 189184 Section 6.13 Fiscal Year .......................................................................................................... 189185 Section 6.14 Permitted Activities of Holdings ........................................................................ 189185 Section 6.15 Financial Covenant ............................................................................................. 191186 ARTICLE 7 EVENTS OF DEFAULT 192187 Section 7.01 Events of Default ................................................................................................ 192187 ARTICLE 8 THE ADMINISTRATIVE AGENT 195190 ARTICLE 9 MISCELLANEOUS 203199 Section 9.01 Notices ................................................................................................................ 203199 Section 9.02 Waivers; Amendments ....................................................................................... 207201 Section 9.03 Expenses; Indemnity .......................................................................................... 210205 Section 9.04 Waiver of Claim ................................................................................................. 212206 Section 9.05 Successors and Assigns ...................................................................................... 212207 Section 9.06 Survival .............................................................................................................. 218213 Section 9.07 Counterparts; Integration; Effectiveness; Electronic Execution ........................ 218213 Section 9.08 Severability ......................................................................................................... 220215 Section 9.09 Right of Setoff .................................................................................................... 220215 Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process ............................ 221215 Section 9.11 Waiver of Jury Trial ........................................................................................... 221216 Section 9.12 Headings ............................................................................................................. 222217 Section 9.13 Confidentiality .................................................................................................... 222217 Section 9.14 No Fiduciary Duty .............................................................................................. 223218 Section 9.15 Several Obligations ............................................................................................ 223218 Section 9.16 USA PATRIOT Act ........................................................................................... 223218 Section 9.17 Canadian Anti-Money Laundering ..................................................................... 224219 Page -iv- Section 9.18 Disclosure ........................................................................................................... 224219 Section 9.19 Appointment for Perfection ................................................................................ 224219 Section 9.20 Interest Rate Limitation ...................................................................................... 224219 Section 9.21 ABL Intercreditor Agreement. ........................................................................... 225220 Section 9.22 Conflicts ............................................................................................................. 226221 Section 9.23 Release of Guarantors; Release of Spanish Borrower ........................................ 226221 Section 9.24 Judgment Currency............................................................................................. 227221 Section 9.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ............................................................................................................................ 227222 Section 9.26 Lender Representation. ....................................................................................... 228222 Section 9.27 Acknowledgement Regarding Any Supported QFC .......................................... 229223 Section 9.28 Spanish Formalities. ........................................................................................... 229224 SCHEDULES: Schedule 1.01(a) – Commitment Schedule Schedule 1.01(d) – Existing Letters of Credit Schedule 3.13 – Subsidiaries Schedule 3.15 – Labor Disputes Schedule 3.19 – Deposit Accounts and Securities Accounts Schedule 5.10 – Unrestricted Subsidiaries Schedule 5.17 – Post-Closing Matters Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.06 – Existing Investments Schedule 6.07(s) – Dispositions Schedule 9.01 – Lead Borrower’s Website Address for Electronic Delivery; Administrative Agent’s Office EXHIBITS: Exhibit A-1 – Form of Assignment and Assumption Exhibit B-1 – Form of Borrowing Request Exhibit B-2 – Form of Letter of Credit Request Exhibit B-3 – Form of Swingline Loan Request Exhibit C – Form of Compliance Certificate Exhibit D – Form of Interest Election Request Exhibit E – Form of Perfection Certificate Exhibit F – Form of Perfection Certificate Supplement Exhibit G – Form of Promissory Note Exhibit H – [Reserved] Exhibit I – Form of Loan Guaranty Agreement Exhibit J – Form of US Security Agreement Exhibit K-1 – Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit K-2 – Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit K-3 – Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L	–	Form of Solvency Certificate
Exhibit M	–	Form of North American Borrowing Base Certificate
Exhibit N	–	Form of Hedge Agreement Designation Notice
Exhibit O	–	Form of ABL Intercreditor Agreement

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ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of August 4, 2017 (as amended pursuant to Amendment No. 1 to ABL Credit Agreement, dated as of March 30, 2018, amended and restated pursuant to Amendment No. 2 to ABL Credit Agreement, dated as of as of June 1, 2021, amended pursuant to Amendment No. 3 to ABL Credit Agreement, dated as of October 7, 2022, amended pursuant to Amendment No. 4 to ABL Credit Agreement, dated as of June 26, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "**Agreement**"), by and among Hayward Intermediate, Inc., a Delaware corporation ("**Holdings**"), Hayward Industries, Inc., a New Jersey corporation (the "**US Borrower**"), Hayward Pool Products Canada, Inc. / Produits De Piscines Hayward Canada, Inc., a Canadian federal corporation (the "**Canadian Borrower**"), Hayward Ibérica, S.L.U., a Spanish private limited liability corporation (*Sociedad Limitada Unipersonal*) (in such capacity, the "**Spanish Borrower**"), the Lenders from time to time party hereto, including Bank of America, N.A. ("**Bank of America**"), and Bank of America, in its capacities as administrative agent and collateral agent (together with its designated branches and Affiliates in such capacities, the "**Administrative Agent**"), the Swingline Lender and an Issuing Bank, with BofA Securities, Inc. ("**BofA Securities**")~~, Wells Fargo~~ and U.S. Bank~~,~~ National Association~~ and PNC Capital Markets LLC~~, as joint lead arrangers and joint bookrunners (in such capacities, the "**Arrangers**" and, each, an "**Arranger**").

RECITALS

A. The Lenders and Issuing Banks have extended credit to the Borrowers in the form of an asset-based revolving credit facility with Initial Commitments in an aggregate amount equal to $475,000,000, subject to the terms and conditions set forth herein.

B. The US Borrower has received extensions of credit in the form of senior secured term loans under the First Lien Credit Agreement in an aggregate principal amount equal to $1,000,000,000.

~~C. The Borrowers have requested that, effective as of the Third Amendment Effective Date, (a) the Lenders extend credit hereunder in the form of a "first-in last-out" sublimit to the Initial Commitments under the Initial Revolving Facility in an aggregate amount equal to $35,000,000 and (b) make such other modifications to this Agreement as set forth in the Third Amendment and this Agreement.~~

~~D~~C. The Lenders are willing to extend such credit to the Borrowers and to make such other modifications on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"**30-Day Average Availability**" means, during the 30-consecutive day period immediately preceding the relevant date of calculation, the quotient, obtained by dividing (a) the sum of each day's Availability during the 30-consecutive day period immediately preceding the relevant date of calculation by (b) thirty (30) days.

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"**ABL Exclusive Collateral**" means (a) the Additional European Facility Collateral and (b) all other Collateral of the Loan Parties other than US Collateral.

"**ABL Intercreditor Agreement**" means (a) the Amended and Restated ABL Intercreditor Agreement substantially in the form of Exhibit O hereto, dated as of the Second Amendment Effective Date, by and among the Administrative Agent, the First Lien Agent and the other parties thereto from time to time and acknowledged by the US Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, (b) an intercreditor agreement substantially in the form of the ABL Intercreditor Agreement as in effect on the Second Amendment Effective Date with any material modifications which are reasonably acceptable to the Lead Borrower and the Administrative Agent and (c) if requested by the Lead Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a Split Collateral Basis at the time the intercreditor agreement is proposed to be established, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Lead Borrower; provided, that (i) if required by the Administrative Agent prior to agreeing that any form (or modification) is reasonably acceptable to it, the form of any other intercreditor agreement shall be deemed acceptable to the Administrative Agent (and the Lenders) if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter, and (ii) any ABL Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral (other than ABL Exclusive Collateral) and the proceeds thereof and shall not restrict or limit any Indebtedness or the terms and conditions thereof (including any amendments and refinancings) to the extent such Indebtedness would otherwise be permitted by the Loan Documents.

"**ABL Priority Collateral**" means "ABL Priority Collateral" (as defined in the ABL Intercreditor Agreement) of the US Loan Parties.

"**ABR**", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

"**ABR Revolving Loan**" means a Revolving Loan to the US Borrower bearing interest at a rate determined by reference to the Alternate Base Rate.

"**Account**" has the meaning assigned to such term in the UCC (and/or, with respect to any Accounts of any Canadian Loan Party, as defined in the PPSA), including all rights to payment for Inventory, merchandise and goods sold or leased, or for services rendered.

"**Account Debtor**" means any Person obligated on an Account.

"**ACH**" means automated clearing house transfers.

"**Acquired North American Eligible Accounts**" has the meaning assigned to such term in the definition of "North American Borrowing Base".

"**Acquired North American Eligible Inventory**" has the meaning assigned to such term in the definition of "North American Borrowing Base".

"**Additional Agreement**" has the meaning assigned to such term in Article 8.

"**Additional European Borrowers**" has the meaning assigned to such term in Section 2.22(c)(ii).

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"**Additional European Eligible Legal Jurisdiction**" means, at the discretion of the Lead Borrower, any one of the following: (a) England and Wales, (b) the Republic of Ireland or (c) the Netherlands.

"**Additional European Facility Collateral**" means any and all property of any Additional European Facility Loan Party subject to a Lien under any Collateral Document and any and all other property of any Additional European Facility Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any Collateral Document, in each case, to secure the Obligations of any Additional European Borrower, other than any "Excluded Assets" (as defined in the applicable Incremental Revolving Facility Amendment establishing the Additional European Incremental Revolving Facility, including any similar term).

"**Additional European Facility Guarantor**" has the meaning assigned to such term in Section 2.22(c)(iii).

"**Additional European Facility Loan Parties**" means, collectively, (a) each Additional European Borrower and (b) each Additional European Facility Guarantor other than any US Person or Canadian Person.

"**Additional European Incremental Revolving Facility**" has the meaning assigned to such term in Section 2.22(c).

"**Additional Revolving Commitments**" means any revolving credit commitment added pursuant to Section 2.22 or 2.23.

“**Additional Revolving Credit Exposure**” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure and Swingline Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Additional Revolving Commitments.

“**Additional Revolving Facility**” means any revolving credit facility added pursuant to Section 2.22 or 2.23.

“**Additional Revolving Lender**” has the meaning assigned to such term in Section 2.22(d).

“**Additional Revolving Loans**” means any Revolving Loan made hereunder pursuant to any Additional Revolving Commitments.

“**Adjustment Date**” means the first day of January, April, July and October of each Fiscal Year.

“**Administrative Agent**” has the meaning assigned to such term in the preamble to this Agreement.

“**Administrative Agent Account**” has the meaning assigned to such term in Section 5.15(b).

“**Administrative Agent’s Office**” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency,

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-4- or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders. “Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(f). “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrowers or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, any Borrower or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrowers or any of their respective Restricted Subsidiaries or any property of Holdings, the Borrowers or any of their respective Restricted Subsidiaries. “Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution. “Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of Holdings or any subsidiary thereof solely because it is an unrelated portfolio company of the Sponsors and noneNone of the Administrative Agent, any Arranger, any Lender or any of their respective Affiliates or branches shall be considered an Affiliate of Holdings or any subsidiary thereof. “Aggregate Commitments” means, at any time, the sum of all Commitments at such time. As of the ThirdFifth Amendment Effective Date, the amount of Aggregate Commitments is equal to (a) during the Off-Peak Season, the Initial Primary Commitment and (b) during the Peak Season, the sum of (i) the Initial Primary Commitment and (ii) the Initial Peak Season Commitment. “Aggregate North American Commitments” means, at any time, the sum of (a) all Initial Commitments at such time and (b) all other Commitments incurred by or allocated to any North American Borrower at such time (but excluding, for the avoidance of doubt, any Additional Revolving Commitments incurred by or allocated to any Additional European Borrower at such time). As of the ThirdFifth Amendment Effective Date, the amount of Aggregate North American Commitments is equal to (a) during the Off-Peak Season, the Initial Primary Commitment and (b) during the Peak Season, the sum of (i) the Initial Primary Commitment and (ii) the Initial Peak Season Commitment. “Agreed Currency” means Dollars or any Alternate Currency, as applicable. “Agreement” has the meaning assigned to such term in the preamble to this ABL Credit Agreement. “Agreement Currency” has the meaning specified in Section 9.25. “AHYDO” means an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. “Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, Term SOFR (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) 0.00% per annum. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate or Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Federal Funds -5- Effective Rate or Term SOFR, as the case may be. Any change in the Prime Rate announced by Bank of America shall be effective from and including the opening of business on the day specified in the public announcement of such change. “Alternate Currency” means Canadian Dollars, Sterling, Euro and Australian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.13; provided that for each Alternate Currency, such requested currency is an Eligible Currency. “Alternate Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternate Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternate Currency Equivalent” shall be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error). “Alternate Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension: (a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) TARGET Days preceding the first day of such Interest Period (the “EURIBOR Rate”); (b) denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; (c) denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “BBSY Rate”) on the Rate Determination Date with a term equivalent to such Interest Period; or (d) denominated in any other Alternate Currency (to the extent such Revolving Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.13 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.13; provided, that, if any Alternate Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Alternate Currency Term Rate Revolving Loan” means a Revolving Loan that bears interest at a rate based on the definition of “Alternate Currency Term Rate,” which shall include, from and -6- after the Fourth Amendment Effective Date, Term CORRA Revolving Loans, BBSY Revolving Loans and EURIBOR Revolving Loans. All Alternate Currency Term Rate Revolving Loans must be denominated in an Alternate Currency. “Alternate Currency Term Successor Rate” has the meaning assigned to such term in Section 2.14(b)(i)(D). “Alternative Benchmark Rate” means a benchmark rate selected by the Lead Borrower; provided, that, the relevant alternative (a) is designed to be a broad based measure of average funding rates for banking institutions funding in U.S. Dollars, in institutional markets, on a senior unsecured basis, (b) is displayed on a screen or other reasonably available information service, (c) is administratively feasible for the Administrative Agent, (d) is represented publicly by the applicable benchmark administrator to be administered in accordance with the International Organization of Securities, and (e) is the then-prevailing market convention or an evolving market convention that the Lead Borrower reasonably expects to become the prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated broadly syndicated credit facilities at such time. “Applicable Creditor” has the meaning assigned to such term in Section 9.24(b). “Applicable Intercreditor Agreement” means (a) in the case of US Collateral, an ABL Intercreditor Agreement, and (b) otherwise, any Additional Agreement. “Applicable Percentage” means, with respect to any Lender for any Class, the percentage of the Aggregate Commitments for such Class represented by such Lender’s Commitment for such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in the relevant calculations. In the event the Aggregate Commitments for any Class shall have expired or been terminated, the Applicable Percentages of any Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of the applicable Lenders of such Class, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination. “Applicable Rate” means, for any day, (a) with respect to Initial Revolving Loans (other than FILO Revolving Loans), any Overadvance or any Protective Advance, the rate per annum applicable to the relevant Type of Revolving Loans set forth below, based upon the Average Availability for the most recently ended Fiscal Quarter: Average Availability ABR Revolving Loans, Canadian Prime Rate Revolving Loans and Canadian Base Rate Revolving Loans Term SOFR Revolving Loans, SONIA Rate Revolving Loans and Alternate Currency Term Rate Revolving Loans (i.e., Term CORRA Revolving Loans, BBSY Revolving Loans and EURIBOR Revolving Loans) Category 1 ≥ 66% 0.25% 1.25% Category 2 < 66% but ≥ 33% 0.50% 1.50% -7- Average Availability ABR Revolving Loans, Canadian Prime Rate Revolving Loans and Canadian Base Rate Revolving Loans Term SOFR Revolving Loans, SONIA Rate Revolving Loans and Alternate Currency Term Rate Revolving Loans (i.e., Term CORRA Revolving Loans, BBSY Revolving Loans and EURIBOR Revolving Loans) Category 3 < 33% 0.75% 1.75% (b) with respect to FILO Revolving Loans, the rate per annum applicable to the relevant Type of FILO Revolving Loans set forth below, based upon the Average Availability for the most recently ended Fiscal Quarter; provided that until the first Adjustment Date following the completion of at least one (1) Fiscal Quarter ended after the Third Amendment Effective Date, the “Applicable Rate” with respect to FILO Revolving Loans shall be the applicable rate per annum set forth below in Category 1: FILO Revolving Average Availability ABR Revolving Loans, Canadian Prime Rate Revolving Loans and Canadian Base Rate Revolving Loans Term SOFR Revolving Loans, SONIA Rate Revolving Loans and Alternate Currency Term Rate Revolving Loans (i.e., Term CORRA Revolving Loans, BBSY Revolving Loans and EURIBOR Revolving Loans) Category 1 ≥ 66% 1.25% 2.25% Category 2 < 66% but ≥ 33% 1.50% 2.50% Category 3 < 33% 1.75% 2.75% (b) (c) with respect to any Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Incremental Revolving Facility, or Extension Amendment. The Applicable Rate pursuant to clausesclause (a) and (b) shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Availability in accordance with the tablestable above; provided that if the applicable Borrowing Base Certificate is not delivered when required pursuant to Section 5.01(l), the “Applicable Rate” shall be the rate per annum set forth in each applicable table above in Category 3 until such Borrowing Base Certificate is delivered in compliance with Section 5.01(l). “Approved Appraiser” means Hilco Valuation Services, LLC or any other appraiser or consultant approved in writing by the Lead Borrower (such approval not to be unreasonably withheld) so long as no Event of Default is continuing, in which case the Lead Borrower’s consultation (but not approval) shall be required with respect to the appointment of an “Approved Appraiser”.

-8- “Approved Fund” means, with respect to any Lender, any Person (other than a natural person or a Disqualified Institution) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender. “Arrangers” has the meaning assigned to such term in the preamble to this Agreement. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Lead Borrower. “Australian Dollars” or “AUS$” means the lawful currency of the Commonwealth of Australia. “Availability” means as of any applicable date, the amount by which the Line Cap exceeds the Total Revolving Credit Exposure, in each case at such time. “Availability Reserve” means without duplication, (a) the Rent and Charges Reserve; (b) the Hedge Product Reserve, (c) the Banking Services Reserve; provided that reserves of the type described in this clause (c) shall be instituted only after consultation with the Lead Borrower; (d) the Priority Payable Reserve; (e) the GST, HST Tax Reserve; (f) the Royalty Reserve; and (g) such additional reserves not otherwise addressed in clauses (a) through (f) above, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to establish or modify from time to time. Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserves shall not be established or changed except upon not less than five (5) Business Days’ (or such shorter period as may be agreed by the Lead Borrower) prior written notice to the Lead Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Lead Borrower and (b) the Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall be limited to such Availability Reserve or changes as the Administrative Agent determines in its Permitted Discretion to be necessary (a) to reflect items that could reasonably be expected to adversely affect the value of the applicable North American Eligible Accounts or North American Eligible Inventory or (b) to reflect items that could reasonably be expected to adversely affect the enforceability or priority of the Administrative Agent’s Liens on the applicable Collateral, and (iii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve, criteria, rate or such change; provided that (w) no Availability Reserves may be established with respect to any Supply Chain Financing Services except as expressly provided in the definition of Banking Services Reserve, (x) no Availability Reserves may be established after the Second Amendment Effective Date based on circumstances, contingencies, events, conditions or matters known to the Administrative Agent as of the Second Amendment Effective Date for which no Availability Reserve was imposed on the Second Amendment Effective Date or criteria included in the definitions of North American Eligible Accounts or North American Eligible Inventory, in each case, as in effect on the Second Amendment Effective Date, unless such events, conditions or matters have -9- changed in any material adverse respect since the Second Amendment Effective Date, (y) in no event shall any Availability Reserve with respect to any component of any Borrowing Base duplicate any Availability Reserve or adjustment already accounted for in determining eligibility criteria (including collection and/or advance rates) and (z) no Availability Reserve shall be imposed on the first 5% of dilution of Accounts and thereafter no dilution Availability Reserve shall exceed 1% for each incremental whole percentage in dilution over 5% (it being agreed that partial percentage point reserves are permitted (e.g., a reserve for 0.1 percentage points where dilution is 5.1%)). Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserves solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed to by the Lead Borrower) shall only be subject to a notice period of one (1) Business Day, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of five (5) Business Days. “Available Amount” means, at any time, an amount equal to, without duplication: (a) the sum of: (i) [reserved]; (ii) [reserved]; (iii) the amount of any Cash and Cash Equivalents (including from the proceeds of any property or assets (including Capital Stock)) and the Fair Market Value of property or assets contributed to the Lead Borrower or any of its Restricted Subsidiaries by any Parent Company or received by the Lead Borrower or any of its Restricted Subsidiaries in return for any issuance of Qualified Capital Stock to any Parent Company (but excluding any amounts (w) constituting a Cure Amount, (x) received directly from the Lead Borrower or any Restricted Subsidiary, (y) the proceeds of equity used to incur Contribution Indebtedness, or (z) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, prior to the Second Amendment Effective Date) through and including such time; plus (iv) the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Lead Borrower or any Restricted Subsidiary (other than Indebtedness or such Disqualified Capital Stock issued to the Lead Borrower or any Restricted Subsidiary), which has been directly or indirectly converted into or exchanged for Qualified Capital Stock of the Lead Borrower, any Restricted Subsidiary or any Parent Company (or contributed to the Lead Borrower, any Restricted Subsidiary or any Parent Company and cancelled), together with the Fair Market Value of any Cash Equivalents and the Fair Market Value of any property or assets received by the Lead Borrower or such Restricted Subsidiary upon such exchange, conversion or contribution, in each case, during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, prior to the Third Amendment Effective Date) through and including such time; plus (v) the net proceeds received by the Lead Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Lead Borrower or any Restricted Subsidiary) of any acquisition or Investment made in reliance on amounts available under Section 6.06(r) (including, for the avoidance of doubt, prior to the Third Amendment Effective Date); plus -10- (vi) the aggregate proceeds received by the Lead Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with returns, profits, distributions and similar amounts received in Cash, Cash Equivalents and/or the Fair Market Value of any property or assets, including cash principal repayments and interest payments of loans, in each case, received in respect of any Investment made after the Closing Date in reliance on amounts available under Section 6.06(r) (including, for the avoidance of doubt, prior to the Second Amendment Effective Date under the Original ABL Credit Agreement); plus (vii) an amount equal to the sum of (A) the amount of any Investments made after the Closing Date by the Lead Borrower or any Restricted Subsidiary in reliance on amounts available under Section 6.06(r) (including, for the avoidance of doubt, prior to the Second Amendment Effective Date under the Original ABL Credit Agreement) in any Unrestricted Subsidiary (in an amount not to exceed the aggregate amount of Investments in such Unrestricted Subsidiary) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Lead Borrower or any Restricted Subsidiary, (B) the amount of Cash, Cash Equivalents and the Fair Market Value of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Lead Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, any such Investments made prior to the Third Amendment Effective Date) through and including such time and (C) the net proceeds received by the Lead Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date (including, for the avoidance of doubt, Investments made prior to the Third Amendment Effective Date) through and including such time in connection with the sale, transfer or other disposition (other than to Holdings, the Borrowers or any Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary that was previously a Restricted Subsidiary and designated as an Unrestricted Subsidiary to the extent such proceeds have not otherwise increased any other Restricted Payment basket under Section 6.04(a); plus (viii) the amount of any “Declined Proceeds” (as defined in the First Lien Credit Agreement); minus (b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi), plus (iii) Investments made pursuant to Section 6.06(r), in each case, (A) made under the Original ABL Credit Agreement after the Closing Date and prior to the Second Amendment Effective Date, solely to the extent made in reliance on clauses (iii) through (viii) above, and (B) made after the Second Amendment Effective Date and prior to the time, or contemporaneously with, any such Restricted Payment, Restricted Debt Payment or Investment identified in this clause (b). “Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date. “Average Availability” means, on the applicable Adjustment Date, the quotient, expressed as a percentage, obtained by dividing (a) the average daily Availability for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Line Cap for such Fiscal Quarter. In determining -11- “Average Availability”, the Borrowing Base as of any day shall be calculated by reference to the most recent Borrowing Base Certificates delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(l). “Average Usage” means, on the applicable Adjustment Date, the quotient, expressed as a percentage, obtained by dividing (a) the average daily Outstanding Amount of the Total Revolving Credit Exposure for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Aggregate Commitments (other than Commitments of Defaulting Lenders) for such Fiscal Quarter. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” has the meaning assigned to such term in the preamble to this Agreement. “Banking Services” means each and any of the following bank services provided to Holdings, the Borrowers or any Restricted Subsidiary (a) under any arrangement that is in effect on the Second Amendment Effective Date between Holdings, the Borrowers or any Restricted Subsidiary and a counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or an Arranger as of the Second Amendment Effective Date or (b) under any arrangement that is entered into after the Second Amendment Effective Date by Holdings, any Borrower or any Restricted Subsidiary with any counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or an Arranger at the time such arrangement is entered into: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts (including, for the avoidance of doubt, Supply Chain Financing Services). “Banking Services Obligations” means any and all obligations of Holdings, the Borrowers or any Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services. “Banking Services Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Banking Services Obligations that the Lead Borrower has designated to be pari passu with Secured Obligations in respect of the Initial Revolving Loans in the allocation of proceeds pursuant to subclause (z) of clause fourth in Section 2.18(b); it being agreed that no Banking Services Reserve shall be established with respect to Secured Banking Services Obligations included after clause fourth in the allocation of proceeds in Section 2.18(b).

-12- “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.). “BBSY” has the meaning assigned to such term in the definition of “Alternate Currency Term Rate”. “BBSY Loan Rate” means the BBSY Rate plus the Applicable Rate. “BBSY Rate” has the meaning assigned to such term in the definition of “Alternate Currency Term Rate”. “BBSY Rate Revolving Loans” means Revolving Loans denominated in Australian Dollars and bearing interest at a rate determined by reference to the BBSY Loan Rate. “Benchmark” means, initially, Term SOFR; provided, that if the events or circumstances of the type described in Section 2.14(a)(ii) have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement benchmark rate that shall have replaced such prior benchmark rate pursuant to Section 2.14(a)(ii). “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with the Alternative Benchmark Rate for any applicable Interest Period and Available Tenor, the spread adjustment or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Alternative Benchmark Rate by the Relevant Governmental Body on the applicable replacement date, (ii) the then-prevailing market convention or any evolving market convention that the Lead Borrower reasonably expects to become the prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Alternative Benchmark Rate for U.S. dollar-denominated syndicated credit facilities and (iii) whether any such spread adjustment or method for calculating or determining such spread adjustment is administratively feasible for the Administrative Agent. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Blocked Account Agreement” has the meaning assigned to such term in Section 5.15(a). “Blocked Accounts” has the meaning assigned to such term in Section 5.15(a). “Board” means the Board of Governors of the Federal Reserve System of the U.S. “BofA Securities” has the meaning assigned to such term in the preamble to this Agreement. “Borrower Materials” has the meaning assigned to such term in Section 9.01(d). -13- “Borrowers” means, collectively, (a) the US Borrower, (b) the Canadian Borrower, (c) the Spanish Borrower and (d) the Additional European Borrowers (if any), and each, individually, a “Borrower”. “Borrowing” means any (a) Revolving Loans of the same Type and Class made, converted or continued on the same date and, in the case of Term SOFR Revolving Loans or Alternate Currency Term Rate Revolving Loans (other than, for the avoidance of doubt, in the case of SONIA Rate Revolving Loans), as to which a single Interest Period is in effect, (b) incurrence of Swingline Loans or (c) Protective Advance. “Borrowing Base” means, at any time of calculation, the aggregate amount of the North American Borrowing Base and the European Borrowing Base. “Borrowing Base Certificates” means the North American Borrowing Base Certificate or European Borrowing Base Certificate, as applicable. “Borrowing Request” means a request by any Borrower (or the Lead Borrower on its behalf) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B-1 or such other form that is reasonably acceptable to the Administrative Agent and such Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York or Toronto, Ontario are authorized or required by law to remain closed; provided that: (a) if such day relates to any interest rate settings as to an Alternate Currency Term Rate Revolving Loan or a Letter of Credit denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternate Currency Term Rate Revolving Loan or such Letter of Credit, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternate Currency Term Rate Revolving Loan or such Letter of Credit, means a Business Day that is also a TARGET Day; (b) if such day relates to any interest rate settings as to a SONIA Rate Revolving Loan or a Letter of Credit denominated in Sterling, any fundings, disbursements, settlements and payments in Sterling in respect of any such SONIA Rate Revolving Loan or such Letter of Credit, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such SONIA Rate Revolving Loan or such Letter of Credit, means any such day other than a day on which banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (c) if such day relates to any interest rate settings as to a Term CORRA Revolving Loan or a Letter of Credit denominated in Canadian Dollars, any fundings, disbursements, settlements and payments to the Canadian Borrower or otherwise in Canadian Dollars in respect of any such Term CORRA Revolving Loan or such Letter of Credit, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Term CORRA Revolving Loan or such Letter of Credit, means any such day other than a day on which banks are closed for dealings in Canadian Dollar deposits in the Toronto interbank market; (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternate Currency Term Rate Revolving Loan -14- denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternate Currency Term Rate Revolving Loan (other than any interest rate settings), means any such day other than a day on which banks are closed for foreign exchange business in the principal financial center of the country of such currency. “Canadian AML Laws” has the meaning assigned to such term in Section 9.17. “Canadian Base Rate” means, for any day, a rate per annum equal to the highest of (a) the per annum rate of interest designated by Bank of America (acting through its Canada branch) from time to time as its base rate for commercial loans made by it in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) to the extent ascertainable, Term SOFR (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis) plus 1.00%; and (d) 0.00% per annum. Any change in the Canadian Base Rate due to a change in the Federal Funds Effective Rate or Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Federal Funds Effective Rate or Term SOFR, as the case may be. Any change in the base rate announced by Bank of America (acting through its Canada branch) shall be effective from and including the opening of business on the day specified in the public announcement of such change. “Canadian Base Rate Revolving Loans” means Revolving Loans to the Canadian Borrower denominated in Dollars and bearing interest at a rate determined by reference to the Canadian Base Rate. “Canadian Borrower” has the meaning assigned to such term in the preamble to this Agreement. “Canadian Collateral” means any and all property of any Canadian Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that constitutes Collateral and that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document, in each case, to secure the Secured Obligations. “Canadian Concentration Account” has the meaning assigned to such term in Section 5.15(a). “Canadian Dollars” or “C$” refers to the lawful money of Canada. “Canadian Employee” means any employee or former employee of the Canadian Borrower or any other Canadian Loan Party. “Canadian Employee Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employment group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees, but does not include any Canadian Pension Plan. -15- “Canadian LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to Canadian Letters of Credit that have not yet been reimbursed at such time. “Canadian Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate North American Commitments and (b) the Alternate Currency Equivalent of $20,000,000. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Letter of Credit Sublimit. “Canadian Letters of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(B). “Canadian Loan Parties” means the Canadian Borrower and each Subsidiary Guarantor that is a Canadian Person. “Canadian Lockbox” has the meaning assigned to such term in Section 5.15(a). “Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by Canadian Loan Parties for their employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively. “Canadian Person” means any Person that is incorporated, organized or formed under the laws of Canada or any province or territory thereof. “Canadian Prime Rate” means, on any day, the annual rate of interest equal to the greater of (i) the annual rate of interest announced by the Administrative Agent (acting through its Canada branch) in effect as its prime rate on such day for determining interest rates on Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate) and (ii) the annual rate of interest equal to the sum of (A) Term CORRA for a one-month term plus the Term CORRA Adjustment and (B) 1.00%, with any such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate; provided that in no event shall the Canadian Prime Rate be less than zero. “Canadian Prime Rate Revolving Loans” means Revolving Loans made to the Canadian Borrower denominated in Canadian Dollars and bearing interest at a rate determined by reference to the Canadian Prime Rate. “Canadian Restricted Subsidiary” means any Canadian Subsidiary that is not an Unrestricted Subsidiary. “Canadian Security Agreement” means the Amended and Restated ABL Canadian Pledge and Security Agreement, dated as of the Second Amendment Effective Date, among the Canadian Loan Parties and the Administrative Agent for the benefit of the Secured Parties, and to the extent that a Canadian Loan Party has a place of business, registered office, chief executive office or tangible property in the province of Quebec, such term shall include each deed of hypothec and all related documents as may be applicable, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

-16- “Canadian Subsidiary” means any direct or indirect subsidiary of the Lead Borrower that is a Canadian Person. “Canadian Successor Borrower” has the meaning assigned to such term in Section 6.07(a). “Canadian Swingline Sublimit” means an amount equal to the lesser of (a) the Swingline Commitment and (b) the Alternate Currency Equivalent of $10,000,000. The Canadian Swingline Sublimit is part of, and not in addition to, the Swingline Commitment. “Canadian/Spanish Borrower Sublimit” means an amount equal to 30% of the then- outstanding Aggregate North American Commitments; provided that, at any time and from time to time following the Second Amendment Effective Date, at the request of the Lead Borrower, the Administrative Agent in its Permitted Discretion may increase the Canadian/Spanish Borrower Sublimit to an amount not exceeding 40% of the then-outstanding Aggregate North American Commitments; provided, further, that the Administrative Agent shall post a notice to the Lenders reasonably promptly after any such increase to the Canadian/Spanish Borrower Sublimit becomes effective. The Canadian/Spanish Borrower Sublimit is part of, and not in addition to, the Aggregate North American Commitments. “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person (but excluding any operating or non- finance lease regardless of whether the obligations thereunder are included as a liability on the balance sheet of such Person). “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing. “Captive Insurance Subsidiary” means any Restricted Subsidiary of the Lead Borrower that is maintained as a self-insurance subsidiary and is subject to regulation as an insurance company (and any Restricted Subsidiary thereof). “Cash” means money, currency or a credit balance in any Deposit Account. “Cash Dominion Period” means (a) each Liquidity Period or (b) the period during which any Specified Default has occurred and is continuing. “Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. or Canadian government or (ii) issued by any agency or instrumentality of the U.S. or Canada, the obligations of which are backed by the full faith and credit of the U.S. or Canada, in each case maturing within one (1) year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or province or territory of Canada or any political subdivision of any such state, province or territory or any public instrumentality thereof or by any foreign government, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P- 2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent -17- rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one (1) year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S. or Canada, any state or province, as applicable, thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (f) solely with respect to any Captive Insurance Subsidiary, any investment such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (f) and in this paragraph. “Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Second Amendment Effective Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Second Amendment Effective Date or (c) compliance by any Lender (including the Swingline Lender) or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Bank by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Second Amendment Effective Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Second Amendment Effective Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S., Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means the earliest to occur of: (a) [reserved]; (b) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any group directly or indirectly controlled by one or more Permitted Holders), of Capital Stock representing more than the greater of (A) 40% of the total voting power of all of the outstanding voting stock of Holdings and (B) the percentage of the total voting power of all of the outstanding voting stock of Holdings beneficially owned, directly or indirectly, by the Permitted Holders; -18- (c) any Borrower (other than the US Borrower) ceasing to be a direct or indirect Wholly-Owned Subsidiary of the US Borrower at any time such Person is a Borrower hereunder; and (d) the US Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings (or any permitted successor hereunder);. provided that (x) a “Change of Control” shall not be deemed to have occurred with respect to clause (b) above if the Permitted Holders have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings, and (y) the creation of a Parent Company shall not in and of itself cause a Change of Control so long as at the time such Person became a Parent Company, (1) there is no change in the direct or indirect beneficial ownership of the total voting power of all of the outstanding voting stock of Holdings by the Permitted Holders or (2) no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than one or more Permitted Holders or any group directly or indirectly controlled by one or more Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of 40% or more, in the case of clause (b) above, of the total voting power of all of the outstanding voting stock of Holdings. “Charge” means any charge, fee, loss, expense, cost, accrual or reserve of any kind. “Charged Amounts” has the meaning assigned to such term in Section 9.20. “Class”, when used in reference to (a) any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are Initial Revolving Loans, Protective Advances, Additional Revolving Loans, Swingline Loans or other loans or series established as a separate “class” pursuant to Section 2.22 or 2.23, (b) any Commitment, refers to whether such Commitment is an Initial Commitment, an Additional Revolving Commitment of any series established as a separate “Class” pursuant to Section 2.22 or 2.23 or a commitment to make any other Revolving Loans under any other Revolving Facility established as a separate “Class” and (c) any Lender, refers to whether such Lender has a Revolving Loan or Commitment of a particular Class. For purposes of this definition, any separate series or tranche shall be treated as a separate “Class” regardless of whether such series or tranche is specifically as a separate “Class”. “Closing Date” means August 4, 2017. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986 as amended. “Collateral” means, collectively, (a) the North American Collateral and (b) the Additional European Facility Collateral. “Collateral Access Agreement” means a landlord waiver, bailee letter or acknowledgment agreement of any lessor, warehouseman, processor, consignee, mortgagee, customs broker or other Person (other than any Loan Party) having possession of, a Lien upon, or having rights or interests in the inventory (or any books or records relating thereto) of any Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower. -19- “Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a North American Loan Party after the Second Amendment Effective Date pursuant to Section 5.12 (including by any Subsidiary ceasing to be an Excluded Subsidiary): (a) (i) in the case of any Person that will become a US Loan Party, (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the US Security Agreement in substantially the form attached as an exhibit thereto, (C) if such Restricted Subsidiary owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (D) a completed Perfection Certificate, (E) UCC or the equivalent financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (F) an executed joinder to the ABL Intercreditor Agreement (and any applicable Additional Agreement) in substantially the form attached as an exhibit thereto, and (G) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts; and (ii) in the case of any Person that will become a Canadian Loan Party, (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Canadian Security Agreement in substantially the form attached as an exhibit thereto and, if applicable, a Quebec law governed deed of hypothec, (C) PPSA or the equivalent financing statements and other appropriate registration documents in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, and (D) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts; and (b) each item of Collateral that such Restricted Subsidiary is required to deliver under the US Security Agreement, the Canadian Security Agreement or under any other Collateral Document required to be entered into pursuant to paragraph (a) above (which, in each case, for the avoidance of doubt, shall be delivered within the time periods (and extensions thereof) set forth in Section 5.12 and shall exclude Excluded Assets); Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, (A) no control agreements, other control arrangements or perfection by “control” shall be required (except as provided in clauses (y) and (z) below) and no Loan Party shall be required to perfect a security interest in any Collateral, in each case (to the extent applicable), other than perfection by (w) filing of a UCC-1 financing statement or a PPSA financing statement, (x) with respect to IP Rights, filings with the United States Patent and Trademark Office or the United States Copyright Office, (y) delivery of certificates evidencing Capital Stock and notes and other evidence of indebtedness, in each case, to the extent required to be pledged as Collateral and required to be delivered pursuant to the Security Agreements, and (z) to the extent required pursuant to Section 5.15; (B)(i) no action (including any filings or registrations) outside of the United States in order to create or perfect any security interest in any asset and equity located outside of the United States (with respect to assets and equity of US Loan Parties) or outside of Canada (with respect to assets and equity of Canadian Loan Parties) (including with respect to intellectual property and equity interests) shall be required and (ii) no security or pledge agreements shall be governed by any other law other than the laws of New York (except the laws of any other U.S. state may govern to the extent necessary to create or perfect a security interest in any portion of the Collateral (with respect to US Loan Parties) and the laws of any province or territory in Canada (with respect to Canadian Loan Parties)); and

-20- (C) the Loan Parties shall not be required to take any action to collaterally assign to the Administrative Agent their respective rights under (x) any documentation governing permitted acquisition or investment not prohibited under the terms of this Agreement, (y) any representation and warranty insurance policy or (z) any business interruption policy. With respect to any Collateral (other than ABL Priority Collateral or ABL Exclusive Collateral), to the extent that the First Lien Agent determines that any such property or assets shall not become part of, or shall be excluded from, the “Collateral” (as defined under the First Lien Credit Agreement), or that any delivery, perfection or notice requirement in respect of any such “Collateral” (as defined under the First Lien Credit Agreement) (other than ABL Priority Collateral or ABL Exclusive Collateral) shall be extended or waived, the Administrative Agent shall automatically be deemed to accept such determination under a provision that exists in substantially the same form in the First Lien Term Facility Documentation and the Loan Documents and shall execute any documentation, if applicable, requested by the Lead Borrower in connection therewith, including termination and release documents and extensions and waivers. With respect to any Additional European Incremental Revolving Facility, this definition of “Collateral and Guarantee Requirement” shall apply to the North American Collateral securing such Additional European Incremental Revolving Facility, but shall not apply to any Additional European Facility Collateral securing such Additional European Incremental Revolving Facility or any guarantees by the Additional European Facility Guarantors in respect of the obligations under such Additional European Incremental Revolving Facility. “Collateral Documents” means, collectively, (a) each Security Agreement, (b) each Intellectual Property Security Agreement, (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (d) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations. “Combined Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap”. “Combined Incremental European Amount” has the meaning assigned to such term in the definition of “Incremental European Cap”. “Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC. “Commitment” means, with respect to each Lender, such Lender’s Initial Commitment, Additional Revolving Commitment and any other commitment to provide Revolving Loans under a Revolving Facility, as applicable, in effect as of such time. “Commitment Fee Rate” means, on any date, with respect to the Initial Primary Commitments and the Initial Peak Season Commitments, the applicable rate per annum set forth below based upon the Average Usage; provided that until the first Adjustment Date following the completion of at least one full Fiscal Quarter after the Second Amendment Effective Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Level II:: Peak Season Unused Line Fee Rate Off-Peak Season Unused Line Fee Rate -21- Level Average Usage Initial Primary Commitment Initial Peak Season Commitment Initial Primary Commitment Initial Peak Season Commitment I ≥50% 0.250% 0.250% 0.250% 0.10% II < 50% 0.3750.300% 0.3750.300% 0.3750.300% 0.10% The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Usage as of such Adjustment Date. “Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Communication” has the meaning assigned to such term in Section 9.07(b). “Company Competitor” means (a) any Person that is or becomes (i) a competitor of the Borrowers and/or any of their respective subsidiaries or (ii) an Affiliate of a Person described in clause (a)(i) and, in each case, identified in writing to the Administrative Agent, (b) any reasonably identifiable Affiliate of any person described in clause (a) above (on the basis of such Affiliate’s name) (other than any Debt Fund Affiliate unless the Lead Borrower has a reasonable basis to include such Debt Fund Affiliate as a Company Competitor or Disqualified Institution), and/or (c) any other Affiliate of any Person described in clause (a) or clause (b) above identified by name in a written notice to the Administrative Agent. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C. “Concentration Accounts” has the meaning assigned to such term in Section 5.15(a). “Confidential Information” has the meaning assigned to such term in Section 9.13. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate for Term SOFR, as applicable any conforming changes to the definition of “Alternate Base Rate,” the definition of “SOFR,” the definition of “Term SOFR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day” and the definition of “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) that the Administrative Agent and the Lead Borrower reasonably agree are appropriate to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with the prevailing market practice for broadly syndicated credit facilities denominated in the applicable currency (or, if (x) the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or (y) if the Administrative Agent determines, and the Lead Borrower reasonably agrees, that no market practice for the administration of such replacement Benchmark rate exists, in such other manner of administration as (i) in the case of clause (x) above, the Administrative Agent reasonably proposes as administratively feasible and consistent with its administration of similarly situated credit facilities and reasonably agreed by the Lead Borrower or (ii) in the case of clause (y) above, the Administrative Agent and the Lead Borrower reasonably agree is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). -22- “Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined in accordance with Section 1.09, for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income in any period, other than in respect of clauses (xi), (xiii), (xv), (xvi), (xvii) and (xviii) below or deducted from revenues in net income (or loss) used in calculating Consolidated Net Income) the amounts of: (i) consolidated total interest expense determined in accordance with GAAP and, to the extent not reflected in such consolidated total interest expense, annual agency fees paid to the administrative agents and collateral agents under any credit facilities, costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates, any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, penalties and interest relating to taxes, any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-Cash interest, any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Second Amendment Effective Date, commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, any accretion of accrued interest on discounted liabilities and any Prepayment premium or penalty, interest expense attributable to a parent company resulting from push-down accounting and any lease, rental or other expense in connection with any lease that is not a capitalized lease, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (net of interest income and gains on such hedging obligations), costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), fees and expenses paid to (or for the benefit of) any arranger, any administrative or collateral agent, any lender or any other secured party under the Loan Documents and the First Lien Credit Agreement (and any related loan documents) or to (or for the benefit of) any other holder of permitted Indebtedness in connection with its services hereunder (including fees and expenses in connection with any modifications of the Loan Documents), other bank or any other Person in connection with its services as administrative agent or trustee, or similar capacity under any other Indebtedness permitted hereunder and financing fees; (ii) (A) provision for Taxes during such period (including pursuant to any Tax sharing arrangement or any distributions or other Restricted Payments for the payment of any Tax), including, in each case, arising out of tax examinations, repatriation of amounts from a Foreign Subsidiary and (without duplication) any payment to a Parent Company pursuant to Section 6.04(a)(i) and (iv) in respect of Taxes and (B) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period; (iii) depreciation and amortization (including, without limitation, amortization of goodwill, software and other intangible assets); (iv) any non-cash Charge (provided, that to the extent any such non-cash Charge represents an accrual or reserve for any actual or potential cash items in any future period (including of the type described in clause (vii) below), (A) such Person may elect (in its sole discretion) not to add back such non-cash Charge in the then-current period, in which case, any cash payment in respect thereof in any future period shall be not subtracted from Consolidated Adjusted EBITDA, and (B) to the extent such Person elects (in its sole discretion) to add back such non-cash Charge -23- in the then-current period, any cash payment in respect thereof in any subsequent periods shall be subtracted from Consolidated Adjusted EBITDA pursuant to clause (c)(v) below); (v) [reserved]; (vi) Public Company Costs; (vii) (A) management, monitoring, consulting, transaction and advisory fees (including termination fees) and indemnities and expenses actually paid or accrued by, or on behalf of, such Person or any of its subsidiaries (1) to the Investors (or their Affiliates or management companies) any investor or equityholder (to the extent permitted under this Agreement as in effect immediately prior to the Fifth Amendment Effective Date) or (2) as permitted by Section 6.09(f) as in effect immediately prior to the Fifth Amendment Effective Date; (B) the amount of payments made to option holders of any Parent Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted under the Loan Documents and (C) the amount of fees, expenses and indemnities paid to directors, including of Holdings or any Parent Company; (viii) losses or discounts on sales of receivables and related assets in connection with any receivables financing permitted under this Agreement; (ix) any Charges (or net income) attributable to any interest, non-controlling interest and/or minority interest of any third party in any Restricted Subsidiary; (x) the amount of earnout obligation expense (or similar Charges) incurred in connection with (including adjustments thereto) (A) acquisitions and Investments consummated prior to the Second Amendment Effective Date and (B) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period; (xi) pro forma “run rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies (net of actual amounts realized) projected by the Lead Borrower in good faith that are reasonably identifiable and factually supportable (in the good faith determination of such Person) in connection with (A) the Transactions (as defined in the Original ABL Credit Agreement) related to actions that have been taken and (B) any acquisitions, Investments, Dispositions and other Specified Transactions, operating expense reductions, any operating, revenue and productivity improvements, restructurings, cost savings initiatives and other actions and initiatives (including new business, customer and contract wins, modification and renegotiation of contracts and other arrangements, pricing adjustments and increases, rebate reductions, supply chain optimization (including consolidating or changing suppliers, supply base reduction and reduction in shipping and freight costs), product and warranty improvements (including lean manufacturing initiatives, design, engineering and automation optimization and discontinuing or replacing products) and other items of the type described in clause (xii) below) projected by the Lead Borrower in good faith to result from actions that have been taken (including prior to completion of any such transactions, actions, initiatives or items) or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Lead Borrower) within twenty-four (24) months (or, in respect of any pricing increases only, within twelve (12) months) after any such transactions, actions, initiatives or items, pro forma “run rate” shall be the full benefit associated with any action

-24- taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken calculated on a Pro Forma Basis as though such costs savings, operating expense reductions, operating revenue and productivity improvements and synergies had been fully realized on the first day of the applicable period for the entirety of such period; provided that, solely for purposes of determining the Fixed Charge Coverage Ratio, any such “run rate” revenue improvements and synergies in any period of four consecutive Fiscal Quarters shall not exceed an aggregate amount equal to 10% of Consolidated Adjusted EBITDA for such period of four consecutive Fiscal Quarters determined on a Pro Forma Basis; (xii) (A) Charges attributable to the undertaking and/or implementation of operating, revenue and productivity improvements and enhancements, operating expense reductions, cost savings initiatives and other initiatives, transitions, openings and pre-openings, business optimization, restructurings, integration, inventory optimization programs, software development, systems upgrade, closure or consolidation of facilities and properties, curtailments, entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, new systems design and implementation and startup costs, (B) reductions, improvements, enhancements, synergies and initiatives as contemplated in clause (xi) above, and (C) Charges related to legal settlement, fines, judgments or orders, including with respect to warranty claims; (xiii) to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four (4) Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA pursuant to clause (c)(iv) below)); (xiv) [reserved]; (xv) the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge and (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (1) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four (4) Fiscal Quarters) or (2) without duplication of amounts included in a prior period under clause (B)(1) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period); (xvi) the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash Charges) during such period, to the extent not included in -25- Consolidated Net Income in any period or related non-Cash gain deducted in the calculation of Consolidated Adjusted EBITDA in any prior period; (xvii) the excess of rent expense during such period over actual Cash rent paid over due to the use of straight line rent for GAAP purposes; and (xviii) Other Agreed Adjustments, minus (c) to the extent such amounts increase Consolidated Net Income, without duplication: (i) non-cash gains or income; provided, that to the extent any non-cash gain or income represents an accrual or deferred income in respect of actual potential Cash items in any future period, such Person may elect (in its sole discretion) not to deduct such non-cash gain or income in the then-current period; (ii) [reserved]; (iii) [reserved]; (iv) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above in a prior period to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause and are required to be deducted from Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above; (v) to the extent that such Person added back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above in a prior period, the cash payment in respect thereof in the relevant future period (except as otherwise provided in clause (b)(iv) above); and (vi) the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes. “Consolidated First Lien Debt” means, as to any Person determined on a consolidated basis and in accordance with Section 1.09 (and, if applicable, Section 1.11), at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date (i) under this Agreement, (ii) that is secured by a Lien on all or substantially all of the US Collateral (including both ABL Priority Collateral that is US Collateral and First Lien Collateral) on a pari passu or senior basis with the First Priority Secured Obligations and subject to the ABL Intercreditor Agreement (or similar Applicable Intercreditor Agreement), (iii) under any First Lien Facility secured on a Split Collateral Basis (including under the First Lien Credit Agreement) and subject to the ABL Intercreditor Agreement and (iv) that is secured by a Lien on all or substantially all of the US Collateral (including both ABL Priority Collateral that is US Collateral and First Lien Collateral) on a Split Collateral Basis and is subject to the ABL Intercreditor Agreement. “Consolidated Interest Expense” means, as to any Person determined on a consolidated basis at any date of determination and in accordance with Section 1.09, the sum, without duplication, of (a) consolidated Cash interest of the Lead Borrower and its Restricted Subsidiaries determined in accordance with GAAP, (i) including (A) the Cash interest component of Capital Lease obligations and (B) net Cash payments made (less net Cash payments received) pursuant to obligations under permitted hedging arrangements related to interest rates (subject to adjustment in accordance with Section 1.09(b)); but (ii) excluding (A) annual agency and trustee fees paid to the administrative and collateral agents and trustees under any credit facilities, indentures or other permitted Indebtedness, (B) costs associated with obtaining -26- hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates, (C) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (D) penalties and interest relating to Taxes, (E) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (F) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (G) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or, after the Second Amendment Effective Date, any other transactions (including acquisitions and Indebtedness), (H) commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, (I) any accretion of accrued interest on discounted liabilities and any Prepayment premium or penalty (including amendment, tender and consent solicitation fees), (J) interest expense attributable to a parent company resulting from push-down accounting and (K) any lease, rental or other expense in connection with any lease that is not a Capital Lease, net of (b) Cash interest income of the Lead Borrower and its Restricted Subsidiaries. “Consolidated Net Income” means, as to any Person determined in accordance with Section 1.09, on a consolidated basis (the “Subject Person”) for any period, the net income (or loss) of the Subject Person for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication: (a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except that the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period (regardless of whether such payment is in respect of the income of such Person in the current period or any prior period) shall be included in Consolidated Net Income or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period for the express purpose of funding such losses (but shall exclude any other Investment in such Person); (b) gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets, in each case, outside of the ordinary course of business; (c) (i) gains or losses from extraordinary items, any one-time event or item, and nonrecurring or unusual items, in each case, as determined in good faith by the Subject Person, and (ii) any costs of and payments of actual or prospective legal settlements, fines, judgments or orders and all related fees and expenses, including in connection with any acquisitions, Investments and Dispositions; (d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of any Indebtedness); provided that notwithstanding anything to the contrary herein, realized gains and losses in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income; (e) any net gains, Charges or losses with respect to (i) any disposed (other than Dispositions of assets and inventory in the ordinary course of business), abandoned, divested and/or -27- discontinued asset, property or operation (other than, at the option of the Subject Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal (other than Dispositions of assets and inventory in the ordinary course of business), abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Subject Person, relating to assets or property held for sale pending the Disposition thereof) and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to GAAP; (f) (i) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (ii) any other losses and expenses incurred in connection with the early termination, refinancing or prepayment of guarantee obligations, operating leases and other similar contractual obligations; (g) (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, or any similar equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, any Borrower and/or any Restricted Subsidiary, in each case, to the extent that any such Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock; (h) accruals and reserves that are established or adjusted within twelve (12) months after the Second Amendment Effective Date (or after the closing of any consummated acquisition or Investment) that are required to be established or adjusted as a result of the Transactions (or such acquisition or Investment) in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP; (i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) impairment Charges, write-offs or write-downs of any assets and (C) amortization of intangible assets; (j) (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or purchase acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or Investment or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Lead Borrower determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included); (k) the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person:

-28- (l) Transaction Costs; (m) transaction fees and Charges (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), (2) in connection with any offering of debt or equity securities (or any offering of debt or equity securities proposed and not consummated) and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four (4) Fiscal Quarters; (n) (i) unrealized net losses and gains under Hedge Agreements and/or other derivative instrument (regardless of whether pursuant to FASB ASC No. 815 – Derivatives and Hedging) and (ii) any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of indebtedness (and the termination of any associated hedging arrangements); (o) any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Second Amendment Effective Date; and (p) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items. “Consolidated Secured Debt” means, as to any Person determined on a consolidated basis, at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on all or substantially all of the US Collateral. “Consolidated Total Assets” means, as to any Person determined on a consolidated basis and in accordance with Section 1.09, at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date. “Consolidated Total Debt” means, as to any Person determined on a consolidated basis and in accordance with Section 1.09, at any date of determination, an amount equal to (a) the aggregate principal amount of all Indebtedness for borrowed money (which shall be deemed to include LC Disbursements that have not been reimbursed within the time periods required by this Agreement, after giving effect to any grace and cure periods) and the outstanding principal balance of all Indebtedness with respect to purchase money Indebtedness, in each case, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding, for the avoidance of doubt, (i) all leases (including any Capital Leases), letter of credit (including all undrawn letters of credit), bank guarantees or similar obligations and performance, surety or similar bonds, (ii) any intercompany Indebtedness eliminated in accordance with GAAP during consolidation and (iii) any such Indebtedness for which such Person has irrevocably deposited in trust or escrow the necessary funds (including Cash and Cash Equivalents) for the payment, redemption or satisfaction of Indebtedness), minus, (b) the aggregate amount of (i) unrestricted Cash (including all principal Cash held in dedicated accounts for the deposit of payments by customers and disbursements to be made in connection with services performed for customers) and Cash Equivalents of such Person in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and (ii) Cash and Cash Equivalents restricted in favor of the Revolving Facility or any First Lien Facility (which may also -29- include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Revolving Facility and any First Lien Facility). “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Contribution Indebtedness” has the meaning assigned to such term in Section 6.01(r). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing. “CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covenant Trigger Period” means the period (a) commencing on any day on which Availability is less than the greater of (i) 10% of the Line Cap and (ii)(A) $32,500,000 if calculated from January 1 to July 31 of any year and (B) $20,000,000 if calculated from August 1 to December 31 of any year, and (b) continuing until the Availability for each day over a thirty (30) consecutive day period has been equal to or greater than the greater of (i) 10% of the Line Cap and (ii)(A) $32,500,000 if calculated from January 1 to July 31 of any year and (B) $20,000,000 if calculated from August 1 to December 31 of each year. “Covered Party” has the meaning assigned to such term in Section 9.27. “Credit Extension” means each of (i) the making of a Revolving Loan or Protective Advance or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit). “Credit Party” has the meaning assigned to such term in the last paragraph of Article 8. “Cure Amount” has the meaning assigned to such term in Section 6.15(b). “Cure Right” has the meaning assigned to such term in Section 6.15(b). -30- “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debt Fund Affiliate” means, with respect to any Disqualified Institution, any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any person that would otherwise be a Disqualified Institution) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is Controlling, Controlled by or under common Control with such Disqualified Institution or Affiliate thereof, but only to the extent that no personnel associated or involved with the investment in (or management, control or operation of) such Disqualified Institution or such Affiliate thereof (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access, directly or indirectly (including through such Disqualified Institution or any of its Affiliates), to any information (other than information that is publicly available) relating to any Parent Company, Holdings, any Borrower and/or any of their respective subsidiaries and/or of their respective businesses. “Debtor Relief Laws” means (a) the Bankruptcy Code of the U.S., (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada), (d) the Winding-up and Restructuring Act (Canada), and (e) and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S., Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, (x) to make a Revolving Loan within two (2) Business Days of the date required to be made by it hereunder or (y) to fund its participation in a Letter of Credit or Swingline Loan required to be funded by it hereunder within two (2) Business Days of such obligation arose or such Revolving Loan, Letter of Credit was required to be made or funded, (b) notified the Administrative Agent, the Swingline Lender, any Issuing Bank or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two (2) Business Days after the request of Administrative Agent or the Borrowers, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit or Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent if received prior to the applicable funding date, (d) become (or any parent company thereof has become) (i) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (ii) the subject of a Bail-In Action or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrowers and the Administrative Agent shall each have -31- determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrowers and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided, further, that, such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. “Derivative Transaction” means (a) any interest-rate transaction, including any interest- rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrowers or their subsidiaries shall be a Derivative Transaction. “Designated Hedging Obligations” means any Secured Hedging Obligations for which the applicable Loan Party has complied with the requirements of the definition of Secured Hedging Obligations to constitute “Designated Hedging Obligations.” “Designated Non-Cash Consideration” means the Fair Market Value of non-Cash consideration received by any Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Lead Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents). “Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of Holdings, any Borrower and/or any Restricted Subsidiaries and designated at the time entered into (or on or prior to the Second Amendment Effective Date, with respect to any Hedge Agreement entered into on or prior to the Second Amendment Effective Date) as a Designated Operational FX Hedge by a Borrower in writing to the Administrative Agent. “Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise). “Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any

-32- event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to ninety-one (91) days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to ninety-one (91) days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) requires scheduled payments of dividends in Cash on or prior to ninety- one (91) days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control, offering of debt or equity securities or any Disposition occurring prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if (x) such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date or (y) such redemption is subject to events that would cause the Termination Date to occur. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, any Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of any Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. “Disqualified Institution” means: (a) (i) any Person that is identified in writing to the Administrative Agent prior to the Second Amendment Effective Date (or if identified after the Second Amendment Effective Date the disqualification of such person is reasonably acceptable to the Administrative Agent), (ii) any reasonably identifiable Affiliate of any Person described in clause (i) above (on the basis of such Affiliate’s name) and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified by name in a written notice to the Administrative Agent after the Second Amendment Effective Date; (b) any Company Competitor (it being understood and agreed that no Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (b) unless the Lead Borrower has a reasonable basis for such designation); and/or -33- (c) any Affiliate of any Initial Revolving Lender (other than Bank of America and BofA Securities) that is engaged as a principal primarily in private equity, mezzanine financing or venture capital; provided, that no written notice delivered pursuant to clauses (a)(i), (a)(iii) above or clauses (a) and/or (c) of the definition of “Company Competitor” shall apply retroactively to disqualify any person that has previously acquired a valid assignment or participation interest in the Revolving Loans. “Dollar Equivalent” means, subject to Section 1.09(a), at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such other currency. “Dollars” or “$” refers to lawful money of the U.S. “Domestic Restricted Subsidiary” means any direct or indirect subsidiary of the Lead Borrower organized under the laws of the United States, any state or the District of Columbia, that is not an Unrestricted Subsidiary. “Domestic Subsidiary” means any direct or indirect subsidiary of the Lead Borrower organized under the laws of the United States, any state or the District of Columbia. “Early Buy Program” means the sales incentive program where products are sold to distributors and customers in advance of the seasonal sales period. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having authority to exercise any Write-Down and Conversion Powers. “Electronic Copy” has the meaning assigned to such term in Section 9.07(b). “Electronic Record” has the meaning assigned to such term in Section 9.07(b). “Electronic Signature” has the meaning assigned to such term in Section 9.07(b). “Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), or (c) any Affiliate or branch of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution, (iii) the Borrowers or any of their Affiliates or (iv) if the proposed assignment is in respect of -34- any Revolving Loans made to the Spanish Borrower or any Commitment with respect to which the Spanish Borrower may borrow any Revolving Loans, any Person that is not a Spanish Qualifying Lender. “Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternate Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Revolving Loans to be denominated in an Alternate Currency) or the applicable Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternate Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Lead Borrower, and such country’s currency shall no longer be an Alternate Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Revolving Loans in such currency to which the Disqualifying Event applies or convert such Revolving Loans into the Dollar Equivalent of Revolving Loans in Dollars, subject to the other terms contained herein. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment. “Environmental Laws” means any and all current or future applicable foreign or domestic, federal, provincial or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrowers or any of their Restricted Subsidiaries or any Facility. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. -35- “ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member. “ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBOR” has the meaning assigned to such term in the definition of “Alternate Currency Term Rate”. “EURIBOR Loan Rate” means the EURIBOR Rate plus the Applicable Rate. “EURIBOR Rate” has the meaning assigned to such term in the definition of “Alternate Currency Term Rate”. “EURIBOR Revolving Loans” means Revolving Loans denominated in Euro and bearing interest at a rate determined by reference to the EURIBOR Loan Rate. “Euro” or “€” means the single currency unit of the Participating Member State. “European Borrowing Base” has the meaning assigned to such term in Section 2.22(c)(iv).

-36- “European Borrowing Base Certificate” means a certificate with respect to the European Borrowing Base from a Responsible Officer of the Additional European Borrower. “Event of Default” has the meaning assigned to such term in Article 7. “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder. “Excluded Account” means any Deposit Account or Securities Account (as defined in the UCC or the PPSA, as applicable) of a North American Loan Party (i) which is a Trust Fund Account, (ii) any Deposit Account used by any North American Loan Party exclusively for disbursements and payments (including payroll) in the ordinary course of business, (iii) which is used for the sole purpose of holding the proceeds of First Lien Collateral pending reinvestment by the applicable North American Borrower or application against the First Lien Loans, (iv) which is a zero balance account, (v) which has a daily balance at any time of less than $1,000,000 individually or $5,000,000 in the aggregate for all such Excluded Accounts or (vi) which is a segregated lockbox or collection account maintained solely in connection with any Permitted Receivables Facility. “Excluded Assets” means each of the following: (a) any assets (including any lease, licenses or agreement) subject to a purchase money security interest, capital lease or similar arrangement permitted by this Agreement as to which the grant of a security interest therein would (i) constitute a violation of a restriction in favor of a third party (other than Holdings, the Borrowers or any of their subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable law; provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above; (b) the Capital Stock of any (i) Immaterial Subsidiary, (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1, PPSA or similar financing statement), (iv) not-for-profit subsidiary, (v) special purpose entity used for any permitted securitization facility, (vi) Restricted Subsidiary that is not a Wholly-Owned Subsidiary and is not permitted to be pledged pursuant to such entity’s organizational documents without (A) the consent of one or more unaffiliated third parties other than Holdings, the Borrowers or any of their subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable law) or (B) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than Holdings, the Borrowers or any of their subsidiaries, (vii) any subsidiary that is prohibited from having its stock pledged by (A) any law or regulation or would require governmental (including regulatory) consent, approval or authorization, or (B) any Contractual Obligation that exists on the Second Amendment Effective Date or at the same time such subsidiary -37- becomes a subsidiary of any North American Borrower and not entered into in contemplation of such subsidiary becoming a subsidiary of such Borrower, (viii) any Restricted Subsidiary acquired by any North American Borrower or any of their North American Restricted Subsidiaries after the Second Amendment Effective Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of any Indebtedness permitted to be assumed by such North American Borrower or such North American Restricted Subsidiary to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits the Capital Stock of such Restricted Subsidiary from being pledged, and (ix) any person that is not (A) a Borrower or (B) a Restricted Subsidiary that is a direct, first tier subsidiary of a Borrower or a Subsidiary Guarantor; (c) any IP Rights in any non-U.S. jurisdictions and any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable law; (d) any asset (including governmental licenses or state or local franchises, charters, authorizations and agreements), the grant or perfection of a security interest in which would (i) be prohibited or restricted by applicable law (after giving effect to Sections 9-406, 9-407, 9-408 or 9- 409 of the UCC, the PPSA and other applicable laws), (ii) require any governmental consent, approval, license or authorization that has not been obtained (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, the PPSA and other applicable laws), (iii) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (iii), to the extent such prohibition would be rendered ineffective under the UCC, the PPSA or other applicable law notwithstanding such prohibition, or (iv) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the Second Amendment Effective Date or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the Second Amendment Effective Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such North American Loan Party or any other North American Loan Party) other than to the extent such prohibition would be rendered ineffective under the UCC, PPSA or other applicable law; (e) (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset; (f) any leasehold interests in any other asset or property (except to the extent the security interest in such leasehold interest may be perfected by the filing of a Form UCC-1 or PPSA financing statement); (g) any motor vehicles and other assets subject to certificates of title; (h) any Margin Stock; (i) any asset of a Foreign Subsidiary, a Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holdco; (j) the Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holdco, other than 65% of the issued and outstanding Capital Stock of any Restricted Subsidiary that is a direct, first-tier Restricted Subsidiary of a North America Loan Party and owned by a North America Loan Party; (k) (i) Commercial Tort Claims with a value (as reasonably estimated by the Lead Borrower) of less than $20,000,000 (except as to which perfection of the security interest in such Commercial Tort Claims is accomplished by the filing of a Form UCC-1 or PPSA financing -38- statement covering “ all-assets” (or similar language)), (ii) Letter-of-Credit Rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such Letter-of-Credit Rights may be perfected by the filing of a Form UCC-1 or PPSA financing statement covering “all-assets” (or similar language)), and (iii) Excluded Accounts; (l) any (i) Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, withholding Taxes (including employer’s share thereof)) and (c) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person (Cash and Cash Equivalents described in this clause (l), the “Tax and Trust Funds”) as long as such Tax and Trust Funds are deposited in a Trust Fund Account; (m) any Permitted Receivables Facility Assets sold, conveyed, assigned or otherwise transferred or pledged in connection with a Permitted Receivables Facility permitted by this Agreement; provided that such Permitted Receivables Facility Assets have been removed from the applicable Borrowing Base; (n) any asset or property (including the Capital Stock of any Restricted Subsidiary), the grant or perfection of a security interest in which would result in material adverse tax liabilities or consequences to any Parent Company, Holdings, the North American Borrowers or any North American Restricted Subsidiary (including with respect to any tax distribution paid or payable to any Parent Company), as reasonably determined by the Lead Borrower in consultation with the Administrative Agent; (o) any asset with respect to which the Administrative Agent and the Lead Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant North American Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby as reasonably determined by the Lead Borrower; and (p) any property or assets that would otherwise constitute First Lien Collateral, to the extent that the First Lien Agent in respect of any First Lien Facility secured on a Split Collateral Basis determines that any such property or assets shall not become part of, or shall be excluded from, the Collateral under the First Lien Facility (other than in connection with the Discharge of Term Obligations (as defined in the ABL Intercreditor Agreement)); provided that, (i) Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (p) (unless such proceeds, substitutions or replacements would constitute Excluded Assets) and (ii) with respect to any Additional European Incremental Revolving Facility, this definition of “Excluded Assets” shall apply to the North American Collateral securing such Additional European Incremental Revolving Facility, but shall not apply to any Additional European Facility Collateral securing such Additional European Incremental Revolving Facility. “Excluded Subsidiary” means: (a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary; (b) any Immaterial Subsidiary; (c) any Restricted Subsidiary that is prohibited from providing a Guarantee by (i) law or regulation or whose provision of a Guarantee would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guarantee or (ii) any -39- contractual obligation existing on the Second Amendment Effective Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty; (d) any direct or indirect subsidiary of the Lead Borrower that is (i) a not-for-profit subsidiary, (ii) a Captive Insurance Subsidiary or (iii) a special purpose entity used for any permitted securitization or receivables facility or financing, (e) (i) a Foreign Subsidiary or a direct or indirect subsidiary of a Foreign Subsidiary, (ii) a Foreign Subsidiary Holdco or a direct or indirect subsidiary of a Foreign Subsidiary Holdco or (iii) an Unrestricted Subsidiary; (f) any Restricted Subsidiary with respect to which, in the reasonable judgment of the Lead Borrower (in consultation with the Administrative Agent), the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby; (g) solely in the case of any obligation under any Secured Hedging Obligations that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of Holdings that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to any applicable customary “keepwell” provision under the Loan Guaranty); (h) any Restricted Subsidiary acquired by a North American Borrower or any of its Restricted Subsidiaries after the Second Amendment Effective Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of assumed Indebtedness that is permitted hereunder to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Loan Guaranty; (i) any subsidiary of a North American Borrower where the provision of a Loan Guaranty would result in material adverse tax consequences to any Parent Company, Holdings, the North American Borrowers or any North American Restricted Subsidiary, as reasonably determined by the Lead Borrower in consultation with the Administrative Agent; and (j) any subsidiary as reasonably agreed between the Lead Borrower and the Administrative Agent; provided that, with respect to any Additional European Incremental Revolving Facility, this definition of “Excluded Subsidiaries” shall apply to the Canadian Restricted Subsidiaries and Domestic Restricted Subsidiaries otherwise required to secure the Obligations of any Additional European Borrower under such Additional European Incremental Revolving Facility, but shall not apply to any other Person required to guarantee such Additional European Incremental Revolving Facility. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.19 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time the Loan Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing

-40- more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal. “Excluded Taxes” means, with respect to the Administrative Agent or any Lender (which for purposes of this term shall include any Issuing Bank and any Swingline Lender) or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (each such Person, a “Recipient”), (a) Taxes imposed on (or measured by) its net income (however denominated) and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (a), (c) in the case of any Lender with respect to a Revolving Loan or Commitment extended to the US Borrower, any U.S. federal withholding Tax that is imposed on amounts payable to or for the benefit of such Lender with respect to an applicable interest in a Revolving Loan or Commitment that are (or would be) required to be withheld pursuant to a Requirement of Law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent or any Lender to comply with Section 2.17(f), (e) any withholding Tax or Canadian Tax, in each case, imposed under FATCA, (f) U.S. backup withholding taxes, (g) in the case of any Lender with respect to a Revolving Loan or Commitment extended to the Canadian Borrower, any Canadian withholding tax imposed by reason of the Recipient (i) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Loan Party or (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or not dealing at arm’s length with such a specified shareholder for purposes of the Income Tax Act (Canada), except where the non-arm’s length relationship arises or where the Recipient is a specified shareholder of a Loan Party or does not deal at arm’s length with a specified shareholder of a Loan Party, on account of the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and (h) any Spanish withholding tax that is imposed on amounts that are (or would be) required to be withheld pursuant to a Requirement of Law in effect at the time any Lender becomes a party to this Agreement (or changes its tax residence such that it is no longer a Spanish Qualifying Lender); provided, that this clause (h) shall not apply to any Lender that is an Initial Revolving Lender on the SecondFifth Amendment Effective Date unless such Lender (i) ceases to the be the beneficial owner of the interest income derived from any Revolving Loans made to the Spanish Borrower (including by virtue of any participation) and the actual beneficial owner is not a Spanish Qualifying Lender or (ii) changes its tax residence such that if such Lender were a Spanish Qualifying Lender on the SecondFifth Amendment Effective Date, it is no longer a Spanish Qualifying Lender. “Existing Letter of Credit” means any letter of credit previously issued under the Original ABL Credit Agreement that (a) will remain outstanding on and after the Second Amendment Effective Date and is governed by the terms and conditions of, this Agreement from and after the Second Amendment Effective Date and (b) is listed on Schedule 1.01(d) as of the Second Amendment Effective Date. “Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a)(ii). “Extended Revolving Facility” has the meaning assigned to such term in Section 2.23(a)(ii). -41- “Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a)(ii). “Extension” has the meaning assigned to such term in Section 2.23(a). “Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrowers executed by each of (a) Holdings, (b) the Borrowers, (c) the Administrative Agent and (d) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23. “Extension Offer” has the meaning assigned to such term in Section 2.23(a). “Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by any Borrower or any of their Restricted Subsidiaries. “Fair Market Value” means, with respect to any property, assets (including Capital Stock and Indebtedness) or obligations, the fair market value thereof as reasonably determined by the Lead Borrower (after taking into account, with respect to property and assets, any liabilities with respect thereto that impact such fair market value). “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement between the U.S. and any other jurisdiction that facilitates the implementation of such Sections of the Code and any treaty, law, regulation or other official guidance enacted in any other jurisdiction relating to any such intergovernmental agreement. “FCPA” has the meaning assigned to such term in Section 3.17(b). “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it. “Fee Letter” means (a) that certain Fee Letter, dated as of May 6June 18, 20212025, by and among Bank of America, BofA Securities, the US Borrower and the Canadian Borrower and (b) any other fee letter with respect to the Revolving Facility in effect on or after the SecondFifth Amendment Effective Date. “Fifth Amendment” means that certain Amendment No. 5 to ABL Credit Agreement, dated as of the Fifth Amendment Effective Date, among the Borrowers, the Administrative Agent, the Lenders party thereto and the other parties thereto. “Fifth Amendment Effective Date” means June 18, 2025. “FILO Revolving Borrowing Base” means, at any time prior to the FILO Revolving Sublimit Termination Date, the Dollar Equivalent sum of the following as set forth in the most recently delivered North American Borrowing Base Certificate: -42- (a) at any time during the applicable time period set forth in the table below, the percentage of North American Eligible Accounts set forth opposite such time period; plus (b) at any time during the applicable time period set forth in the table below, the lesser of (i) the percentage of the Net Orderly Liquidation Value of the North American Eligible Inventory set forth opposite such time period and (ii) the percentage of the book value of the North American Eligible Inventory set forth opposite such time period (in each case, calculated at the lower of cost or market value). Applicable Period Advance Rate From and after the Third Amendment Effective Date through (but excluding) the fifteen (15) month anniversary thereof 10.00% From and after the fifteen (15) month anniversary of the Third Amendment Effective Date through (but excluding) the eighteen (18) month anniversary thereof 8.75% From and after the eighteen (18) month anniversary of the Third Amendment Effective Date through (but excluding) the twenty-one (21) month anniversary thereof 7.50% From and after the twenty-one (21) month anniversary of the Third Amendment Effective Date through (but excluding) the twenty-four (24) month anniversary thereof 6.25% From and after the twenty-four (24) month anniversary of the Third Amendment Effective Date through (but excluding) the twenty-seven (27) month anniversary thereof 5.00% From and after the twenty-seven (27) month anniversary of the Third Amendment Effective Date through (but excluding) the thirty (30) month anniversary thereof 3.75% From and after the thirty (30) month anniversary of the Third Amendment Effective Date through (but excluding) the thirty- three (33) month anniversary thereof 2.50% From and after the thirty-three (33) month anniversary of the Third Amendment Effective Date through (but excluding) the thirty-six (36) month anniversary thereof 1.25% From and after the thirty-six (36) month anniversary of the Third Amendment Effective Date 0.00% “FILO Revolving Line Cap” means at any time, the lesser of (i) the FILO Revolving Sublimit at such time and (ii) the then-applicable FILO Revolving Borrowing Base. “FILO Revolving Loan” means any Initial Revolving Loan made under the FILO Revolving Sublimit. -43- “FILO Revolving Sublimit” means at any time, an amount under the Initial Revolving Facility equal to the lesser of (a) the Initial Primary Commitment at such time and (b) at any time during the applicable time period set forth in the table below, the amount set forth opposite such time period: Applicable Period FILO Revolving Sublimit From and after the Third Amendment Effective Date through (but excluding) the fifteen (15) month anniversary thereof $35,000,000 From and after the fifteen (15) month anniversary of the Third Amendment Effective Date through (but excluding) the eighteen (18) month anniversary thereof $30,625,000 From and after the eighteen (18) month anniversary of the Third Amendment Effective Date through (but excluding) the twenty-one (21) month anniversary thereof $26,250,000 From and after the twenty-one (21) month anniversary of the Third Amendment Effective Date through (but excluding) the twenty-four (24) month anniversary thereof $21,875,000 From and after the twenty-four (24) month anniversary of the Third Amendment Effective Date through (but excluding) the twenty-seven (27) month anniversary thereof $17,500,000 From and after the twenty-seven (27) month anniversary of the Third Amendment Effective Date through (but excluding) the thirty (30) month anniversary thereof $13,125,000 From and after the thirty (30) month anniversary of the Third Amendment Effective Date through (but excluding) the thirty- three (33) month anniversary thereof $8,750,000 From and after the thirty-three (33) month anniversary of the Third Amendment Effective Date through (but excluding) the thirty-six (36) month anniversary thereof $4,375,000 From and after the thirty-six (36) month anniversary of the Third Amendment Effective Date $0 Each Initial Revolving Lender’s commitment to make Initial Revolving Loans under the FILO Revolving Sublimit shall be equal to the product of (x) such Initial Revolving Lender’s Applicable Percentage of the aggregate Initial Primary Commitments, times (y) the aggregate FILO Revolving Sublimit. The FILO Revolving Sublimit is part of, and not in addition to, the Initial Primary Commitment. “FILO Revolving Sublimit Termination Date” means the earliest of (a) the date that is three (3) years after the Third Amendment Effective Date, (b) the Initial Revolving Credit Maturity Date and (c) the Termination Date.

-44- “First Lien Agent” means the administrative agent, the trustee or other similar representative under the First Lien Credit Agreement. “First Lien Collateral” means Term Priority Collateral (as defined in the ABL Intercreditor Agreement). “First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of the Closing Date, and as amended and restated as of the Second Amendment Effective Date (and as further amended, amended and restated, supplemented or otherwise modified or refinanced from time to time after the Second Amendment Effective Date), among, inter alios, Holdings, the US Borrower, the First Lien Agent and the lenders from time to time party thereto and any other document governing any First Lien Facility. “First Lien Facility” means the credit facility governed by the First Lien Credit Agreement and one or more debt facilities or other financing arrangements (including indentures) providing for loans, notes or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or other financing arrangements (including indentures) that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility (or any subsequent replacement thereof) to the extent permitted pursuant to Section 6.01(p) (or any other provision in Section 6.01, so long as, if applicable, any corresponding Lien is permitted by Section 6.02). “First Lien Facility Documentation” means the First Lien Facility and all related notes, collateral documents, letters of credit and guarantees, instruments and agreements executed in connection therewith, and any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time). “First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis. “First Lien Loans” shall mean the loans under the First Lien Facility. “First Priority” means, with respect to any Lien purported to be created on any Collateral pursuant to any Collateral Document, that, subject (in the case of US Collateral) to the ABL Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien. “First Priority Secured Obligations” means the Secured Obligations in respect of the Initial Revolving Facility and any other Revolving Facility secured by the Collateral on a pari passu basis with the Initial Revolving Facility (as incurred and secured on the Second Amendment Effective Date). “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of the Lead Borrower ending on December 31 of each calendar year unless otherwise permitted by Section 6.13. -45- “Fixed Basket” means any category or subcategory of exceptions, thresholds, baskets, or other provisions in this Agreement based on a fixed Dollar amount and/or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets as of any date of determination (including in Article 6 and the Fixed Incremental Amount, the Fixed Incremental European Amount and clause (b) or any sub-clause therein of the definition of “Incremental Cap”) or that is not otherwise an Incurrence-Based Basket. “Fixed Charge Coverage Ratio” means, for any Test Period, the ratio, determined on a consolidated basis for the Lead Borrower and its Restricted Subsidiaries, of (a) Consolidated Adjusted EBITDA for such Test Period minus (i) capital expenditures paid in cash during such Test Period (except to the extent financed with the proceeds of Dispositions, long term Indebtedness (other than the Revolving Loans)) and (ii) the aggregate amount of federal, state, local and foreign income Taxes actually paid or payable currently in cash during such Test Period to (b) Fixed Charges actually paid or payable currently in cash during such Test Period, in each case, of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis. “Fixed Charges” means without duplication, during any applicable period, the sum of (a) Consolidated Interest Expense, (b) scheduled principal amortization payments in respect of Indebtedness for borrowed money paid or payable in cash (other than payments made by the Borrowers or their Restricted Subsidiaries to the Borrowers or any of their subsidiaries and, in any case, excluding any earn-out obligation or purchase price adjustment), all calculated for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, (c) solely for purposes of testing Section 6.15, unfinanced Restricted Payments made in reliance on the Payment Conditions and (d) solely to the extent testing compliance with the Payment Conditions, Restricted Payments made in reliance on the Payment Conditions. “Fixed Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap”. “Fixed Incremental European Amount” has the meaning assigned to such term in the definition of “Incremental European Cap”. “Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code. “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary. “Foreign Subsidiary Holdco” means a direct or indirect Restricted Subsidiary of any North American Borrower that (i) has no material assets other than the capital stock and, if applicable, indebtedness of one or more subsidiaries that are Foreign Subsidiaries or other Foreign Subsidiary Holdcos or (ii) is treated as a disregarded entity for U.S. federal income tax purposes and owns capital stock of one or more Foreign Subsidiaries or other Foreign Subsidiary Holdcos. “Fourth Amendment” means that certain Amendment No. 4 to ABL Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Borrowers, the Administrative Agent, the Lenders party thereto and the other parties thereto. “Fourth Amendment Effective Date” means June 26, 2024. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations in respect of Letters of Credit issued by such Issuing Bank, but other than such LC Obligations as to which -46- such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans, but other than such Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof. “Funding Account” has the meaning assigned to such term in Section 2.03(h). “GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made, subject to Section 1.04(a); provided, that, unless the Lead Borrower elects otherwise or exercises its rights under Section 1.04(a), the accounting for operating leases and capital leases under GAAP as in effect on the Closing Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement (including the definition of Capital Lease, Consolidated Total Debt and Indebtedness), as applied by the Lead Borrower in good faith. “Governmental Authority” means any federal, provincial, territorial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., a province or territory of Canada, Canada, or a foreign government or any other political subdivision thereof, including central banks and supra national bodies. “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Granting Lender” has the meaning assigned to such term in Section 9.05(e). “GST, HST Tax Reserve” means an amount determined by the Administrative Agent in its Permitted Discretion from time to time representing an estimate of potential prior or pari passu ranking capital gains tax, value added tax, goods and services tax, harmonized sales tax and/or any other taxes and the costs of any administration or winding-up. “Guarantee” of or by any Person (as used in this definition, the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include -47- endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Second Amendment Effective Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. “Hayward Ibérica” means Hayward Ibérica S.L.U, a Spanish private limited liability corporation (Sociedad Limitada Unipersonal). “Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, defined, listed or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law, including asbestos and asbestos-related material. “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing. “Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person. “Hedge Product Amount” has the meaning assigned to such term in the definition of Secured Hedging Obligations. “Hedge Product Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Designated Hedging Obligations, which shall not exceed the sum of all Hedge Product Amounts in respect of Designated Hedging Obligations at such time. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement. “HMT” has the meaning assigned to such term in Section 3.17(a). “Holdings” has the meaning assigned to such term in the preamble to this Agreement, together with any successors and assignees permitted hereunder. “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements. “Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Lead Borrower that has been designated by the Lead Borrower as an “Immaterial Subsidiary” for purposes of this Agreement, provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all such designated Immaterial Subsidiaries that would otherwise be required to be a Subsidiary Guarantor shall not exceed 5.0% of Consolidated Total Assets and 5.0% of

-48- Consolidated Adjusted EBITDA, in each case, of the Lead Borrower and its Restricted Subsidiaries for the relevant Test Period. “Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Incremental Cap” means: (a) the greatest of (i) $175,000,000 (the “Fixed Incremental Amount”), (ii) the maximum amount such that after giving pro forma effect to any Incremental Revolving Facility implemented in reliance on this clause (a)(ii) (assuming a full drawing of such Incremental Revolving Facility), the First Lien Leverage Ratio does not exceed 5.00:1.00 (the “Ratio Incremental Amount”; and, together with the Fixed Incremental Amount, the “Combined Incremental Amount”), and (iii) the amount by which the North American Borrowing Base exceeds the Aggregate North American Commitments at such time; provided that, in connection with any Permitted Acquisition or similar Investment, the Borrowing Base shall be calculated on a Pro Forma Basis without giving effect to any limitations, exclusions or qualifications with respect to the acquired assets set forth in the definition of “Borrowing Base”, including any eligibility requirements with respect to the acquired assets pending the completion of any field examinations and inventory appraisals, plus (b) the amount of any permanent voluntary reduction of any Aggregate North American Commitment, plus (c) in the case of any Incremental Revolving Facility that effectively replaces any Aggregate North American Commitment terminated in accordance with Section 2.19, an amount equal to the relevant terminated Aggregate North American Commitment, minus (d) the sum of the aggregate amount of commitments incurred under the Incremental European Cap (if applicable) or the Incremental FILO Cap, in each case, in reliance on the Fixed Incremental Amount. provided, that the establishment of the FILO Revolving Sublimit on the Third Amendment Effective Date does not constitute an Incremental Revolving Facility or an Incremental Revolving Commitment, nor will it be deemed to utilize any of the Incremental Cap. “Incremental European Cap” means the sum of (a) $100,000,000 (the “Fixed Incremental European Amount”) and (b) the lesser of (i) $50,000,000 and (ii) the remaining unused amount of the Combined Incremental Amount (this clause (b), the “Combined Incremental European Amount”). “Incremental FILO Cap” means the lesser of (a) $30,000,000 and (b) the remaining unused amount of the Combined Incremental Amount. -49- “Incremental FILO Revolving Facility” has the meaning assigned to such term in Section 2.22(b). “Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.22(a). “Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a). “Incremental Revolving Facility Amendment” means an amendment to this Agreement executed by (a) Holdings and the Borrowers, (b) if the Additional European Incremental Revolving Facility is being incurred pursuant to Section 2.22(c) under such Incremental Revolving Facility, (i) each Additional European Borrower, (ii) each Additional European Facility Guarantor and (iii) the Administrative Agent, (c) if any other Incremental Revolving Facility is being incurred pursuant to Section 2.22, then solely to the extent such Incremental Revolving Facility Amendment is adversely affecting the rights and interests of the Administrative Agent, the Administrative Agent and (d) each Lender that agrees to provide all or any portion of such Incremental Revolving Facility being incurred pursuant thereto and in accordance with Section 2.22. “Incremental Revolving Lender” means, with respect to any Incremental Revolving Facility, each Lender providing any portion of such Incremental Revolving Facility. “Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a). “Incurrence-Based Basket” means any category (or subcategory) of exceptions, thresholds, baskets, or other provisions in this Agreement based on complying or subject to compliance (including on a Pro Forma Basis) with any financial ratio (including, without limitation any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Net Leverage Ratio, any Net Interest Coverage Ratio, Fixed Charge Coverage Ratio and/or the Ratio Incremental Amount and the Combined Incremental European Amount). “Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as indebtedness on a balance sheet (including the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than any earn out obligation, purchase price and working capital adjustment obligations and any similar obligation except to the extent reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP and not paid within thirty (30) days after becoming due and payable), which purchase price is due more than three hundred sixty four (364) days from the date of incurrence of the obligation in respect thereof; (e) all Indebtedness of other Persons secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person in an amount equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property or asset subject to such Lien; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other -50- than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall exclude, and shall be calculated without giving effect to, (A) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder, (B) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement), (C) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (D) reserves for deferred taxes (or obligation to make any distributions or Restricted Payments in respect thereof), (E) any obligations incurred under ERISA or under applicable law relating to Canadian Pension Plans or Canadian Employee Plans, (F) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis), (G) liabilities associated with customer prepayments and deposits, (H) Indebtedness that is non-recourse to the credit of such Person and (I) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries; provided, further; that the principal amount of any Indebtedness shall be determined in accordance with Section 1.09. “Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document. “Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Information” has the meaning assigned to such term in Section 3.11(a). “Initial Commitment” means, with respect to each Lender, (a) during the Off-Peak Season, such Lender’s Initial Primary Commitment and (ab) during the Peak Season, the sum of such Lender’s (A) Initial Primary Commitment and (B) Initial Peak Season Commitment in effect at such time. “Initial Peak Season Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule under the heading “Initial Peak Season Commitment”, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Peak Season Commitment, effective from the first calendar day of each Peak Season through the last calendar day of each Peak Season, as the same may be reduced from time to time pursuant to Section 2.09 or 2.10. As of the ThirdFifth Amendment Effective Date, the aggregate amount of the Initial Peak Season Commitments of all Lenders is $50,000,000. “Initial Primary Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule under the heading “Initial Primary Commitment”, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Primary Commitment as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.10, -51- (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22 or (c) established or increased from time to time pursuant to Section 2.22 in connection with an Incremental Revolving Facility. As of the ThirdFifth Amendment Effective Date, the aggregate amount of the Initial Primary Commitments of all Lenders is $425,000,000 (of which a portion is made available for the FILO Revolving Sublimit). “Initial Revolving Credit Exposure” means, with respect to any Initial Revolving Lender at any time, (a) the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Initial Revolving Lender, plus (b) the aggregate amount at such time of such Initial Revolving Lender’s LC Exposure and Swingline Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Initial Commitments. “Initial Revolving Credit Maturity Date” means the date that is five (5) years after the Second Amendment Effective DateFebruary 25, 2028. “Initial Revolving Facility” means the Initial Commitments and the Initial Revolving Loans and other extensions of credit thereunder. “Initial Revolving Lender” means any Lender with an Initial Commitment or any Initial Revolving Credit Exposure. “Initial Revolving Loan” means any loan made pursuant to Section 2.01(a), Section 2.01(b) or Section 2.01(c). “Intellectual Property Security Agreement” means any agreement, including any supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the US Security Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form attached as an exhibit to the US Security Agreement, (b) a Patent Security Agreement substantially in the form attached as an exhibit to the US Security Agreement or (c) a Copyright Security Agreement attached as an exhibit to the US Security Agreement, together with any and all supplements or amendments thereto. “Interest Election Request” means a request by the applicable Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08. “Interest Payment Date” means (a) with respect to any ABR Revolving Loan (including Swingline Loans), Canadian Base Rate Revolving Loan or Canadian Prime Rate Revolving Loan, the first Business Day of each January, April, July and October (commencing on July 1, 2021) or the maturity date applicable to such Revolving Loan, (b) with respect to any Term SOFR Revolving Loan or an Alternate Currency Term Rate Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a Term SOFR Borrowing or an Alternate Currency Term Rate Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing, (c) as to any SONIA Rate Revolving Loan, the first Business Day of each month and the Maturity Date and (d) to the extent necessary to create a fungible Class of Revolving Loans in connection with the incurrence of any Additional Revolving Loans, as reasonably determined by the Administrative Agent and the Lead Borrower, the date of the incurrence of such Additional Revolving Loans.

-52- “Interest Period” means with respect to any Term SOFR Borrowing or Alternate Currency Term Rate Borrowing, the period commencing on the date of such Borrowing, and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or (other than in respect of a Term CORRA Revolving Loan) six (6) months (in each case, subject to availability for the interest rate applicable to the relevant currency) (or, to the extent available to all relevant affected Lenders, twelve (12) months or shorter period) thereafter, as the applicable Borrower may elect in its Borrowing Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Revolving Loan or an Alternate Currency Term Rate Revolving Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Revolving Loan or an Alternate Currency Term Rate Revolving Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) the applicable Borrower may not elect any Interest Period that would result in such Interest Period extending beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Inventory” has the meaning assigned to such term in the UCC (and/or, with respect to any Inventory of a Canadian Loan Party, as defined in the PPSA). “Investment” means (a) any purchase or other acquisition by the Borrowers or any of their Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrowers, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrowers or any of their Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment) and in each case, the amount of any Investment shall be determined in accordance with Section 1.09. “Investors” means (a) the Sponsors and (b) any other Person making a cash equity investment directly or indirectly in any Parent Company after the Second Amendment Effective Date, so long as in the case of this clause (b), (i) no such Person’s direct or indirect beneficial ownership of Holdings is greater than the Sponsors’ direct or indirect beneficial ownership of Holdings, and (ii) the aggregate direct or indirect beneficial ownership of Holdings by such Persons does not exceed 40% of the aggregate direct or indirect beneficial ownership of Holdings of all Investors collectively, in each case, other than any Person who is a Lender on the Closing Date or the Second Amendment Effective Date (and such Person shall not be deemed to be an Affiliate of an Investor under this Agreement). “IP Rights” has the meaning assigned to such term in Section 3.05(c). “IRS” means the U.S. Internal Revenue Service. -53- “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means Bank of America (in the case of any Canadian Letters of Credit, acting through its Canada branch) and any other Lender that, at the request of any Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) agrees to become an Issuing Bank; provided that the maximum amount of US Letters of Credit and Canadian Letters of Credit issued and outstanding of any Issuing Bank shall not exceed the amount set forth on Schedule 1.01(a) (as such schedule may be updated from time to time pursuant to Section 2.05(b) with the consent of the applicable Issuing Banks to reflect additional Issuing Banks) at any time unless otherwise agreed in writing by such Issuing Bank. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate or branch of such Issuing Bank, which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch. “Junior Lien Indebtedness” means any Indebtedness that is secured by a Lien on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is contractually junior or subordinated to the Liens on the Collateral securing the Secured Obligations. For the avoidance of doubt, (i) Indebtedness outstanding under any First Lien Facility, (ii) “Incremental Equivalent Debt” (as defined in the First Lien Credit Agreement or any equivalent term under any documentation governing any First Lien Facility, in each case if such Indebtedness is secured on a pari passu basis with the First Lien Collateral securing the obligations under the First Lien Credit Agreement) and (iii) Indebtedness under this Agreement each shall not constitute Junior Lien Indebtedness. “Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Revolving Loan, Additional Revolving Loan or Additional Revolving Commitment. “LC Collateral Accounts” has the meaning assigned to such term in Section 2.05(j). “LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to Letters of Credit that have not yet been reimbursed at such time. The LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time. “LC Obligations” means, at any time, the sum of (a) the amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate principal amount of all unreimbursed LC Disbursements. “LC Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e)(i). “LCT Election” has the meaning assigned to such term in Section 1.11(a). “LCT Test Date” has the meaning assigned to such term in Section 1.11(a). -54- “Lead Borrower” means the US Borrower. “Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing. “Lenders” means the Initial Revolving Lenders (which as the context requires, includes the Swingline Lender), any Additional Revolving Lender, any lender with a Commitment or an outstanding Revolving Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Letter of Credit” means any US Letter of Credit or Canadian Letter of Credit. “Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b). “Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate North American Commitments and (b) the Dollar Equivalent of $50,000,000, subject to increase in accordance with Section 2.22. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate North American Commitments. “Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC. “Lien” means any mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security and any deemed trust (statutory or otherwise); provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset. “Limited Condition Transaction” has the meaning assigned to such term in Section 1.11(a). “Line Cap” means at any time, the lesser of (i) the Aggregate Commitments and (ii) the sum of each then-applicable Borrowing Base. “Liquidity Period” means any period (a) beginning on the date on which Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii)(A) $32,500,000 if calculated from January 1 to July 31 of any year and (B) $20,000,000 if calculated from August 1 to December 31 of any year, in each case for each day during a period of five (5) consecutive Business Days, and (b) ending on the date on which Availability is equal to or greater than the greater of (i) 10% of the Line Cap and (ii)(A) $32,500,000 if calculated from January 1 to July 31 of any year and (B) $20,000,000 if calculated from August 1 to December 31 of each year, for each day during a period of thirty (30) consecutive calendar days. “Loan Documents” means this Agreement, any Promissory Note, the Loan Guaranty, the Collateral Documents, each Blocked Account Agreement, the ABL Intercreditor Agreement, the Fee Letter and any other document or instrument designated by the Lead Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto. -55- “Loan Guaranty” means (a) the Amended and Restated Loan Guaranty Agreement, dated as of the Second Amendment Effective Date and executed by each North American Loan Party party thereto and by the Administrative Agent for the benefit of the Secured Parties, and (b)(i) each other guaranty agreement in substantially the form attached as Exhibit I, (ii) another form of guaranty that is otherwise reasonably satisfactory to the Administrative Agent and the Lead Borrower or (iii) any supplement or joinder to any of the foregoing, in each case, executed by any Person pursuant to Section 5.12 or as provided in the definition of “Subsidiary Guarantor”. “Loan Parties” means, collectively, the US Loan Parties, the Canadian Loan Parties, the Spanish Borrower and the Additional European Facility Loan Parties, and in each case, their respective successors and permitted assigns. “Lockboxes” has the meaning assigned to such term in Section 5.15(a). “Margin Stock” has the meaning assigned to such term in Regulation U. “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Capital Stock of any applicable Parent Company on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.04(a)(viii) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment. “Material Account” means any Deposit Account or Securities Account of a Loan Party other than any Excluded Account. “Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent (on behalf of the Lenders) under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents. “Material Debt Instrument” means any promissory note payable to, or in favor, of a Loan Party with an aggregate principal amount outstanding, in each case, of not less than $25,000,000. “Maturity Date” means (a) with respect to the Initial Revolving Loans, the Initial Revolving Credit Maturity Date, (b) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable Incremental Revolving Facility Amendment and (c) with respect to any Extended Revolving Credit Commitment, the final maturity date set forth in the applicable Extension Amendment. “Maximum Rate” has the meaning assigned to such term in Section 9.20. “Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b). “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Lead Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates,

-56- makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise. “Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of Holdings, the Lead Borrower and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate. “Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis. “Net Orderly Liquidation Value” means with respect to North American Eligible Inventory of any Person, the orderly liquidation value thereof, net of all costs and expenses reasonably estimated to be incurred in connection with such liquidation, as determined based upon the most recent Inventory appraisal conducted in accordance with this Agreement. “Net Proceeds” means, with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith. “Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b). “Non-Guarantor Subsidiary” means any subsidiary of the Lead Borrower that is not a Subsidiary Guarantor. “North American Borrower” means the US Borrower or the Canadian Borrower, as applicable. “North American Borrowing Base” means the Dollar Equivalent sum of the following as set forth in the most recently delivered North American Borrowing Base Certificate: (a) (1) at any time prior to the FILO Revolving Sublimit Termination Date, 85% of North American Eligible Accounts and (2) from and after the FILO Revolving Sublimit Termination Date, (i) during the Peak Season, 92.5% of North American Eligible Accounts and (ii) during the Off-Peak Season, 85% of North American Eligible Accounts; plus (b) (1) at any time prior to the FILO Revolving Sublimit Termination Date, the lesser of (i) 85% of the Net Orderly Liquidation Value of the North American Eligible Inventory and (ii) 75% of the book value of North American Eligible Inventory (in each case, calculated at the lower of cost or market value) and (2) from and after the FILO Revolving Sublimit Termination Date, the lesser of (i)(A) during the Peak Season, 95% of the Net Orderly Liquidation Value of North American Eligible Inventory and (B) during the Off-Peak Season, 85% of the Net Orderly Liquidation Value of the North American Eligible Inventory and (ii)(A) during the Peak Season, 8085% of the book value of the North American Eligible Inventory if such calculation is made at any time during the Peak Season and (B) during the Off-Peak Season, 7580% of the book value of North American Eligible Inventory if such calculation is made during the Off-Peak Season (in each case, calculated at the lower of cost or market value); plus (c) 100% of the FILO Revolving Borrowing Base[reserved]; plus -57- (d) 100% of Qualified Cash of the North American Loan Parties, up to an amount not exceeding $55,000,000 in the aggregate; minus (e) any Availability Reserve established in connection with the foregoing. In connection with any Specified Transaction, the Lead Borrower may submit a North American Borrowing Base Certificate reflecting a calculation of the North American Borrowing Base that includes North American Eligible Accounts and North American Eligible Inventory (otherwise satisfying the criteria in respect thereof, contained in such definition) acquired by the applicable North American Loan Parties in connection with such Specified Transaction (the “Acquired North American Eligible Accounts” and the “Acquired North American Eligible Inventory”, respectively) and, from and after the Specified Transaction Date, the North American Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination and inventory appraisal with respect to such Acquired North American Eligible Accounts and Acquired North American Eligible Inventory, such adjustment to the North American Borrowing Base shall only be available if a customary desktop audit with respect to such assets reasonably satisfactory to the Administrative Agent in its Permitted Discretion has been completed and shall be limited to (i) from the Specified Transaction Date until the date that is ninety-one (91) days after the Specified Transaction Date, the aggregate amount of Acquired North American Eligible Accounts and Acquired North American Eligible Inventory included in the North American Borrowing Base prior to the completion of a field examination and inventory appraisal with respect thereto, shall not exceed 10% of the North American Borrowing Base (calculated after giving effect to the inclusion (up to such 10% cap) of the Acquired North American Eligible Accounts and Acquired North American Eligible Inventory as to which a field examination and inventory appraisal has not been performed). From the ninety-first (91st) day following the Specified Transaction Date (or such later date as the Administrative Agent may agree), the North American Borrowing Base shall be calculated without reference to the Acquired North American Eligible Accounts and the Acquired North American Eligible Inventory until a field examination and inventory appraisal has been completed with respect to such assets; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such inventory appraisal and field examination on or prior to the dates indicated above and (y) the performance of such inventory appraisal and field examination on the Acquired North American Eligible Accounts and the Acquired North American Eligible Inventory shall not count toward the limitations on the number of inventory appraisals and field examinations contained in Section 5.06(b). “North American Borrowing Base Certificate” means a certificate from a Responsible Officer of the Lead Borrower, in substantially the form of Exhibit M, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Lead Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion. “North American Collateral” means the US Collateral and the Canadian Collateral, as applicable. “North American Eligible Accounts” means those Accounts created by any North American Loan Party (other than Holdings) in the ordinary course of business, that arise out of such North American Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties in all material respects respecting North American Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address, among other things, the results of any audit performed by the Administrative Agent from time to time after the Second Amendment Effective Date. In determining the amount to be included, North American Eligible Accounts shall be calculated net -58- of customer deposits and unapplied cash and shall be reduced by, without duplication, the amount of all discounts, claims, credits or credits pending, promotional program allowances, rebated price adjustments, finance and service charges and counterclaims (including (x) up to 100% of accruals of anticipated warranty claims related to Leslie’s Poolmart and (y) up to 25% of accruals of anticipated warranty claims related to any other customers), provided that, (1) the aggregate amount of all such reductions for rebated price adjustments accrued or provided to any Account Debtor shall not exceed an amount equal to the gross amount of North American Eligible Accounts attributable to such Account Debtor and included in any Borrowing Base, and (2) no such reductions shall be applied with respect to the Accounts of any Account Debtor all of whose Accounts are excluded pursuant to clause (c) below. North American Eligible Accounts shall not include the following: (a) Accounts (i) that are more than sixty (60) days past due and (ii) that the Account Debtor has failed to pay within ninety (90) days of original invoice date (or one hundred twenty (120) days for Accounts in an aggregate amount not in excess of $2,500,000); provided that with respect to Accounts related to any Early Buy Program, such Accounts shall not be subject to clauses (i) and (ii) above, but they shall become ineligible if such Accounts remain unpaid for more than thirty (30) days after the original due date shown on the invoice, (b) Accounts owed by an Account Debtor where 50% or more of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) above, (c) Accounts with respect to which the Account Debtor is an Affiliate of a Loan Party, or an employee or agent of a Loan Party, as applicable, (other than Accounts of an Affiliate that is a portfolio company of the Sponsor (and is not a subsidiary of Holdings) arising in the ordinary course of business on arm’s length terms), (d) Accounts arising in a transaction wherein goods are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (except where ownership in the underlying good has been transferred to the Account Debtor and in connection therewith the Administrative Agent has in its Permitted Discretion, established an Availability Reserve), or any other terms by reason of which the payment by the Account Debtor may be conditional, (e) Accounts that are payable in a currency other than Dollars, Canadian Dollars, Sterling, Australian Dollars and Euro, (f) Accounts exceeding $12,500,000 in the aggregate with respect to which the Account Debtor is either (i) not domiciled in the United States or Canada or (ii) if other than a natural Person, not organized, formed or incorporated under the laws of the United States or Canada unless, (x) the Account is supported by an irrevocable letter of credit or other credit support reasonably satisfactory to the Administrative Agent or (y) the Account Debtor is an Affiliate of an Account Debtor that satisfies either clause (i) or (ii) above that has initiated the relevant purchase order on behalf of such Account Debtor in the ordinary course of business, (g) (i) Accounts in excess of $7,500,000 in the aggregate with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the US Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727) or (ii) Accounts with respect to which the Account Debtor is Canada or any province or territory of Canada or any department, agency or instrumentality thereof (exclusive, however, of Accounts with respect to which the Canadian Loan Party has complied, to the reasonable satisfaction of the Administrative Agent, with Part VII of the Financial Administration -59- Act (Canada) or other similar applicable law in Canada restricting the assignment thereof or the granting of a Lien thereon), (h) Accounts with respect to which the Account Debtor is a creditor of a Borrower or any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff or dispute (unless such Account Debtor has entered into a written agreement reasonably satisfactory to the Administrative Agent to waive such claim, right of offset, or dispute), solely to the extent of such claim, right of setoff or dispute or open accounts payable, (i) Accounts with respect to which an Account Debtor whose total obligations owing to the Loan Parties exceeds (a) with respect to Pool Corp. and Leslie’s Poolmart, collectively, 60% and (ii) with respect to any other Account Debtor, 20% (in each case, such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent’s Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all North American Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of North American Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise North American Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit but shall not be excluded in an amount in excess of the foregoing percentage, (j) Accounts with respect to which the Account Debtor is subject to an insolvency proceeding, is not solvent, has gone out of business, or as to which a Borrower or any Loan Party has received notice of an imminent insolvency proceeding unless an Account Debtor has been authorized to pay such Accounts pursuant to a valid court order (and so long as the financial condition of such Account Debtor is reasonably satisfactory to the Administrative Agent in its Permitted Discretion), (k) Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Administrative Agent (including taking into account the governing law of the applicable contracts evidencing the Accounts and sufficiency of the applicable Collateral Documents to create valid and enforceable Liens with respect thereto as determined by the Administrative Agent acting in its Permitted Discretion); provided that this clause (k) shall not exclude from North American Eligible Accounts those Accounts subject to unregistered Liens created by operation of law that accrue amounts not yet due and payable, provided that such Liens are Permitted Liens, (l) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor or (iii) the services represent fees for shared warehouse space, lab fees and other miscellaneous non-trade activity, (m) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party, of the subject contract for goods or services, (n) Accounts with respect to which the Account Debtor is a Person described in Section 3.17(a)(i) or a country listed in Section 3.17(a), and (o) (i) Accounts of any Account Debtor that have been sold, conveyed, assigned or otherwise transferred or pledged in connection with, or that are otherwise subject to, a Permitted

-60- Receivables Facility and (ii) all other Accounts of an Account Debtor with respect to which any Accounts of such Account Debtor are deemed ineligible under the preceding subclause (i) (provided that, for the avoidance of doubt, in the event that any Accounts of an Account Debt are deemed ineligible under any provision of this clause (o) and, subsequently, none of the Accounts of such Account Debtor have been transferred or pledged in connection with, or are otherwise subject to, a Permitted Receivables Facility subsequently, all Accounts of such Account Debtor may be included as North American Eligible Accounts unless otherwise ineligible pursuant to clauses (a) through (n) above). “North American Eligible In-Transit Inventory” means Inventory owned by a North American Loan Party (other than Holdings) that would be North American Eligible Inventory if it were not subject to a document of title and in transit from a non-North American Loan Party location to a location of such North American Loan Party within the United States or Canada, and that the Administrative Agent, in its Permitted Discretion, deems to be North American Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be North American Eligible In-Transit Inventory unless it (a) is subject to a negotiable paper bill of lading or negotiable paper document of title showing the applicable Loan Party as consignee or buyer, which negotiable paper bill of lading or negotiable paper document of title is in the possession of the Administrative Agent or such other Person as the Administrative Agent shall approve in its Permitted Discretion; (b) is fully insured in a manner satisfactory to the Administrative Agent in its Permitted Discretion; (c) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations; (d) is subject to purchase orders and other sale documentation satisfactory to the Administrative Agent in its Permitted Discretion, and title has passed to the applicable Loan Party; (e) is shipped by a common carrier that is not affiliated with the vendor and is not a Person described in Section 3.17(a)(i) or a country listed in Section 3.17(a) or on any specially designated nationals list maintained by OFAC or similar list maintained by the Government of Canada, the United Nations Security Council, the European Union, any European Union member state or HMT, and is not otherwise a “sanctioned” Person under any Canadian AML Laws; and (f) is being handled by a customs broker, freight carrier, freight-forwarder or other handler that has entered into, as applicable, a customary ocean imported goods agreement or a customary ocean freight forwarder agency agreement in respect of such Inventory with the Administrative Agent and the applicable Loan Party, in each case, that is reasonably satisfactory to the Administrative Agent in its Permitted Discretion; provided that, Inventory that would otherwise constitute “North American Eligible In-Transit Inventory” under this definition in an aggregate amount not to exceed $25,000,000 (or such greater amount not exceeding, in the aggregate, $35,000,000 as the Administrative Agent may agree from time to time in its Permitted Discretion) shall be exempt from the conditions set forth in the forgoing clauses (a) and (f) so long as, for the avoidance of doubt, each of the other conditions set forth in this definition of “North American Eligible In-Transit Inventory” shall have been satisfied. “North American Eligible Inventory” means Inventory of a North American Loan Party (other than Holdings) consisting of raw materials, work in progress and finished goods, that complies with each of the representations and warranties in all material respects respecting North American Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address, among other things, the results of any audit or appraisal performed by the Administrative Agent from time to time after the Second Amendment Effective Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market value on a basis consistent with the North American Loan Parties’ historical accounting practices. An item of Inventory shall not be included in North American Eligible Inventory if: -61- (a) a North American Loan Party (other than Holdings) does not have good, valid, and marketable title thereto, (b) a North American Loan Party (other than Holdings) does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such North American Loan Party), unless, in each case, such Inventory is otherwise eligible pursuant to clause (d) below, (c) it is not located at a location in the United States or Canada (in each case, unless it is North American Eligible In-Transit Inventory), (d) it is in-transit to or from a location of a Loan Party (other than (i) in-transit from one location of a North American Loan Party (other than Holdings) to another location of a North American Loan Party (other than Holdings) and (ii) North American Eligible In-Transit Inventory), (e) it is located on real property leased by a North American Loan Party or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement or (ii) a Rent and Charges Reserve has been established by the Administrative Agent, if required in its Permitted Discretion, (f) it is the subject of a bill of lading or other document of title (unless it is North American Eligible In-Transit Inventory), (g) it is not subject to a valid and perfected First Priority Lien in favor of the Administrative Agent; provided that this clause (g) shall not exclude from North American Eligible Inventory that Inventory subject to unregistered Liens created by operation of law that secure amounts not yet due and payable, provided such Liens are Permitted Liens, (h) it is located at any location at which the aggregate value of all Inventory at such location is less than $500,000, (i) it is the portion of the North American Eligible Inventory that represents intercompany profit, (j) [reserved], (k) it is consigned to a customer, (l) any Inventory as to which the applicable Loan Party takes a revaluation reserve, but only to the extent of the reserve, (m) it is located at an outside processor or vendor, (n) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, labels, supplies used or consumed in a North American Loan Party’s business, bill and hold goods, defective goods, “out- of-spec”, damaged, non-standard, trial items, “seconds” or Inventory acquired on consignment, (o) it consists of goods returned or rejected by the applicable North American Loan Party’s customers other than the goods that are undamaged or resalable in the ordinary course of business, -62- (p) it is subject to any licensing arrangement or any other intellectual property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Administrative Agent, or any Person selling the Inventory on behalf of the Administrative Agent, to sell such Inventory in enforcement of the Administrative Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained), or (q) it is not covered by casualty insurance maintained as required by Section 5.05. “North American Line Cap” means at any time, the lesser of (i) the Aggregate North American Commitment and (ii) the then-applicable North American Borrowing Base. “North American Loan Parties” means, collectively, the US Loan Parties and the Canadian Loan Parties. “North American Obligations” means all Obligations of the North American Loan Parties. “North American Restricted Subsidiary” means a Domestic Restricted Subsidiary or a Canadian Restricted Subsidiary. “North American Secured Obligations” means all Secured Obligations of the North American Loan Parties. “Notice of Intent to Cure” has the meaning assigned to such term in Section 6.15(b). “Obligations” means all unpaid principal of and accrued and unpaid interest, fees and expenses (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial Revolving Loans, any Additional Revolving Loans made to any Borrower, all Overadvances, all Protective Advances, all LC Exposure, all Swingline Exposure, all accrued and unpaid fees, premiums and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Revolving Loan, Overadvance, Protective Advance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising. “OFAC” has the meaning assigned to such term in Section 3.17(a). “Off-Peak Season” means, with respect to the North American Borrowing Base, the period from June 1 of each calendar year through January 31 of the immediately succeeding calendar year; provided that, in the event that the Lead Borrower modifies the Peak Season period in accordance with the definition thereof, the foregoing Off-Peak Season period (as modified prior to such date) shall automatically be deemed to be modified to reflect the corresponding modifications to the definition of Peak Season. For the avoidance of doubt, the Off-Peak Season shall begin and end on the dates set forth in the preceding sentence, regardless of the date as of which the then applicable North American Borrowing Base Certificate was prepared. “Organizational Documents” means (a) with respect to any corporation, its certificate and/or articles of incorporation or organization and its by-laws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or -63- association or certificate of formation or incorporation, and its operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official. “Original ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of August 4, 2017 (as amended by Amendment No. 1, dated as of March 30, 2018, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Second Amendment Effective Date), by and among the US Borrower, the Canadian Borrower, Holdings, the lenders party thereto immediately prior to the Second Amendment Effective Date and Bank of America, as administrative agent and collateral agent. “Other Agreed Adjustments” means (a) the Other Agreed Adjustments as defined in the Original ABL Credit Agreement, and (b) any add-backs and adjustments (including pro forma adjustments of the type in clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”), to the extent not otherwise included in “Consolidated Net Income” or “Consolidated Adjusted EBITDA”, of the type reflected in any confidential information memorandum, lender presentations and other marketing materials in respect of the Initial Revolving Loans, in each case, which add-backs and adjustments shall not, for the avoidance of doubt, be limited to the time periods or amounts in respect of which such add backs and adjustments were identified therein. “Other Connection Taxes” means, with respect to any Lender, any Issuing Bank, any Swingline Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document). “Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other similar Taxes, charges or similar levies arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, but not including, for the avoidance of doubt, any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a different lending office or other transfer (other than an assignment or designation of a different lending office made pursuant to Section 2.19) or Excluded Taxes. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105, “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” (August 9, 2023), as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date, (b) with respect to

-64- any Letters of Credit, the Dollar Equivalent of the aggregate amount available to be drawn under such Letters of Credit after giving effect to any changes in the aggregate amount available to be drawn under such Letters of Credit or the issuance or expiry of any Letters of Credit, including as a result of any LC Disbursements and (c) with respect to any LC Disbursements on any date, the Dollar Equivalent of the aggregate outstanding amount of such LC Disbursements on such date after giving effect to any LC Disbursements occurring on such date and any other changes in the aggregate amount of LC Disbursements as of such date, including as a result of any reimbursements by any Borrower of unreimbursed LC Disbursements. “Overadvance” has the meaning assigned to such term in Section 2.04(b). “Parent Company” means Holdings and any other Person of which the US Borrower is an indirect Wholly-Owned Subsidiary. “Participant” has the meaning assigned to such term in Section 9.05(c). “Participant Register” has the meaning assigned to such term in Section 9.05(c). “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation for the European Union relating to Economic and Monetary Union. “Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing. “Payment Conditions” means as to any transaction, (i) no Specified Default exists or would result from any such transaction, and (ii) Availability (calculated on a Pro Forma Basis) on the date of the proposed transaction and the 30-Day Average Availability immediately preceding such transaction would be greater than (a) in the case of Restricted Payments, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of 15% of the Line Cap and $45,000,000 and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of 17.5% of the Line Cap and $55,000,000 and (b) in the case of Investments, Restricted Debt Payments and any other similar transaction subject to Payment Conditions, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of 12.5% of the Line Cap and $37,500,000 and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of 15.0% of the Line Cap and $45,000,000. “PBGC” means the Pension Benefit Guaranty Corporation. “Peak Season” means, with respect to the North American Borrowing Base, solely at the election of the Parent Borrower pursuant to a written notice delivered to the Administrative Agent no less than thirty (30) days prior to the commencement thereof, the period from February 1 through May 31 of each year; provided that the Lead Borrower shall have the right to modify such period (which period, in any event, shall not exceed four (4) consecutive calendar months in any Fiscal Year) by providing written notice to the Administrative Agent at least thirty (30) days prior to the commencement of the Peak Season then in effect. For the avoidance of doubt, the(i) no Peak Season shall commence in any year unless the Parent Borrower shall have affirmatively elected to commence the applicable Peak Season pursuant to and -65- in accordance with the immediately preceding sentence and (ii) each Peak Season elected by the Parent Borrower shall begin and end on the dates set forth in the preceding sentence, regardless of the date as of which the then applicable North American Borrowing Base Certificate was prepared. “Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Lead Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise. “Perfection Certificate” means a certificate substantially in the form of Exhibit E. “Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F. “Perfection Requirements” means, with respect to any North America Loan Party and/or North America Collateral, (a) the filing of appropriate financing statements with the office of the Secretary of State, the PPSA register or other appropriate office or security register of the jurisdiction of organization (and, as applicable, of the jurisdiction of the registered office, chief executive office or location where such Loan Party maintains Collateral) of each North American Loan Party, (b) with respect to any US Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of the Administrative Agent for the benefit of the Secured Parties (or the First Lien Agent as bailee and agent for the Administrative Agent), (c) the delivery to the Administrative Agent of any stock certificate or Material Debt Instrument required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank and (d) entry into a Blocked Account Agreement with respect to each Blocked Account, in each case, subject in all respects to the definitions of “Collateral and Guarantee Requirement” and “Excluded Assets”. “Permitted Acquisition” means any acquisition by the Borrowers or any of their Restricted Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Person that results in such Person becoming a Restricted Subsidiary of a Borrower, (y) any Restricted Subsidiary which serves to increase the Borrowers’ or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (z) any joint venture for the purpose of increasing the Borrowers’ or their relevant Restricted Subsidiary’s ownership interest in such joint venture). “Permitted Discretion” means the reasonable (from the perspective of a secured asset- based lender) business judgment exercised in good faith in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions. “Permitted Receivables Facility” means any agreement between a Borrower and/or a Restricted Subsidiary and a bank, financial institution or other third party, pursuant to which (a) such Borrower or such Restricted Subsidiary, as applicable, agrees to sell, transfer or pledge accounts receivable, together with Permitted Receivables Facility Assets related thereto and (b) the obligations of the Borrowers and/or the Restricted Subsidiaries party thereto thereunder are non-recourse (except for Permitted Receivables Repurchase Obligations, Permitted Receivables Facility Undertakings, indemnity obligations and any customary obligations for such Permitted Receivables Facility that do not constitute a guaranty of collection of any sold, transferred or pledged Accounts) to such Borrowers and/or such Restricted Subsidiaries, it being agreed and understood that (x) the North American Borrowers and any North American Restricted Subsidiaries party thereto may be jointly and severally liable for all Permitted Receivables Facility Undertakings and Permitted Receivables Repurchase Obligations of any Borrower -66- and/or any Restricted Subsidiary party thereto and (y) such accounts receivables and Permitted Receivables Facility Assets have been removed from the applicable Borrowing Base to the extent otherwise included therein. “Permitted Receivables Facility Assets” means (a) any Accounts owed to a Borrower or a Restricted Subsidiary subject to a Permitted Receivables Facility and the proceeds thereof and (b) all chattel paper, general intangibles (or intangibles) and instruments governing, securing or relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and contract rights, rights under insurance policies, guarantees, supporting obligations or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets, rights and remedies customarily sold, transferred or pledged together with accounts receivable in connection with such Permitted Receivables Facility. “Permitted Receivables Facility Undertakings” means the representations, warranties, covenants, agreements and indemnities entered into by any Borrower or any Restricted Subsidiary that are customary for such Permitted Receivables Facility. “Permitted Receivables Repurchase Obligation” means any obligation of a seller, transferor or pledgor of Permitted Receivables Facility Assets in a Permitted Receivables Facility to compensate the purchaser for non-credit losses, or repurchase such assets, arising as a result of (a) a breach of a Permitted Receivables Facility Undertaking, or (b) any Accounts or portion thereof becoming invalid under such Permitted Receivables Facility or becoming subject to any defense, dispute, offset, claim or counterclaim of any kind asserted by the Account Debtor (or third party in respect of any account receivable). “Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group. “Permitted Liens” means Liens permitted pursuant to Section 6.02. “Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, limited liability partnership, Governmental Authority or any other entity. “Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) maintained by the US Borrower or any of its Restricted Subsidiaries or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan. “Platform” has the meaning assigned to such term in Section 9.01(d). “PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) and the regulations thereunder or similar legislation of any other Canadian province or territory (including the Civil Code of Quebec) the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests. “Prepayment” means any prepayment, redemption, purchase, repurchase (including pursuant to any tender offer, offer to purchase or repurchase, or similar process or arrangement), retirement or other reduction (including upon cancellation after contribution, assignment or other transfer thereof to -67- the Lead Borrower or any of its Restricted Subsidiaries) of any Indebtedness (in the case of revolving credit Indebtedness, to the extent accompanied by a corresponding permanent reduction of commitments); “Prepay” and “Prepaid” shall have correlative meanings. “Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”. “Prime Rate” means the rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. “Priority Payable Reserve” means, in each case other than items reflected in the GST, HST Tax Reserve and the Rent and Charges Reserves, with respect to the North American Loan Parties, the total amount of liabilities at such time of the North American Loan Parties which are secured by a Lien, choate or inchoate, which ranks or is capable of ranking prior to or pari passu with the Administrative Agent’s Liens in respect of North American Eligible Accounts or North American Eligible Inventory, but only to the extent prescribed pursuant to Canadian law and statute then in force, including amounts owing for wages (including amounts protected by the Wage Earner Protection Program Act (Canada)), vacation pay, employee deductions, sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers’ compensation, government royalties, employee and employer pension plan contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls), Taxes, and other statutory or other claims that have or may have priority over, or rank pari passu with, the Administrative Agent’s Liens. “Pro Forma Basis” or “pro forma effect” means, as to any calculation of any financial ratio or test (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Net Interest Coverage Ratio, the Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets or any component definitions of any of the foregoing), such financial ratio or test shall be calculated on a pro forma basis in accordance with Section 1.11 and shall give pro forma effect to any Specified Transactions (and if applicable, any Limited Condition Transaction) and other pro forma adjustments pursuant to Section 1.11. “Projections” means the projections provided by the Lead Borrower and its subsidiaries included in any confidential information memorandum, lender presentation and other marketing materials used in syndicating and marketing the Aggregate North American Commitments prior to the SecondFifth Amendment Effective Date, including any financial estimates, forecasts and other forward looking financial information set forth therein. “Promissory Note” means a promissory note of the relevant Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Revolving Loans of such Borrower to such Lender resulting from the Revolving Loans made by such Lender. “Protective Advance” has the meaning assigned to such term in Section 2.06(a). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other

-68- jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees. “Public Lender” has the meaning assigned to such term in Section 9.01(d). “QFC Credit Support” has the meaning assigned to such term in Section 9.27. “Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock. “Qualified Cash” means the amount of unrestricted cash and cash equivalents of the applicable Loan Parties at such time to the extent held in an account both (a) maintained with the Administrative Agent and (b) subject to a Blocked Account Agreement in favor of the Administrative Agent and in compliance with Section 5.15. “Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent). “Ratio Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap”. “Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon). “Refinancing” means, substantially concurrently with the initial funding of the Revolving Loans on the Second Amendment Effective Date, (a) all Indebtedness for borrowed money of the Lead Borrower and its subsidiaries under the Original ABL Credit Agreement and (b) at the Lead Borrower’s option, all or a portion of any amounts outstanding for borrowed money of the Lead Borrower and its subsidiaries under the First Lien Credit Agreement (including by rollovers, exchanges or similar transactions into new tranches thereunder), in each case, will be refinanced and each will be amended and restated to, among other things, extend the maturity thereof. “Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p). “Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix). “Register” has the meaning assigned to such term in Section 9.05(b). “Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. -69- “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater. “Relevant Governmental Body” means (a) with respect to Revolving Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to Revolving Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Revolving Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (d) with respect to Revolving Loans denominated in any other Agreed Currency, (i) the central bank for the currency in which such Revolving Loan is denominated or any central bank or other supervisor which is responsible for supervising either (x) interest rates in such Agreed Currency or (y) the administrator of interest rates in such Agreed Currency or (ii) any working group or committee officially endorsed or convened by (w) the central bank for the currency in which any interest rates in such Agreed Currency is denominated, (x) any central bank or other supervisor that is responsible for supervising either (A) interest rates in such Agreed Currency or (B) the administrator of interest rates in such Agreed Currency, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board or any part thereof. “Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Canadian Dollars, the Term CORRA Rate, (c) Sterling, the SONIA Rate, (d) Australian Dollars, the BBSY Rate and (e) Euro, the EURIBOR Rate. “Rent and Charges Reserve” means the aggregate of (a) all past due amounts due and owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any North American Eligible Inventory and could legally assert a Lien on any North American Eligible Inventory; and (b) an amount equal to up to three (3) months’ rent for all of the Loan Parties’ leased locations or the amount that may be payable for up to three (3) months to any third party warehouse or other storage facilities where North American Eligible Inventory is located, in each case, other than (x) any such location with respect to which the Administrative Agent shall have received a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood that upon receipt of any such Collateral Access Agreement with respect to such location the portion of any Rent and Charges Reserve attributable to such location shall be immediately -70- released), (y) any amounts being disputed in good faith and (z) any such location where North American Eligible Inventory not in excess of $2,000,000 is located. “Representatives” has the meaning assigned to such term in Section 9.13. “Required Lenders” means, at any time, Lenders having Revolving Credit Exposure or unused Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and unused Commitments at such time; provided that the Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time; provided, further, that the amount of any participation in any Swingline Loan and unreimbursed LC Obligations that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or Issuing Bank, as the case may be, in making such determination to the extent such Lender that is the Swingline Lender or Issuing Bank is not a Defaulting Lender. “Required Minimum Balance” has the meaning assigned to such term in Section 5.15(b). “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, local, municipal, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Rescindable Amount” has the meaning as defined in the last paragraph of Article 8. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and, any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, the Second Amendment Effective Date or the Third Amendment Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices and certificates given pursuant to Article 2 and Article 5, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Lead Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Lead Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments. -71- “Restricted Debt” has the meaning assigned to such term in Section 6.04(b). “Restricted Debt Payment” has the meaning assigned to such term in Section 6.04(b). “Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Lead Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Lead Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Lead Borrower now or hereafter outstanding. “Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Lead Borrower. “Revaluation Date” means (a) with respect to any Revolving Loan, each of the following: (i) the date of the Borrowing of such Revolving Loan, (ii) each date of any continuation of such Revolving Loan pursuant to the terms of this Agreement, (iii) the date of delivery of the applicable Borrowing Base Certificate required to be delivered pursuant to Section 5.01(l) (without giving effect to the proviso thereto) and (iv) the date of any voluntary reduction of the related Commitment pursuant to Section 2.09(c); (b) with respect to any Letter of Credit, each of the following: (i) the date of on which such Letter of Credit is issued, (ii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof and (iii) the date of delivery of the applicable Borrowing Base Certificate required to be delivered pursuant to Section 5.01(l) (without giving effect to the proviso thereto); and (c) any additional date as the Administrative Agent or the relevant Issuing Bank, as applicable, may determine or the Required Lenders may require at any time. “Revolving Credit Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Total Revolving Credit Exposure, at such time. “Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility and/or any Extended Revolving Facility. “Revolving Loans” means the Initial Revolving Loans, the Swingline Loans and the Additional Revolving Loans. “Royalty Reserve” means, as of any date of determination, the aggregate of (a) all past due royalty payments owing by a Loan Party as of such date of determination, plus (b) an amount equal to projected royalty payments anticipated to be owing by the Loan Parties in the three (3) months following such date of determination. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the S&P Global, Inc. and any successor thereto. “Sale and Lease-Back Transaction” means the lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the applicable Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Lead Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by any Borrower or such

-72- Restricted Subsidiary to any Person (other than the Lead Borrower or any of its Restricted Subsidiaries) in connection with such lease. “Sanctions” has the meaning assigned to such term in Section 3.17(a). “Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(a)(ii). “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions. “Second Amendment” means that certain Amendment No. 2 to ABL Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrowers, the Administrative Agent and the Lenders party thereto. “Second Amendment Effective Date” means June 1, 2021. “Secured Banking Services Obligations” means the Banking Services Obligations of a Loan Party provided by Secured Banking Services Providers, in each case, that (a) have been designated to the Administrative Agent in writing by the Lead Borrower as being Secured Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (i) to appoint the Administrative Agent as its non-fiduciary agent under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article 8, Section 9.03, Section 9.10 and Section 9.11 hereof and the ABL Intercreditor Agreement (and any other applicable Additional Agreement) as if it were a Lender; provided, that (i) in such designation, the Lead Borrower may further designate such Secured Banking Services Obligations to be pari passu with Secured Obligations in respect of the Initial Revolving Loans in the allocation of proceeds pursuant to subclause (z) of clause fourth in Section 2.18(b) (it being agreed that unless expressly designated as such, Secured Banking Services Obligations shall be included after clause fourth in the allocation of proceeds in Section 2.18(b)), and (b) Secured Banking Services Obligations shall not include any Banking Services Obligations that have been designated as “Banking Services Obligations” that constitute “Secured Obligations”, in each case, under and as defined in the First Lien Credit Agreement or any equivalent under the First Lien Facility. “Secured Banking Services Provider” means the Administrative Agent, any Lender or any Arranger or an Affiliate or branch of the Administrative Agent, any Lender or any Arranger as of the Second Amendment Effective Date or at the time when such an arrangement is entered into, that is providing Banking Services. “Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) of any Loan Party under each Hedge Agreement that (a) is in effect on the Second Amendment Effective Date between any Loan Party and a counterparty that is or becomes the Administrative Agent, a Lender, an Arranger or any Affiliate or branch of the Administrative Agent, a Lender or an Arranger as of the Second Amendment Effective Date or (b) is entered into after the Second Amendment Effective Date between any Loan Party and any counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Lead Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender; provided that for any such Secured Hedging Obligations to constitute “Designated Hedging Obligations,” the applicable Loan -73- Party must have provided written notice to the Administrative Agent substantially in the form of Exhibit N notifying the Administrative Agent of (i) the existence of the applicable Hedge Agreement and (ii) the maximum amount of obligations of the applicable Loan Party that may arise thereunder (the “Hedge Product Amount”). The Hedge Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and Loan Party. No Hedge Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance. “Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt to (b) Consolidated Adjusted EBITDA, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis; provided, that solely for purposes of determining the Applicable Rate, the amount of Consolidated Secured Debt attributable to the Revolving Facility and any other revolving credit facility as of the last day of any Fiscal Quarter included in the calculation of Secured Leverage Ratio shall be the average outstanding balances thereof as reflected on the balance sheets in the financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, for such Fiscal Quarter and the prior three (3) Fiscal Quarters. “Secured Obligations” means all Obligations, together with (a) all Secured Banking Services Obligations and (b) all Secured Hedging Obligations. “Secured Parties” means (a) the Lenders, (b) the Issuing Banks, (c) the Administrative Agent, (d) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (e) Secured Banking Services Provider, (f) the Arrangers and (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document. “Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement. “Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder. “Security Agreements” means the US Security Agreement and the Canadian Security Agreement. “SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day. “SOFR Adjustment” means, with respect to Term SOFR and Daily Simple SOFR, 0.10% per annum. -74- “SONIA” means with respect to any applicable determination date the Sterling Overnight Index Average Reference Rate published on the Business Day preceding such date on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto. “SONIA Adjustment” means, with respect to SONIA, 0.05% per annum. “SONIA Rate” means, for any day, with respect to any Credit Extension denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, if any SONIA Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in a SONIA Rate shall be effective from and including the date of such change without further notice. “SONIA Rate Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SONIA”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) that the Administrative Agent and the Lead Borrower reasonably agree may be appropriate, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent and the Lead Borrower reasonably agree is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “SONIA Rate Revolving Loan” means a Revolving Loan that bears interest at a rate based on the definition of “SONIA Rate.” All SONIA Rate Revolving Loans must be denominated in Sterling. “Spain” means the Kingdom of Spain. “Spanish Borrower” has the meaning assigned to such term in the preamble to this Agreement. “Spanish Civil Code” means the Spanish Civil Code approved by Royal Decree on July 24, 1889 (Real decreto de 24 de julio de 1889 por el que se publica el Código Civil), as amended from time to time. “Spanish Civil Procedure Law” means Law 1/2000 of January 7 (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil), as amended from time to time. “Spanish Commercial Code” means the Spanish Commercial Code approved by Royal Decree on August 22, 1885 (Real decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended from time to time. “Spanish Companies Law” means Royal Legislative Decree 1/2010 of July 2 (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended from time to time. -75- “Spanish Insolvency Law” means the Royal Legislative Decree 1/2020 of May 5 approving the restated text of the Insolvency law (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended from time to time (including, without limitation, by means of Law 61/2022 of September 5 approving the amendment of the restated text of the Insolvency Law (Ley 16/2022, de 5 de septiembre, de reforma del texto refundido de la Ley Concursal). “Spanish Lender” means a Lender which is: (a) a Spanish-resident financial entity (entidad de crédito o establecimiento financiero de crédito) to which paragraph (c) of article 61 of the Corporate Income Tax Regulations approved by the Royal Decree 634/2015 on 10 July (Real Decreto 634/2015, de 10 de julio, por el que se aprueba el Reglamento del Impuesto sobre Sociedades), as amended or restated, apply; (b) a Spanish permanent establishment of a non-Spanish financial entity, that is registered with the Bank of Spain and to which the second paragraph of article 8.1 of the Non Resident Income Tax Regulation approved by the Royal Decree 1776/2004 on 30 July 2004 (Real Decreto 1776/2004, de 30 de julio de 2004, por el que se aprueba el Reglamento del Impuesto sobre la Renta de no Residentes), as amended or restated, apply; or (c) a Spanish-resident securitization fund to which paragraph (k) of article 61 of the Corporate Income Tax Regulations approved by the Royal Decree 634/2015 on 10 July (Real Decreto 634/2015, de 10 de julio, por el que se aprueba el Reglamento del Impuesto sobre Sociedades), as amended or restated, apply. “Spanish Public Document” means, a documento público, being either an escritura pública or a póliza o efecto intervenido por fedatario público. “Spanish Qualifying Lender” means, in respect of a payment by or in respect of a Spanish Borrower, a Lender which is beneficially entitled to interest payable by a Spanish Borrower to that Lender in respect of an advance under a Loan Document and is: (a) a Spanish Lender; (b) a Spanish Treaty Lender; or (c) tax resident in a member state of the European Union, other than Spain, or the European Economic Area, acting through a permanent establishment of such European Union or such European Economic Area resident located in another Member State of the European Union (other than Spain) or the European Economic Area, to which the income obtained is effectively connected, provided that it does not obtain the income through a territory considered to be a tax haven for Spanish Tax purposes (in accordance with the Royal Decree 1080/1991, of 5 July (Real Decreto 1080/1991, de 5 de julio), and paragraphs 1 and 2 of the First Additional Provision of Law 36/2006, of 29 November (Disposición Adicional Primera de la Ley 36/2006, de 29 de noviembre), as amended or restated). “Spanish Royal Decree 5/2005” means the Royal Decree Law 5/2005 of March 11, 2005 of urgent reforms for the productivity and for the improvement of the public sector contracting (Real Decreto Ley 5/2005, de 11 de marzo, de reformas urgentes para el impulso de la productividad y para la mejora de la contratación pública), as amended from time to time.

-76- “Spanish Treaty Lender” means in relation to a payment of interest by or in respect of a Spanish Borrower under any Loan Document, a Lender which: (a) is treated as a resident of a jurisdiction having a double tax agreement Spain which makes provision for full exemption for Tax imposed by Spain on interest payments and qualifies for such exemption on the basis its resident jurisdiction. (b) does not carry on a business in Spain through a permanent establishment with which that Lender'sLender’s participation in the Loan is effectively connected; and (c) fulfills any other conditions which must be fulfilled under the relevant Spanish Treaty in order to benefit from full exemption from Tax imposed by Spain on interest including the completion of any necessary procedural formalities. “SPC” has the meaning assigned to such term in Section 9.05(e). “Special Notice Currency” means at any time an Alternate Currency, other than the currency of a country that (a) is a member of the Organization for Economic Cooperation and Development at such time and (b) is located in North America or Europe. “Specified Default” means any Event of Default arising under Section 6.15(a) after the expiration of any cure periods set forth in Section 6.15(b), Section 7.01(a) (solely with respect to principal, interest and recurring fees), Section 7.01(d) (with respect to any material misrepresentation in any Borrowing Base Certificate that resulted in its material overstatement of the Borrowing Base), Section 7.01(e)(i), Section 7.01(e)(ii), Section 7.01(f) or Section 7.01(g). “Specified Transaction” means (a) (i) any incurrence or issuance of any Indebtedness (excluding any borrowings under this Agreement or any Additional Revolving Facility incurred substantially concurrently with such Specified Transaction), and (ii) any Prepayment of any Indebtedness (in the case of any Additional Revolving Facility, to the extent accompanied by a permanent reduction in the commitments thereunder), (b) to the extent applicable in determining the First Lien Leverage Ratio, the incurrence of any Lien on Collateral, (c) any Permitted Acquisition and any Investment that results in a Person becoming a Restricted Subsidiary, (d) any Restricted Payment, (e) any Restricted Debt Payment, (f) any Disposition, whether by purchase, merger, amalgamation or otherwise, of (i) all or substantially all of the assets of, or any business line, unit or division or product line of, the Lead Borrower or any Restricted Subsidiary, (ii) the Capital Stock of any Restricted Subsidiary that results in such Restricted Subsidiary no longer being a Restricted Subsidiary of the Lead Borrower, or (iii) any asset pursuant to Section 6.07(h) having a Fair Market Value greater than $50,000,000, (g) to the extent elected by the Lead Borrower to be excluded in calculating Consolidated Adjusted EBITDA, any designation of operations or assets of a Borrower or a Restricted Subsidiary as discontinued operations in accordance with GAAP, (h) solely for the purposes of determining the applicable amount of Cash and Cash Equivalents, any contribution of capital to (and the Net Proceeds from the issuance of any Qualified Capital Stock by) a Borrower or a Restricted Subsidiary, (i) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with this Agreement, and (j) any other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a Pro Forma Basis or after giving pro forma effect thereto. “Specified Transaction Date” means the date a Specified Transaction is consummated. “Split Collateral Basis” means, with respect to any Indebtedness, the obligations thereunder are secured by ABL Priority Collateral on a junior priority basis relative to the Secured -77- Obligations and secured by the First Lien Collateral on a senior priority basis relative to the Secured Obligations, in each case, as provided in an ABL Intercreditor Agreement. “Sponsors” means (a) CCMP Capital Advisors, LLC and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates and (b) MSD Partners, L.P. and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates. “Spot Rate” means, on any date of determination, the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in Administrative Agent'sAgent’s principal foreign exchange trading office for the first currency. “Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder. “Sterling” or “£” means the lawful currency of the United Kingdom. “Subject Default” has the meaning assigned to such term in Section 1.03(e). “Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”. “Subordinated Indebtedness” means any Indebtedness (other than Indebtedness among Holdings and/or its subsidiaries) of the Borrowers or any of their Restricted Subsidiaries that is contractually subordinated in right of payment to the Obligations. “subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Lead Borrower. “Subsidiary Guarantor” means (a) on the Second Amendment Effective Date, each Restricted Subsidiary of any North American Borrower (other than any subsidiary that is an Excluded Subsidiary) and (b) thereafter, each subsidiary of the Lead Borrower that guarantees any of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof. Notwithstanding the foregoing, the Lead Borrower may elect, in its sole discretion, to cause any North -78- American Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to provide a Loan Guaranty by causing such Restricted Subsidiary to execute and deliver a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto and, subject to such execution and delivery, any such Restricted Subsidiary shall be a Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that upon such election such Restricted Subsidiary shall no longer be deemed to be an Excluded Subsidiary; provided, further, that the Lead Borrower may elect to re-designate such Restricted Subsidiary as an Excluded Subsidiary (and such Restricted Subsidiary shall be released from the Loan Guaranty pursuant to Section 9.23), provided that, at the time of such designation, the Investments in such Restricted Subsidiary made while such Restricted Subsidiary was a Loan Party and the Indebtedness and Liens of such Restricted Subsidiary incurred while such Restricted Subsidiary was a Loan Party will be deemed to constitute Investments, Indebtedness and Liens, respectively, of a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement. “Successor Rate” means a Term SOFR Successor Rate and/or Alternate Currency Term Successor Rate, as applicable. “Super Majority Lenders” means, at any time, Lenders having Initial Revolving Credit Exposure and unused Initial Commitments representing more than 66-2/3% of the sum of the aggregate Initial Revolving Credit Exposure and such unused Initial Commitments of all Lenders at such time; provided that the Initial Revolving Credit Exposure and unused Initial Commitment of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time. “Supply Chain Financing Services” means any supply chain financing services, trade payables services, supplier accounts receivables services, or similar arrangements provided to Holdings, the Borrowers or any Restricted Subsidiary. “Supported QFC” has the meaning assigned to such term in Section 9.27. “Supporting Information” means (a) a detailed aging, by total, of the Loan Parties’ Accounts, together with reconciliation and supporting documentation for any reconciling items noted and (b) a listing of the Loan Parties’ Inventory pursuant to a detailed Inventory system/perpetual report together with a reconciliation to the Loan Parties’ general ledger accounts. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligations” means, with respect to any North American Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. -79- “Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans hereunder to the US Borrower and, subject to the Canadian Swingline Sublimit, to the Canadian Borrower pursuant to Section 2.24(a). As of the ThirdFifth Amendment Effective Date, the amount of the Swingline Commitment is $50,000,000. The Swingline Commitment is part of and not in addition to the Aggregate North American Commitments. “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Initial Revolving Lender at any time shall equal to its Applicable Percentage of the aggregate Swingline Exposure at such time. “Swingline Lender” means Bank of America (including acting through its Canada branch with respect to Swingline Loans to the Canadian Borrower), in its capacity as lender of Swingline Loans hereunder, or any successor lender of Swingline Loans hereunder. “Swingline Loan” means any Revolving Loan made pursuant to Section 2.24(a). “Swingline Loan Request” means a notice requesting a Borrowing of Swingline Loans pursuant to Section 2.24(b), which shall be substantially in the form of Exhibit B-3 or such other form as approved by the Administrative Agent. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “Tax and Trust Funds” has the meaning assigned to such term in the definition of “Excluded Assets”. “Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three- months’ duration. “Term CORRA Rate” has the meaning assigned to such term in the definition of “Alternate Currency Term Rate”. “Term CORRA Revolving Loan” means Revolving Loans denominated in Canadian Dollars and bearing interest at a rate determined by reference to the Term CORRA Rate. “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Revolving Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the

-80- rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to an ABR Revolving Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement. “Term SOFR Replacement Date” has the meaning assigned to such term in Section 2.14(a)(ii). “Term SOFR Revolving Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR. “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Term SOFR Successor Rate” has the meaning assigned to such term in Section 2.14(a)(ii). “Termination Date” means the date that all or any Commitments have expired or terminated and the principal of and interest on each Revolving Loan and all fees, expenses and other amounts and Obligations payable under any Loan Document, Banking Services Obligations and Hedging Obligations have been paid in full (other than (a) contingent indemnification obligations and (b) Banking Services Obligations or Hedging Obligations that are not being terminated as to which arrangements reasonably satisfactory to the applicable counterparty have been made), all Letters of Credit, Swingline Loans and Protective Advances have expired or have been terminated (or have been collateralized or back- stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed. “Test Period” means, as of any date, subject to Section 1.11, the period of four (4) consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a) hereunder, “Test Period” means the period of four (4) consecutive Fiscal Quarters then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, under the Original ABL Credit Agreement. “Third Amendment” means that certain Amendment No. 3 to ABL Credit Agreement, dated as of the Third Amendment Effective Date, among the Borrowers, the Administrative Agent, the Lenders party thereto and the other parties thereto. “Third Amendment Effective Date” means October 7, 2022. “Threshold Amount” means $40,000,000. -81- “Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt to (b) Consolidated Adjusted EBITDA, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis. “Total Revolving Credit Exposure” means at any time, the sum of the Initial Revolving Credit Exposure of all Lenders and the Additional Revolving Credit Exposure of all Lenders. “Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business connected to the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing. “tranche” has the meaning assigned to such term in Section 2.23(a). “Transaction Costs” means (a) fees, premiums, penalties, breakage costs, interest expense to satisfy and discharge any securities with a redemption date after the Second Amendment Effective Date, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings, the Borrowers and their respective subsidiaries or any Parent Company of the US Borrower in connection with the Transactions and the transactions contemplated thereby and (b) any payments to be made after the Second Amendment Effective Date from the proceeds of the Revolving Loans, Indebtedness under the First Lien Credit Agreement, cash on hand of Holdings, the Borrowers and their respective subsidiaries or any Parent Company of the US Borrower. “Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Revolving Loans hereunder, (b) the Refinancing (c) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the First Lien Credit Agreement) to which they are a party and the incurrence of Indebtedness under the First Lien Credit Agreement on the Second Amendment Effective Date, and (d) the payment of the Transaction Costs. “Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix). “Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code. “Trust Fund Account” means any account containing Cash and Cash Equivalents consisting solely of Tax and Trust Funds. “Trust Fund Certificate” means a certificate of a Responsible Officer of the Lead Borrower certifying (a) the type and amount of any Tax and Trust Funds contained or held in a Blocked Account, and (b) that (x) the obligation requiring such Tax and Trust Funds is due and payable within fifteen (15) Business Days of delivery of such certificate and (y) amounts on deposit in any applicable Trust Fund Account are insufficient to make such payment. “Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is -82- determined by reference to Term SOFR, the Term CORRA Rate, the Canadian Prime Rate, the Canadian Base Rate, the SONIA Rate, the BBSY Rate, the EURIBOR Rate or the Alternate Base Rate. “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unrestricted Subsidiary” means any subsidiary of any Borrower designated by the Lead Borrower as an Unrestricted Subsidiary on the SecondFifth Amendment Effective Date and listed on Schedule 5.10 or after the SecondFifth Amendment Effective Date pursuant to Section 5.10. “U.S.” or “United States” means the United States of America. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f). “US Borrower” has the meaning assigned to such term in the preamble to this Agreement. “US Collateral” means any and all property of any US Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any US Loan Party, now existing or hereafter acquired, that constitutes ABL Priority Collateral and that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document, in each case, to secure the Secured Obligations. “US Concentration Account” has the meaning assigned to such term in Section 5.15(a). “US Letters of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(A). “US Loan Parties” means Holdings, the US Borrower and each Subsidiary Guarantor that is a US Person. “US Lockbox” has the meaning assigned to such term in Section 5.15(a). “US Person” means any(a) for purposes of the Outbound Investment Rule, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the -83- United States, or (b) otherwise, any Person that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia. “US Security Agreement” means the Amended and Restated US Pledge and Security Agreement, dated as of the Second Amendment Effective Date, substantially in the form of Exhibit J, among the US Loan Parties and the Administrative Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. “US Successor Borrower” has the meaning assigned to such term in Section 6.07(a). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107- 56 (signed into law October 26, 2001)). “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation. “Wholly-Owned Restricted Subsidiary” means each Wholly-Owned Subsidiary that is a Restricted Subsidiary. “Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Revolving Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan” or an “Additional European Incremental Revolving Facility Revolving Loan”) or by Type (e.g., a “Term SOFR Revolving Loan” or a “SONIA Rate Revolving Loan”) or by Class and Type (e.g., a “Term SOFR Initial Revolving Loan” or a “SONIA Rate Additional European Incremental Revolving Facility Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Revolving Borrowing” or an “Additional European Incremental Revolving Facility Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing” or a “SONIA Rate Borrowing”) or by Class and Type (e.g., a “Term SOFR Initial

-84- Revolving Borrowing” or a “SONIA Rate Additional European Incremental Revolving Facility Revolving Borrowing”). Section 1.03 Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. (b) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. (c) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (or any Loan Document (as defined in the First Lien Credit Agreement)) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (ii) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (v) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (vi) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (vii) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. (d) Notwithstanding anything else provided herein or in any other Loan Document, any interest, fee or principal payments on any Indebtedness due and payable (or paid) as of the last Business Day of a calendar month, calendar quarter or calendar year, as applicable, shall be deemed to have been due and payable (or paid) as of the end of the respective fiscal month, Fiscal Quarter or Fiscal Year, as applicable, ended closest to such calendar period for purposes of all calculations of Consolidated Secured Debt, Consolidated First Lien Debt, Consolidated Total Debt and Consolidated Adjusted EBITDA hereunder. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, any Default or Event of Default, other than any Event of Default which cannot be waived without the written consent of each Lender or of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” or to “exist” if the events, actions, inactions or conditions that gave rise to such Default or Event of Default have been or are deemed to have been remedied or cured (including by payment, delivering notice or taking any action (including if paid, delivered or taken after the specified time for such action or after the expiration of any grace or cure periods therefor), omitting to take any action or unwinding or modifying any prior action or event to the extent necessary for such action or event to be or have been permitted) or have ceased to exist and the Lead Borrower would otherwise have been -85- in compliance with this Agreement but for such Default or Event of Default and the consequences thereof (any such Default or Event of Default, a “Subject Default”) and upon any Subject Default having been cured, remedied or waived or deemed to no longer to exist or be continuing or to have been remedied or cured, each other Default or Event of Default that may have resulted from the making or deemed making of any representation or warranty, the taking of any action or the consummation of any transaction due to the continuation or existence of the Subject Default shall automatically be deemed to have been cured and no longer continuing; provided, that the foregoing shall not be applicable (i) with respect to any Default or Event of Default if a “responsible officer” of the Lead Borrower had actual knowledge that such events, actions, inactions or conditions constituted a Default or Event of Default and knowingly failed to give timely notice to the Administrative Agent of such Default or Event of Default required herein or (ii) in the case of a Subject Default with respect to (A) any failure to comply with the cash management provisions in accordance with Section 5.15 within ten (10) Business Days after the Administrative Agent shall have given notice to the Lead Borrower that such failure constitutes an Event of Default, (B) any failure to deliver any Borrowing Base Certificate in accordance with Section 5.01(l) within five (5) Business Days after the occurrence of any Event of Default arising therefrom, or (C) any overstatement of any Borrowing Base in any Borrowing Base Certificate, as a result of which (w) the Initial Revolving Credit Exposure exceeded the North American Line Cap, (x) the Total Revolving Credit Exposure exceeded the Line Cap, (y) a Covenant Trigger Event was not triggered, but would have been triggered if the Borrowing Base had been correctly calculated, or (z) a Liquidity Period did not occur, but would have occurred if the Borrowing Base had been correctly calculated. (f) In the context of an amalgamation pursuant to the laws of Canada or any province or territory thereof, “the continuing or surviving corporation” shall include the Person resulting from such amalgamation. Section 1.04 Accounting Terms; GAAP. (a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Fixed Charge Coverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time (except as otherwise provided in the definition of “GAAP”); provided that (i) if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes or became effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (ii) if such an amendment is requested by the Lead Borrower or the Required Lenders, then the Lead Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any subsidiary at “fair value”, as defined -86- therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Lead Borrower notifies the Administrative Agent that the Lead Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, thereafter “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Lead Borrower cannot elect to report under GAAP). (b) Notwithstanding paragraph (a) above, solely for purposes of determining the amount any Capital Lease, Consolidated Interest Expense, Consolidated Total Debt and Indebtedness, GAAP shall exclude the accounting treatment requiring all leases to be reflected as liabilities on the balance sheet and capitalized, and only those leases that would constitute Capital Leases in conformity with GAAP prior to the implementation of such accounting treatment shall be considered Capital Leases, and all calculations and determinations under this Agreement or any other Loan Document shall be made in a manner consistent therewith. Section 1.05 Quebec and Spanish Terms. (a) Quebec Terms. For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (f) PPSA shall be deemed to include the Civil Code of Quebec and all references to filing, registering or recording under the UCC or PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “joint and several” shall be deemed to include “solidary”, (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (m) “beneficial ownership” shall be deemed to include “ownership”, (n) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatory or prête-nom”, (o) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, (p) “lease” shall be deemed to include a “leasing contract”, and (q) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”. (b) Spanish Terms. For purposes of any assets, liabilities or entities located in the Spain and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Spain or a court or tribunal exercising jurisdiction in the Spain or where it relates to an entity incorporated in Spain or to an entity having its center of main interests (as that term is used in Article 3(1) of the Regulation (EU) No 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended) in Spain, a reference to: (a) a “winding-up”, “administration” or “insolvency” or “dissolution” means a liquidación, disolución, procedimiento concursal, concurso as defined in Spanish Insolvency Law or the declaration of insolvency (declaración de concurso), including any solicitud de inicio del procedimiento de concurso voluntario, the request of declaration of insolvency by a third party (solicitud de concurso -87- por acreedores) which results in the declaration of insolvency proceedings by the relevant court (declaración de concurso necesario) and “insolvency proceeding” means a declaración de concurso, mandatory or voluntary (necesario o voluntario) and any step or proceeding related to a concurso under the Spanish Insolvency Law (including, without limitation, any petition filed under article 583 or article 631 and subsequent of585 or any other equivalent legal proceeding, including those set out in Article 614 et seq. of the Spanish Insolvency Law and any "step" or "proceeding" related to it has the meaning attributed to them under the Spanish Insolvency Law); (b) “liquidator”, “receiver”, “administrative receiver” or “administrator” means mediador concursal, administrador del concurso, administración concursal or any other person or entity performing the same function; (c) a “reorganization, composition”, “compromise”, “assignment” or similar arrangement with any creditor means a convenio or acuerdo extrajudicial de refinanciación for the purposes of includes, without limitation, the celebration of a convenio de acreedores in the context of a concurso, or any restructuring plan (plan de reestructuración) within the meaning of articles 614 et seq. of the Spanish Insolvency Law; (d) a “compulsory manager”, “receiver” or “administrator” means an administrador concursal, liquidador or any other person appointed as a result of any proceedings described in paragraphs (a) to (c) above; (e) “financial assistance” has the meaning stated in Chapter VI of Title IV of the Spanish Companies Law or in any other foreign law on financial assistance that is mandatorily applicable to a Spanish Borrower; (f) a “matured obligation” means any crédito líquído, vencido y exigible; (g) a “person being unable to pay its debts” means that person being in a state of concurso as defined in Spanish Insolvency Law; (h) “trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable law; (i) “set-off” would include to the extent legally possible the rights to compensate under Spanish Royal Decree 5/2005; (j) “penalty” means cláusula penal; and (m) “wilfulwillful misconduct” means dolo. Section 1.06 Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires. Section 1.07 Timing of Payment of Performance. Subject to the definitions of Interest Payment Date and Interest Period, when payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Section 1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). Section 1.09 Currency Generally; Exchange Rate. (a) For purposes of any determination under Article 5, Article 6 (other than Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of a Specified Transaction, in a currency other than Dollars, (i) the Dollar Equivalent amount of such Specified Transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such Specified Transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other

-88- Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any Specified Transaction so long as such Specified Transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.15 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness. Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Lead Borrower would not be in compliance with Section 6.15 if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.15 if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency effects of any Hedge Agreement permitted hereunder and entered into with respect to the currency exchange risks relating to such Indebtedness), then, solely for purposes of compliance with Section 6.15, the Fixed Charge Coverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates. (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency. Section 1.10 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Revolving Loans with Incremental Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in Canadian Dollars”, “in Euro”, “in Sterling”, “in Australian Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement. Section 1.11 Certain Conditions, Calculations and Tests. (a) Notwithstanding anything to the contrary herein, with respect to any intended acquisition, Investment (other than Investments in a Borrower or any Restricted Subsidiary), Restricted -89- Payment and/or Restricted Debt Payment (each, taken together with any related actions and transactions (including, in the case of any Indebtedness (including any Incremental Revolving Facilities), the incurrence, repayment and other intended uses of proceeds), a “Limited Condition Transaction”), to the extent that the terms of this Agreement require satisfaction of, or compliance with, any condition, test or requirement (including satisfaction of, or compliance with, the Payment Conditions, subject to the limitations set forth in the first proviso below), in order to effect, incur or consummate such Limited Condition Transaction (including (w) compliance with any financial ratio or test (including, without limitation, Section 2.22, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio, the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing), 30-Day Average Availability and/or Availability), (x) the making or accuracy of any representations and warranties, (y) the absence of a Default or Event of Default (or any type of Default or Event of Default, including any Specified Default) and/or (z) any other condition, test or requirement), at the election of the Lead Borrower (a “LCT Election”), the date of determination of whether any relevant conditions, tests and requirements are satisfied or complied with shall be made on, and shall be deemed to be, the date (the “LCT Test Date”) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, delivery of notice of redemption, Prepayment, declaration of dividend or similar event), giving pro forma effect to such Limited Condition Transaction (including any related actions and transactions) pursuant to this Section 1.11, provided, that with respect to determining the satisfaction of, or compliance with, the Payment Conditions (1) an LCT Election may be made with respect to 30-Day Average Availability and/or Availability solely in connection with Permitted Acquisitions (or similar Investments) and any related actions and transactions, including Indebtedness (including Liens securing such Indebtedness) to be incurred or assumed in connection with Permitted Acquisitions (or similar Investments), but not in connection with Restricted Payments and/or Restricted Debt Payments, (2) if the Lead Borrower has made an LCT Election with respect to any Permitted Acquisition (or similar Investment) that is anticipated to be funded in whole or in part with Revolving Loans hereunder (the Revolving Loans anticipated to be funded in connection therewith, the “Subject Loans”), then the Subject Loans shall be deemed to be outstanding for all purposes of this Agreement (other than the calculation of “Applicable Rate” and “Commitment Fee Rate” and for calculation of interest owing hereunder), including for purposes of determining Availability in connection with any request for a Credit Extension, evaluating whether a Covenant Trigger Period or a Cash Dominion Period has occurred and is continuing and/or determining satisfaction of, or compliance with, the Payment Conditions on a Pro Forma Basis with respect to any unrelated transactions or actions expressly subject to satisfaction of, or compliance with, the Payment Conditions on a Pro Forma Basis on or following the applicable LCT Test Date and prior to the earlier of the date on which such Permitted Acquisition (or similar Investment) is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Permitted Acquisition (or similar Investment) is terminated or expires without consummation of such Permitted Acquisition (or similar Investment); provided that the Lead Borrower shall be entitled to elect to deem the Subject Loans to not be outstanding as set forth above to the extent that the Lead Borrower notifies the Administrative Agent of such election, in which case the related Permitted Acquisition (or similar Investment), and any related incurrence of Indebtedness and Liens, shall be deemed to not be a Limited Condition Transaction for purposes of testing the Payment Conditions thereafter and (3) in no event shall the satisfaction of the conditions to the incurrence of a Credit Extension set forth in Section 4.02 be subject to an LCT Election under this Section 1.11(a). If the Lead Borrower has made an LCT Election for any Limited Condition Transaction and such Limited Condition Transaction (including any related actions and transactions) would be permitted on the LCT Test Date, (i) each such condition, test and requirement shall be deemed satisfied and complied with for all purposes of such Limited Condition Transaction and (ii) any change in status of any such condition, test and requirement between the LCT Test Date and the taking of the relevant actions or consummation of the relevant transactions such that any applicable financial ratios or tests, baskets, conditions, requirements or provisions would be exceeded, breached or otherwise no longer complied with or satisfied for any reason (including due to fluctuations in -90- Consolidated Adjusted EBITDA or Consolidated Total Assets or the Person subject to such Limited Condition Transaction) shall be disregarded such that all financial ratios or tests, baskets, conditions, requirements or provisions shall continue to be deemed complied with and satisfied for all purposes of such Limited Condition Transaction, all applicable transactions and actions will permitted and no Default or Event of Default shall be deemed to exist or to have occurred or resulted from such change in status or Limited Condition Transaction; provided, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available subsequent to the LCT Test Date, the Lead Borrower may elect, in its sole discretion, to re-determine all financial ratios or tests, baskets, conditions, requirements or provisions on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (B) except as contemplated in the foregoing clause (A), compliance with such financial ratios or tests, baskets, conditions, requirements or provisions shall not be determined or tested at any time for purposes of such Limited Condition Transaction after the applicable LCT Test Date. If the Lead Borrower has made an LCT Election, then in connection with any subsequent calculation of any financial ratios or tests (including any Incurrence-Based Baskets), thresholds and availability (including under any Fixed Basket) under this Agreement with respect to any unrelated transactions or actions on or following the applicable LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any financial ratios or tests, thresholds and availability shall be determined assuming such Limited Condition Transaction (including any related actions and transactions) had been consummated. (b) For purposes of determining the permissibility of any action, change, transaction or event or compliance with any term that requires a calculation of any financial ratio or test (including, without limitation, Sections 2.22, 2.23, 6.15, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded)), (i) Specified Transactions that have been made during the applicable Test Period (or, except as provided in Section 1.11(c), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made) and any Limited Condition Transaction (including any related actions and transactions) shall be calculated on a Pro Forma Basis and be given pro forma effect assuming that all such Specified Transactions (including any related actions and transactions) and Limited Condition Transactions had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets and Consolidated Total Debt, on the last date of the applicable Test Period) in good faith by a Responsible Officer of the Lead Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies projected by the Borrowers in good faith in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA” (calculated on a Pro Forma Basis and given pro forma effect as though such “run-rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies had been realized on the first day of such period for the entirety of such period), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”, whether through a pro forma adjustment or otherwise, and (ii) any borrowings under any revolving facility (including any Revolving Facility) made subsequent to the end of the applicable Test Period (regardless of whether incurred in connection with any Specified Transaction) shall be disregarded and excluded from such pro forma calculation (other than determinations with respect to the Borrowing Base, Availability -91- and Initial Revolving Credit Exposure and Total Revolving Credit Exposure in respect of Sections 2.01, 2.05 and 2.24). (c) The calculation of any financial ratio or test (including, without limitation, Sections 2.22 and 2.23, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded), but excluding actual compliance with Section 6.15) shall be based on the most recently ended Test Period for which internal financial statements are available (as determined in good faith by the Lead Borrower); provided, that, for purposes of the definition of “Applicable Rate”, (i) to the extent any Specified Transactions were made subsequent to the end of the applicable Test Period, such Specified Transactions shall not be given pro forma effect or be calculated on a Pro Forma Basis, and (ii) such financial ratio or test shall be based on the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable. (d) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Lead Borrower dated such date prepared in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being calculated on a Pro Forma Basis or being given pro forma effect, the interest on such Indebtedness attributable to any period subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated for as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP. Any calculation of the Fixed Charge Coverage Ratio and the Net Interest Coverage Ratio on a Pro Forma Basis will be calculated using an assumed interest rate in determining Consolidated Interest Expense based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Lead Borrower in good faith. (e) The increase in amounts secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of Section 6.02. (f) For purposes of determining compliance at any time with the provisions of this Agreement, in the event that any Indebtedness (including any Incremental Revolving Facility other than (i) the Additional European Incremental Revolving Facility, (ii) the Incremental FILO Revolving Facility and (iii) any refinancing Indebtedness in respect of the foregoing), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction, as applicable, meets the criteria of more than one category (or subcategory within any category) of exceptions, thresholds, baskets, or other provisions of transactions or items permitted pursuant to any clause of Article 6 (other than Section 6.01(a) and (y)), any component (or subcomponent) in the definition of “Incremental Cap” (other than any such component utilized to incur Additional European Incremental Revolving Facility or the Incremental FILO Revolving Facility) or any other provision of this Agreement, the Lead Borrower, in its sole discretion, may, at any time, classify or reclassify (on one or more occasions) and/or divide or re-divide (on one or more occasions) such transaction or item (or portion thereof) among one or more such categories of exceptions, thresholds, baskets or provisions, as elected by the Lead Borrower in its sole

-92- discretion (other than (A) the Initial Revolving Loans, (B) First Lien Loans outstanding on the Second Amendment Effective Date, (C) the Additional European Incremental Revolving Facility, (D) the Incremental FILO Revolving Facility and (E) any refinancing indebtedness in respect of any of the foregoing, in each case, which may not be reclassified). It is understood and agreed that any Indebtedness (including any Incremental Revolving Facility other than (i) the Additional European Incremental Revolving Facility, (ii) the Incremental FILO Revolving Facility and (iii) any refinancing Indebtedness in respect of the foregoing), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction need not be permitted solely by reference to one category (or subcategory) of exceptions, thresholds, baskets or provisions permitting such Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Article 6 (other than Section 6.01(a) and (y)), any component (or subcomponent) in the definition of “Incremental Cap” (other than any such component utilized to incur Additional European Incremental Revolving Facility or the Incremental FILO Revolving Facility) or any other provision of this Agreement, but may instead be permitted in part under any combination thereof (other than (i) the Initial Revolving Loans, (ii) the First Lien Loans, (iii) the Additional European Incremental Revolving Facility, (iv) the Incremental FILO Revolving Facility and (v) any refinancing Indebtedness in respect of any of the foregoing). Upon delivery of financial statements following any initial classification and division (or any subsequent reclassification and re-division), if any applicable financial ratios for any Incurrence-Based Baskets (other than the Combined Incremental European Amount) would then be satisfied for the incurrence of such Indebtedness (including any Incremental Revolving Facility other than (i) the Additional European Incremental Revolving Facility, (ii) the Incremental FILO Revolving Facility and (iii) any refinancing Indebtedness in respect of the foregoing), Lien, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, any amount thereof under any Fixed Basket shall automatically be deemed reclassified and re-divided as incurred under any available Incurrence-Based Baskets (other than the Combined Incremental European Amount) to the extent not previously elected by the Lead Borrower and will be deemed to have been incurred, issued, made or taken first, to the extent available, pursuant to any available Incurrence-Based Baskets (other than the Combined Incremental European Amount) as set forth above without utilization of any Fixed Basket. (g) With respect to any amounts incurred or transactions entered into or consummated (including any Indebtedness (including any Incremental Revolving Facility other than (i) the Additional European Incremental Revolving Facility, (ii) the Incremental FILO Revolving Facility and (iii) any refinancing Indebtedness in respect of the foregoing), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction), in reliance on a combination of Fixed Baskets (other than the Fixed Incremental European Amount) and Incurrence-Based Baskets (other than the Combined Incremental European Amount), it is understood and agreed that (i) the Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for any portion of such incurrence or transactions (i.e., the portion of such incurrence or transaction in reliance on all Fixed Baskets shall be disregarded in the calculation of the financial ratio applicable to the Incurrence- Based Baskets, but full pro forma effect shall otherwise be given thereto and to all other applicable and related transactions (including, in the case of Indebtedness, the intended use of the aggregate proceeds of Indebtedness being incurred in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, but without “netting” the Cash proceeds of such Indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any borrowings under any Additional Revolving Facility incurred substantially concurrently with the applicable transaction shall be disregarded as set forth in Section 1.11(b))) and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Baskets shall be calculated (and may subsequently be reclassified into Incurrence-Based Baskets in accordance with Section 1.11(f)). For example, in calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets in Section 6.01 in connection with an acquisition, only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation -93- of financial ratios (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial ratios), but pro forma effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets, the consummation of the acquisitions and any related repayments of Indebtedness. Section 1.12 Rounding. Any financial ratios required to be maintained by the Lead Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five). Section 1.13 Alternate Currencies. (a) The Lead Borrower may from time to time request that Revolving Loans and/or Letters of Credit be issued (i) in respect of the US Borrower, in a currency other than Dollars, (ii) in respect of the Canadian Borrower, in a currency other than Canadian Dollars or Dollars and (iii) in respect of the Spanish Borrower, in a currency other than Euro; provided that (i) the requested currency is a Eligible Currency and (ii) any Letter of Credit may be denominated in Dollars, Canadian Dollars, Sterling or Euro. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders in such Class, and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Lenders of such Class and the applicable Issuing Bank. The approval of any Alternate Currency may be accompanied by changes to the timing of the delivery of Borrowing Requests, Interest Election Requests and Letter of Credit Request in respect to credit extensions in such Alternate Currency. (b) Any such request shall be made to the Administrative Agent not later than 1:00 p.m. ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank in its sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Lender in the applicable Class thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank. Each such Lender (in the case of any such request pertaining to Revolving Loans) or the relevant Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 1:00 p.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit in the requested currency. (c) Any failure by any Lender of the applicable Class or the relevant Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in the requested currency. If the Administrative Agent and each Lender that would be obligated to make Credit Extensions denominated in the requested currency consent to making Revolving Loans in the requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Lead Borrower and (i) the Administrative Agent and such Lenders may amend the definition of Alternate Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, (ii) to the extent the definition of Alternate Currency Term Rate has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder -94- for purposes of any Borrowing of Revolving Loans; and if the Administrative Agent and the relevant Issuing Banks consent to the issuance of Letters of Credit in the requested currency, the Administrative Agent shall so notify the Lead Borrower, (iii) the Administrative Agent and the Issuing Banks may amend the definition of Alternate Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (iv) to the extent the definition of Alternate Currency Term Rate has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of the issuance of any Letter of Credit. If the Administrative Agent fails to obtain the requisite consent to any request for an additional currency under this Section 1.13, the Administrative Agent shall promptly so notify the Lead Borrower. Notwithstanding anything to the contrary herein, to the extent that Term SOFR, the Term CORRA Rate, the SONIA Rate, the BBSY Rate or the EURIBOR Rate and/or the Alternate Base Rate is not applicable to or available with respect to a Revolving Loan to be denominated in an Alternate Currency, the interest rate components applicable to such Alternate Currency shall be separately agreed by the Lead Borrower and the Administrative Agent. Section 1.14 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. Section 1.15 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes or SONIA Rate Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. ARTICLE 2 THE CREDITS Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Lender with an Initial Commitment severally, and not jointly, agrees to make revolving loans in Dollars and/or, to the extent -95- approved in accordance with Section 1.13, any other Alternate Currency to the US Borrower at any time and from time to time on and after the Second Amendment Effective Date, and until (x) with respect to FILO Revolving Loans denominated in any such currency, the FILO Revolving Sublimit Termination Date and (y) with respect to any other Initial Revolving Loans denominated in any such currency, the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that, after giving effect to the applicable revolving loan, will not result in (i) the aggregate Initial Revolving Credit Exposure exceeding the North American Line Cap, or (ii) such Lender’s Initial Revolving Credit Exposure exceeding such Lender’s Initial Commitment, (iii) the aggregate principal amount of FILO Revolving Loans outstanding at such time exceeding the FILO Revolving Line Cap applicable at such time or (iv) such Lender’s Initial Revolving Credit Exposure attributable to FILO Revolving Loans exceeding such Lender’s Applicable Percentage of the FILO Revolving Sublimit.. (b) Subject to the terms and conditions set forth herein, each Lender with an Initial Commitment severally, and not jointly, agrees to make revolving loans in Canadian Dollars, Dollars and/or, to the extent approved in accordance with Section 1.13, any other Alternate Currency to the Canadian Borrower at any time and from time to time on and after the Second Amendment Effective Date, and until (x) with respect to FILO Revolving Loans denominated in any such currency, the FILO Revolving Sublimit Termination Date and (y) with respect to any other Initial Revolving Loans denominated in any such currency, the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that, after giving effect to the applicable revolving loan, will not result in (i) the aggregate Initial Revolving Credit Exposure exceeding the North American Line Cap, (ii) such Lender’s Initial Revolving Credit Exposure exceeding such Lender’s Initial Commitment, or (iii) the aggregate Initial Revolving Credit Exposure attributable to Credit Extensions made to the Canadian Borrower and Spanish Borrower collectively exceeding the Canadian/Spanish Borrower Sublimit, (iv) the aggregate principal amount of FILO Revolving Loans outstanding at such time exceeding the FILO Revolving Line Cap applicable at such time or (v) such Lender’s Initial Revolving Credit Exposure attributable to FILO Revolving Loans exceeding such Lender’s Applicable Percentage of the FILO Revolving Sublimit.. (c) Subject to the terms and conditions set forth herein, each Lender with an Initial Commitment severally, and not jointly, agrees to make revolving loans in Euro and/or, to the extent approved in accordance with Section 1.13, any other Alternate Currency to the Spanish Borrower at any time and from time to time on and after the Second Amendment Effective Date, and until (x) with respect to FILO Revolving Loans denominated in any such currency, the FILO Revolving Sublimit Termination Date and (y) with respect to any other Initial Revolving Loans denominated in any such currency, the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that, after giving effect to the applicable Initial Revolving Loan, will not result in (i) the aggregate Initial Revolving Credit Exposure exceeding the North American Line Cap, (ii) such Lender’s Initial Revolving Credit Exposure exceeding such Lender’s Initial Commitment, or (iii) the aggregate Initial Revolving Credit Exposure attributable to Credit Extensions made to each of the Spanish Borrower and Canadian Borrower collectively exceeding the Canadian/Spanish Borrower Sublimit, (iv) the aggregate principal amount of FILO Revolving Loans outstanding at such time exceeding the FILO Revolving Line Cap applicable at such time or (v) such Lender’s Initial Revolving Credit Exposure attributable to FILO Revolving Loans exceeding such Lender’s Applicable Percentage of the FILO Revolving Sublimit. For the avoidance of doubt, each Initial Revolving Loan made to the Spanish Borrower shall be secured by the Liens on the North American Collateral in favor of the Administrative Agent and shall constitute a North American Obligation hereunder.

-96- (d) Subject to the terms and conditions of this Agreement and any applicable Extension Amendment or Incremental Revolving Facility Amendment, each Lender and each Additional Revolving Lender with any Additional Revolving Commitment for a given Class severally, and not jointly, agrees to make Additional Revolving Loans of such Class to the applicable Borrower or Borrowers, which Revolving Loans shall not exceed for any such Lender or Additional Revolving Lender at the time of any incurrence thereof, the Additional Revolving Commitment of each Class of Lender. Section 2.02 Loans and Borrowings. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the relevant Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the terms and procedures set forth in Section 2.24. Notwithstanding any other provision of this Agreement, at any time that the aggregate Outstanding Amount of all FILO Revolving Loans at such time is less than the FILO Revolving Line Cap applicable at such time, each Borrowing of Initial Revolving Loans requested hereunder at such time shall be (or shall be deemed to be) a Borrowing of (i) FILO Revolving Loans under the FILO Revolving Sublimit in an aggregate principal amount up to the excess of (x) the FILO Revolving Line Cap applicable at such time over (y) the aggregate Outstanding Amount of all Initial Revolving Loans at such time (the “Applicable Unused FILO Amount”) until the Applicable Unused FILO Amount equals zero and (ii) Initial Revolving Loans (other than FILO Revolving Loans) in an aggregate principal amount equal to the excess, if any, of (x) the aggregate principal amount of Initial Revolving Loans so requested and (y) the aggregate principal amount of the requested Initial Revolving Loans funded as FILO Revolving Loans, if any, pursuant to clause (i). (b) Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of (i) in the case of Revolving Loans denominated in Dollars, ABR Revolving Loans, Canadian Base Rate Revolving Loans or Term SOFR Revolving Loans, (ii) in the case of Revolving Loans to the Canadian Borrower denominated in Canadian Dollars, Canadian Prime Rate Revolving Loans or Term CORRA Revolving Loans and (iii) in the case of Revolving Loans denominated in Euro, EURIBOR Revolving Loans, (iv) in the case of Revolving Loans denominated in Sterling, SONIA Rate Revolving Loans, (v) in the case of Revolving Loans denominated in Australian Dollars, BBSY Revolving Loans and (vi) in the case of Revolving Loans denominated in any other currency as the applicable Borrower may request in accordance herewith, provided that, each Swingline Loan shall be an ABR Revolving Loan (in the case of Swingline Loans to the US Borrower) or a Canadian Prime Rate Revolving Loan (in the case of Swingline Loans to the Canadian Borrower). Each Lender at its option may make any Term SOFR Revolving Loan, Term CORRA Revolving Loan, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Revolving Loan in accordance with the terms of this Agreement, (ii) such Term SOFR Revolving Loan, Term CORRA Revolving Loan, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan shall be deemed to have been made and held by such Lender, and the obligation of the applicable Borrower to repay such Term SOFR Revolving Loan, Term CORRA Revolving Loan, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the applicable Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect -97- to such Term SOFR Revolving Loan, Term CORRA Revolving Loan, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan than that to which the applicable Lender was entitled on the date on which such Revolving Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Revolving Loan was made). (c) At the commencement of each Interest Period for any Borrowing of Term SOFR Revolving Loans or any Alternate Currency Term Rate Revolving Loan (other than Term CORRA Revolving Loans), such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000 (or, in the case of any such Borrowing denominated in any Alternate Currency, the equivalent of $1,000,000 denominated in such currency). Each ABR Revolving Loan and Canadian Base Rate Revolving Loan when made shall be in a minimum principal amount of $100,000. At the commencement of each Interest Period for any Borrowing of Term CORRA Revolving Loans, such Term CORRA Revolving Loan shall comprise an aggregate principal amount that is an integral multiple of C$100,000 and not less than C$500,000. Each Canadian Prime Rate Revolving Loan when made shall be in a minimum principal amount of C$100,000. Each SONIA Rate Revolving Loan shall comprise an aggregate principal amount that is an integral multiple of £100,000 and not less than £100,000. At the commencement of each Interest Period for any Borrowing of EURIBOR Revolving Loan, such EURIBOR Revolving Loan shall comprise an aggregate principal amount that is an integral multiple of €100,000 and not less than €500,000. At the commencement of each Interest Period for any Borrowing of BBSY Revolving Loans, such BBSY Revolving Loans shall comprise an aggregate principal amount that is an integral multiple of AUS$100,000 and not less than AUS$500,000. Notwithstanding the foregoing, any Revolving Loan may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Commitments of the relevant Class, or (y) equal to the entire aggregate unused amount of the FILO Revolving Sublimit or (z) required to finance the reimbursement of an LC Disbursement in the corresponding currency as contemplated for a Revolving Loan of such Type under Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) different Interest Periods in effect for Term SOFR Borrowings, Term CORRA Revolving Loans, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan, respectively, at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time). (d) Notwithstanding any other provision of this Agreement, no Borrower shall, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Revolving Loan. Section 2.03 Requests for Borrowings. Each Borrowing, each conversion from one Type to the other, and each continuation of Term SOFR Revolving Loans, Term CORRA Revolving Loans, SONIA Rate Revolving Loans (other than continuations and conversions), BBSY Rate Revolving Loans or EURIBOR Revolving Loans shall be made upon irrevocable notice by the applicable Borrower (or the Lead Borrower on behalf of the relevant Borrower) to the Administrative Agent (provided that notices in respect of a Borrowing of Revolving Loans to be made in connection with any permitted acquisition, investment or irrevocable repayment or redemption of Indebtedness may be conditioned on the closing of such acquisition, investment or repayment or redemption of Indebtedness). Each such notice must be in writing and must be received by the Administrative Agent (by hand delivery, e-mail or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 2:00 p.m. three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of Term SOFR Revolving Loans denominated in Dollars (or two (2) Business Days in the case of any Borrowing of Term SOFR Revolving Loans denominated in Dollars to be made on the Third Amendment Effective Date) or Term CORRA Revolving -98- Loans denominated in Canadian Dollars, (ii) three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of Term SOFR Revolving Loans, SONIA Rate Revolving Loans or other Alternate Currency Term Rate Revolving Loans denominated in a currency other than Dollars or Canadian Dollars (or two (2) Business Days in the case of any Borrowing of Term SOFR Revolving Loans denominated in a currency other than Dollars to be made on the Third Amendment Effective Date) or (iii) 12:00 p.m. (Noon) on the requested date of any Borrowing of ABR Revolving Loans, Canadian Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans (other than Swingline Loans) (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the applicable Borrower wishes to request Term SOFR Revolving Loans or Alternate Currency Term Rate Revolving Loans having an Interest Period of other than one (1), three (3) or (other than in respect of a Term CORRA Revolving Loan) six (6) months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the applicable Borrower (or the Lead Borrower on its behalf) must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation (or such later time as shall be reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. (Noon) three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower whether or not the requested Interest Period is available to the appropriate Lenders. Each written notice with respect to a Borrowing by the applicable Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02: (a) the identity of the Borrower; (b) (i) the Class of such Borrowing and (ii) in the case of a Borrowing of Initial Revolving Loans, whether such request is for FILO Revolving Loans or other Initial Revolving Loans; (c) the aggregate amount of the requested Borrowing; (d) the currency of such Borrowing; (e) the date of such Borrowing, which shall be a Business Day; (f) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing, a Term CORRA Rate Borrowing, a SONIA Rate Borrowing, a BBSY Rate Borrowing or a EURIBOR Rate Borrowing; (g) in the case of a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing or EURIBOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (h) the location and number of the applicable Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”). If, with respect to Revolving Loans to the Canadian Borrower denominated in Canadian Dollars, no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Rate -99- Borrowing. If, with respect to Revolving Loans denominated in Dollars, no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing or Canadian Base Rate Borrowing, as applicable. Revolving Loans denominated in Sterling shall be SONIA Rate Borrowings. Revolving Loans denominated in Euro shall be EURIBOR Rate Borrowings. Revolving Loans denominated in Australian Dollars shall be BBSY Rate Borrowings. Revolving Loans denominated in any other Alternate Currency shall be Alternate Currency Term Rate Revolving Borrowings, except for Revolving Loans denominated in Canadian Dollars to the Canadian Borrower which may also be Canadian Prime Rate Borrowings. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Revolving Loan or EURIBOR Rate Revolving Loan, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Revolving Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any Term SOFR Borrowing, Term CORRA Rate Borrowing, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan, no later than one (1) Business Day following receipt of a Borrowing Request in accordance with this Section 2.03. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the currency in which such Revolving Loan was originally denominated and re-borrowed in the relevant other currency. With respect to any SONIA Rate Revolving Loans, the Administrative Agent and the Lead Borrower will have the right to make SONIA Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such SONIA Rate Conforming Changes will become effective solely with the consent of the Administrative Agent and the Lead Borrower (as further provided in the definition of SONIA Rate Conforming Changes) and without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such SONIA Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective. Section 2.04 Overadvances. (a) Notwithstanding anything to the contrary in this Agreement, if the sum of the Initial Revolving Credit Exposure exceeds the North American Borrowing Base, at the request of the Lead Borrower, the Administrative Agent may in its sole discretion (but without any obligation to do so), make Revolving Loans to any North American Borrower, on behalf of the Initial Revolving Lenders (any such Revolving Loan, an “Overadvance”); provided that, no Overadvance shall result in a Default or Event of Default for as long as such Overadvance remains outstanding in accordance with the terms of this paragraph. All Overadvances to the US Borrower denominated in Dollars shall be ABR Borrowings or Canadian Base Rate Borrowings, as applicable, and all Overadvances to the Canadian Borrower denominated in Canadian Dollars shall be Canadian Prime Rate Borrowings. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed, when taken together with any Protective Advances, 10% of the North American Borrowing Base in effect at such time; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof; provided that, the Required Lenders may at any time restore the Administrative Agent’s authorization to make Overadvances by written notice to the Administrative Agent thereof. Each Overadvance shall mature and be due on the earliest of (i) the Initial Revolving Credit Maturity Date, (ii) written demand by the Administrative Agent and (iii) thirty (30) days after the date on which such Overadvance is made. No Overadvance may be made if, after giving effect thereto, such Overadvance shall cause (A) the aggregate amount of outstanding Protective Advances and Overadvances to exceed 10% of the North American Borrowing Base, (B) the Initial Revolving Credit

-100- Exposure of any Initial Revolving Lender to exceed such Initial Revolving Lender’s Initial Commitment, (C) the aggregate Initial Revolving Credit Exposure of all Initial Revolving Lenders to exceed the Aggregate North American Commitment or (D) the Total Revolving Credit Exposure to exceed the Aggregate Commitment. (b) [Reserved]. (c) Upon the making of any Overadvance, each Initial Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in the relevant Overadvance in proportion to its Applicable Percentage and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent. (d) Each Overadvance shall be secured by the Liens on the North American Collateral in favor of the Administrative Agent and shall constitute a North American Obligation hereunder. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. Section 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, (i) in each case in reliance upon the agreements of the other Lenders set forth in this Section 2.05, (A) each Issuing Bank with an Initial Commitment from time to time on any Business Day during the period from the Second Amendment Effective Date to the fifth (5th) Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the US Borrower agrees, to issue letters of credit, including standby and documentary letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments denominated in Dollars, Sterling, Euro or, to the extent approved in accordance with Section 1.13, any other Alternate Currency issued for the account of the US Borrower (or any Restricted Subsidiary thereof; provided that, other than with respect to the Existing Letters of Credit, the US Borrower will be the applicant) (such Letters of Credit, together with any Existing Letters of Credit issued for the account of the US Borrower, the “US Letters of Credit”), to amend or renew US Letters of Credit previously issued by it, in accordance with Section 2.05(b), and to honor drafts under the US Letters of Credit, (B) each Issuing Bank with an Initial Commitment from time to time on any Business Day during the period from the Second Amendment Effective Date to the fifth (5th) Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the Canadian Borrower agrees, to issue letters of credit, including standby and documentary letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments denominated in Dollars, Canadian Dollars, Sterling, Euro or, to the extent approved in accordance with Section 1.13, any other Alternate Currency issued for the account of the Canadian Borrower (or any Restricted Subsidiary thereof; provided that the Canadian Borrower will be the applicant) (such Letters of Credit, together with any Existing Letters of Credit issued for the account of the Canadian Borrower, the “Canadian Letters of Credit”), to amend or renew Canadian Letters of Credit previously -101- issued by it, in accordance with Section 2.05(b) and to honor drafts under the Canadian Letters of Credit, and (ii) the Lenders severally agree to participate in the applicable Letters of Credit issued pursuant to Section 2.05(d). On and after the Second Amendment Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes under this Agreement and the other Loan Documents. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit, the applicable North American Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three (3) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank or, in the case of any issuance to be made on the Second Amendment Effective Date, one (1) Business Day prior to the Second Amendment Effective Date), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit B-2 attached hereto (the “Letter of Credit Request”). To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the applicable North American Borrower shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three (3) Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for the issuance, amendment, extension or renewal of any Letter of Credit must be accompanied by such other information as shall be reasonably requested by the applicable Issuing Bank to issue, amend, extend or renew such Letter of Credit. If requested by the applicable Issuing Bank, the applicable North American Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any North American Borrower to, or entered into by any North American Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by any Borrower with the applicable Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). A Letter of Credit may be issued, amended, extended or renewed only if (and on the issuance, amendment, extension or renewal of each Letter of Credit the applicable North American Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal, (i) in the case of any Letter of Credit, the LC Exposure does not exceed the Letter of Credit Sublimit, (ii) in the case of a Canadian Letter of Credit, the Canadian LC Exposure does not exceed the Canadian Letter of Credit Sublimit, (iii) the Total Revolving Credit Exposure does not exceed the Aggregate Commitment, (iv) the aggregate Initial Revolving Credit Exposure does not exceed the North American Line Cap and (v) the aggregate Initial Revolving Credit Exposure attributable to Credit Extensions made to the Canadian Borrower and Spanish Borrower would not collectively exceed the Canadian/Spanish Borrower Sublimit. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the -102- applicable North American Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Expiration Date. No Letter of Credit shall expire later than the earlier of (A) the date that is one (1) year (or, in the case of documentary Letters of Credit, one hundred eighty (180) days) after the date of the issuance of such Letter of Credit and (B) the date that is five (5) Business Days prior to the Initial Revolving Credit Maturity Date; provided that any Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one (1) year in duration (none of which, in any event, shall extend beyond the date referred to in the preceding clause (B) unless 100% of the then-available face amount thereof is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank); provided, further, that each Initial Revolving Lender’s participation in any undrawn Letter of Credit that is outstanding on the Initial Revolving Credit Maturity Date will terminate on the Initial Revolving Credit Maturity Date. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the applicable Class of Lenders, the applicable Issuing Bank hereby grants to each Lender of the applicable Class, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. (i) If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m. on the Business Day immediately following the date on which the applicable Borrower receives notice under paragraph (g) of this Section 2.05 of such LC Disbursement (or, if such notice is received less than two hours prior to the deadline for requesting ABR Borrowings or Canadian Prime Rate Borrowings, as applicable, pursuant to Section 2.03, on the second Business Day immediately following the date on which the applicable Borrower receives such notice); provided that the applicable North American Borrower may, without satisfying the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.24 that such payment be financed with (x) in the case of any Letter of Credit denominated in Dollars, an ABR Borrowing or Canadian Base Rate Borrowing, as applicable, (y) in the case of any Letter of Credit issued on account of the Canadian Borrower denominated in Canadian Dollars, a Canadian Prime Rate Borrowing, (z) in the case of any Letter of Credit denominated in Sterling, Euro and/or any other Alternate Currency, a Canadian Base Rate Borrowing (clauses (x), (y) and (z), an “LC Reimbursement Loan”) in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan or Swingline Loan. If the -103- applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender in the relevant Class of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender in the relevant Class shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph (e)(i), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders in any relevant Class have made payments pursuant to this paragraph (e)(i) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. (ii) If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate (or (A) in the case of any Letter of Credit issued on account of the Canadian Borrower denominated in Canadian Dollars, the Canadian Prime Rate, and (B) in the case of any Letter of Credit denominated in any Alternate Currency, the Administrative Agent’s customary rate for interbank advances in the Alternate Currency in which such Letter of Credit is denominated) from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. (f) Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such

-104- Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower in writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If any Issuing Bank makes any LC Disbursement, then, unless the applicable Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (a) in the case of Letters of Credit denominated in Dollars, Revolving Loans that are ABR Revolving Loans or Canadian Base Rate Borrowings of the applicable Class, (b) in the case of Letters of Credit issued on account of the Canadian Borrower denominated in Canadian Dollars, Revolving Loans that are Canadian Prime Rate Revolving Loans of the applicable Class and (c) in the case of Letters of Credit denominated in any Alternate Currency, Revolving Loans denominated in such currency that are Alternate Currency Term Rate Revolving Loans of the applicable Class; provided that if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section 2.05, then Section 2.13(e) shall apply. Interest accrued pursuant to this clause (h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on the date on which the applicable Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand). (i) Replacement or Resignation of an Issuing Bank or Addition of New Issuing Banks. (i) Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) at any time by written agreement among the Lead Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall -105- remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. The Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this clause (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender. (ii) Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten (10) days’ prior written notice to the Lead Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten (10) days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Lead Borrower shall be entitled to appoint any Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder. (j) Cash Collateralization. (i) If any Event of Default exists, then on the Business Day that the Borrowers receive notice from the Administrative Agent at the direction of the Required Lenders demanding the deposit of Cash collateral pursuant to this clause (j), the applicable North American Borrower shall deposit, in an interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of the applicable Class (the “LC Collateral Account”), an amount in Cash equal to 101% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the applicable Borrower described in Section 7.01(f) or (g). (ii) Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the applicable Obligations of the relevant North American Borrower in accordance with the provisions of this clause (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the North American Borrowers hereby grant the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the North American Borrowers for the LC Exposure at such time or, if the maturity of the Initial Revolving Loans has been accelerated (but subject to the consent of the Required Lenders) be applied to satisfy other Secured Obligations in respect of the Initial Revolving Facility. If any Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such -106- amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the applicable Borrower promptly but in no event later than three (3) Business Days after such Event of Default has been cured or waived. Section 2.06 Protective Advances. (a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Administrative Agent is authorized by each Borrower and each Lender from time to time in its sole discretion (but without any obligation to do so) to make Initial Revolving Loans (any such Initial Revolving Loan made pursuant to this Section 2.06(a), a “Protective Advance”) to any North American Borrower on behalf of the Initial Revolving Lenders at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the relevant Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the relevant Revolving Loans and other relevant Secured Obligations or (iii) to pay any other amount chargeable to or required to be paid by the relevant Borrower or any other Loan Party pursuant to the terms of this Agreement or any other Loan Document, including any payment of any reimbursable expense (including any expense described in Section 9.03) and any other amount that, in each case is then due and payable under any Loan Document and not the subject of a good faith dispute by the relevant North American Loan Party. All Protective Advances denominated in Dollars to the US Borrower shall be ABR Borrowings or Canadian Base Rate Borrowings, as applicable, and all Protective Advances denominated in Canadian Dollars to the Canadian Borrower shall be Canadian Prime Rate Borrowings. No Protective Advance may be made if, after giving effect thereto, (i) the aggregate amount of outstanding Protective Advances and Overadvances would exceed 10% of the North American Borrowing Base, (ii) the Total Revolving Credit Exposure would exceed the Aggregate Commitment, (iii) the aggregate Initial Revolving Credit Exposure of all Lenders would exceed the Aggregate North American Commitment, (iv) any Initial Revolving Lender’s Initial Revolving Credit Exposure would exceed such Initial Revolving Lender’s Initial Commitment. (b) Each Protective Advance shall be secured by the Liens on the North American Collateral in favor of the Administrative Agent and shall constitute a North American Obligation hereunder. Each Protective Advance shall be repaid by the applicable Borrower upon the earliest of (i) demand by the Administrative Agent, (ii) the next succeeding Maturity Date and (iii) the date that is thirty (30) days after such Protective Advance is made. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the Initial Revolving Lenders to make an Initial Revolving Loan to repay any Protective Advance. (c) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Initial Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage, and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent. Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (x) 2:00 p.m. New York City -107- time for Revolving Loans denominated in Dollars, (y) 8:00 a.m. New York City time for Revolving Loans denominated in an Alternate Currency or (z) 2:00 p.m. New York City time for Revolving Loans denominated in Canadian Dollars, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage (other than in respect of Swingline Loans); provided that Swingline Loans shall be made as provided in Section 2.24. The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the applicable Borrower; provided that any Revolving Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (b) Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender severally, and each Borrower jointly and severally (other than the Spanish Borrower in respect of a Borrowing by a North American Borrower), agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (or, (x) with respect to any amount of a Borrowing by the Canadian Borrower denominated in Canadian Dollars, the Canadian Prime Rate, or (y) with respect to any amount denominated in an Alternate Currency, the rate of interest per annum at which overnight deposits in Euros, on an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for such currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Revolving Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If any Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder. Section 2.08 Type; Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing or EURIBOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Revolving Loan or EURIBOR Revolving Loan, may elect Interest Periods therefor, all as provided in this Section 2.08; provided that Revolving Loans denominated in any Alternate Currency shall be Alternate Currency Term Rate Borrowings at all times. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders for the relevant Class based upon their Applicable Percentages for such Class and the Revolving Loans of such Class comprising each such

-108- portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued. (b) To make an election pursuant to this Section 2.08, the applicable Borrower (or the Lead Borrower on its behalf) shall notify the Administrative Agent of such election either in writing (by hand delivery, email or other electronic transmission (including “.pdf” or “.tiff”)) by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower (or the Lead Borrower on its behalf) were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) if the resulting Borrowing is an Initial Revolving Loan, whether such Borrowing is to be of FILO Revolving Loans or other Initial Revolving Loans[reserved]; (iv) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing, a Term CORRA Rate Borrowing, a SONIA Rate Borrowing, a BBSY Rate Borrowing or a EURIBOR Rate Borrowing; and (v) if the resulting Borrowing is a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing or EURIBOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing or EURIBOR Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing or EURIBOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing or EURIBOR Rate Borrowing, as applicable, with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate -109- Borrowing or EURIBOR Rate Borrowing, as applicable, and (ii) unless repaid, each Term SOFR Borrowing, Term CORRA Rate Borrowing, BBSY Rate Borrowing and EURIBOR Rate Borrowing shall be converted to an ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, at the end of the then-current Interest Period applicable thereto (except, in either case, that Revolving Loans denominated in any Alternate Currency shall be comprised of Alternate Currency Term Rate Revolving Loans). Section 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Initial Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date. (b) Upon delivering the notice required by Section 2.09(d), the Lead Borrower may at any time terminate the Commitments of any Class upon (i) the payment in full in Cash of all outstanding Revolving Loans of such Class, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit of such Class (or alternatively, with respect to each outstanding Letter of Credit, the furnishing to the Administrative Agent of a Cash deposit (or, if reasonably satisfactory to the applicable Issuing Bank, a backstop standby letter of credit) equal to 100% of the LC Exposure in respect of such Class (minus the amount then on deposit in the LC Collateral Account) as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other non-contingent Obligations with respect to the Revolving Facility of such Class then due, together with accrued and unpaid interest (if any) thereon; provided that, at any time that any Additional Revolving Commitments in respect of the Additional European Incremental Revolving Facility are outstanding hereunder, the Initial Commitments may not be terminated unless such Additional Revolving Commitments are terminated concurrently therewith. (c) Upon delivering the notice required by Section 2.09(d), the Lead Borrower may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (ii) each reduction of the Initial Commitment shall solely be a reduction of the Initial Primary Commitment and, for the avoidance of doubt, shall not be a reduction of the Initial Peak Season Commitment, (iii) at any time following the effectiveness of the Additional European Incremental Revolving Facility, the Initial Commitments shall not be reduced if, after giving effect to such reduction, the Initial Commitments outstanding at such time would constitute less than 50% of the Aggregate Commitments outstanding at such time and (iv) the Lead Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans and Swingline Loans in accordance with Section 2.10 or Section 2.11, (A) the Total Revolving Credit Exposure would exceed the Aggregate Commitment, (B) the aggregate Initial Revolving Credit Exposure of all Lenders would exceed the Aggregate North American Commitment, (C) any Initial Revolving Lender’s Initial Revolving Credit Exposure would exceed such Initial Revolving Lender’s Initial Commitment, or (D) the aggregate Initial Revolving Credit Exposure attributable to Credit Extensions made to the Canadian Borrower and Spanish Borrower collectively would exceed the Canadian/Spanish Borrower Sublimit or (E) the aggregate principal amount of FILO Revolving Loans outstanding at such time would exceed the FILO Revolving Line Cap applicable at such time. (d) The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section 2.09 in writing at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Lead Borrower pursuant to this -110- Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other transactions or contingencies, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any effective termination or reduction of the Commitments pursuant to this Section 2.09 shall be permanent. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Section 2.10 Repayment of Revolving Loans; Evidence of Debt. (a) (i)(i) (A) The North American Borrowers hereby unconditionally promise to pay in Dollars, Canadian Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Initial Revolving Lender, the then-unpaid principal amount of (x) each FILO Revolving Loan made by such Initial Revolving Lender to any Borrower on the earlier of (1) the FILO Revolving Sublimit Termination Date and (2) the Maturity Date applicable thereto and (y) each other Initial Revolving Loan made by such Initial Revolving Lender to any Borrower on the Maturity Date applicable thereto. (B) The North American Borrowers hereby unconditionally promise to pay in Dollars, Canadian Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Additional Revolving Lender, the then unpaid principal amount of each Additional Revolving Loan made by such Additional Revolving Lenders to any Borrower on the Maturity Date applicable thereto. (ii) (A) The Borrowers hereby unconditionally promise to pay in Euros or the relevant Alternate Currency to the Administrative Agent for the account of each Initial Revolving Lender, the then-unpaid principal amount of each Initial Revolving Loan made by such Initial Revolving Lender to the Spanish Borrower on the Maturity Date applicable thereto. (B) The Borrowers hereby unconditionally promise to pay in Euros or the relevant Alternate Currency to the Administrative Agent for the account of each applicable Additional Revolving Lender, the then unpaid principal amount of each Additional Revolving Loan made by such Additional Revolving Lenders to the Spanish Borrower on the Maturity Date applicable thereto. (iii) The Additional European Borrower hereby unconditionally promises to pay in the applicable currency to the Administrative Agent for the account of each applicable Additional Revolving Lender, the then unpaid principal amount of each Additional Revolving Loan under the Additional European Incremental Revolving Facility made by such Additional Revolving Lenders to the Additional European Borrower on the Maturity Date applicable thereto. (iv) The North American Borrowers hereby unconditionally promise to pay to the Swingline Lender, the then-unpaid principal amount of each Swingline Loan on the Latest Maturity Date. (v) Each Revolving Loan shall be repaid in the currency in which it was made. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. -111- (c) The Administrative Agent shall maintain accounts (which shall be part of the Register) in which it shall record (i) the amount of each Revolving Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, and whether such Revolving Loan is FILO Revolving Loan or other Revolving Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s and Issuing Banks’ share thereof. (d) The entries made in the accounts maintained in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain accounts pursuant to Sections 2.10(c) and 2.10(d) or any manifest error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Revolving Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern. (e) Any Lender may request that Revolving Loans made by it be evidenced by a Promissory Note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to such Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). (f) Spanish provisions regarding calculations and certificates. (i) In the event of enforcement before the Spanish courts or officials of this Agreement against the Spanish Borrower, the Administrative Agent shall settle the credit accounts maintained in the Register. It is expressly agreed for purposes of enforceability via judicial or out- of-court methods pursuant to Spanish Law, and particularly for the purposes provided in articles 571 et seq. of the Spanish Civil Procedure Law, that the balance due and shown in the Register referred to in this section 2.10 resulting from the certificate (the “Certificate”) issued for such purpose by the Administrative Agent shall be deemed a liquid, due and payable amount enforceable against the Spanish Borrower or the corresponding security provider, provided that it is evidenced in a notarial document that the settlement was made in the form agreed to by the parties in the enforceable instrument (“título ejecutivo”). (ii) Such Certificate shall be conclusive for the purposes of this Agreement, save in case of a manifest error. (iii) The assessment (“liquidación”) made by the Administrative Agent which will determine the amount due detailed in the Certificate, may include all or part of the amounts owed by the Spanish Borrower. Notwithstanding this, should the assessment (“liquidación”) include only part of the amounts owed by the Spanish Borrower, it shall not be understood in any case would not imply a waiver by the Lender of any amount owed by the Spanish Borrower under this Agreement. (iv) The Administrative Agent shall previously notify the Spanish Borrower of the amount due as a result of the settlement. (v) The Parties (as applicable) undertake to formalize any necessary Spanish Public Document to carry out, as it may be required under Spanish law, the previous actions.

-112- Section 2.11 Prepayment of Revolving Loans. (a) Optional Prepayments. (i) Upon prior notice in accordance with paragraph (a)(ii) of this Section 2.11, the Borrowers shall have the right at any time and from time to time to prepay, in Dollars, Canadian Dollars or the relevant Alternate Currency, as applicable, any Borrowing of Revolving Loans of any Class in whole or in part without premium or penalty (but subject to Section 2.16); provided that (A) the Borrowers may not prepay FILO Revolving Loans at any time that other Revolving Loans (including Swingline Loans) are outstanding and (B) after the establishment of any Additional Revolving Facility, any such prepayment of any Borrowing of Additional Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22 and/or 2.23, as applicable. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class of Revolving Loans being prepaid. (ii) The Lead Borrower shall notify the Administrative Agent (in writing) of any prepayment under this Section 2.11(a), (A) in the case of a prepayment of a Term SOFR Borrowing denominated in Dollars or Term CORRA Rate Borrowing denominated in Canadian Dollars, not later than 1:00 p.m. three (3) Business Days before the date of prepayment, (B) in the case of a prepayment of a Term SOFR Borrowing, SONIA Rate Borrowing or other Alternate Currency Term Rate Revolving Borrowing denominated in a currency other than Dollars or Canadian Dollars, not later than 11:00 a.m. four (4) Business Days (or five (5) Business Days, in the case of prepayment of Revolving Loans denominated in Special Notice Currencies) or (C) in the case of a prepayment of an ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, not later than 12:00 p.m. (Noon) on the day of prepayment. Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that a notice of prepayment delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid. Subject to clause (a)(i)(A) of this Section 2.11, each prepayment of Revolving Loans made pursuant to this Section 2.11(a) shall be applied to the Class of Revolving Loans specified in the applicable prepayment notice. (iii) Subject to Section 5.15(g), during the continuance of a Cash Dominion Period and following delivery by the Administrative Agent of notice to the Lead Borrower, on each Business Day, at or before 1:00 p.m., New York City time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Secured Obligations in accordance with Section 2.18(b) (other than in respect of Secured Hedging Obligations and Secured Banking Services Obligations). (b) Mandatory Prepayments. (i) Except for Protective Advances and Overadvances, on each day (including, on any Revaluation Date (after giving effect to the determination of the Outstanding Amount of -113- each Revolving Loan and the LC Exposure)) on which (A) the Initial Revolving Credit Exposure exceeds the North American Line Cap, the North American Borrowers shall, within one (1) Business Day following receipt of notice from the Administrative Agent, prepay Initial Revolving Loans (other than FILO Revolving Loans) (or, if there are no Initial Revolving Loans outstanding at the relevant time, first prepay FILO Revolving Loans and thereafter Cash collateralize outstanding Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Initial Revolving Credit Exposure (calculated, for this purpose, as if any LC Exposure so Cash collateralized is not Initial Revolving Credit Exposure) such that the Initial Revolving Credit Exposure does not exceed the North American Line Cap, or (B) the Total Revolving Credit Exposure exceeds the Line Cap, the Lead Borrower shall, within one (1) Business Day following receipt of notice from the Administrative Agent, prepay Revolving Loans (or, if there are no Revolving Loans outstanding at such time, Cash collateralize outstanding Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Total Revolving Credit Exposure (calculated, for this purpose, as if any LC Exposure so Cash collateralized is not Total Revolving Credit Exposure) such that the Total Revolving Credit Exposure does not exceed the Line Cap. (ii) On each day on which (A) the aggregate principal amount of all FILO Revolving Loans outstanding at such time exceeds the then-applicable FILO Revolving Line Cap applicable at such time, the FILO Revolving Loans shall be automatically prepaid in an aggregate amount equal to such excess, which prepayment shall, without satisfying the conditions to borrowing set forth herein, be deemed to have been financed with the proceeds of a request for a Borrowing by the applicable Borrower of Initial Revolving Loans (other than FILO Revolving Loans) in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such prepayment under this clause (ii) shall be discharged and replaced by the resulting Initial Revolving Loans. The applicable Borrower shall be deemed to have elected a Term SOFR Borrowing denominated in Dollars with a one (1) month Interest Period with respect to such Borrowing of Initial Revolving Loans. The Administrative Agent shall notify each Lender in the relevant Class of any such prepayment and deemed Borrowing hereunder. (ii) [Reserved]. (iii) Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16, but shall otherwise be without premium or penalty. (iv) Notwithstanding anything in this Section 2.11 to the contrary, funds received from or held by any Additional European Facility Loan Party or from the proceeds of Additional European Facility Collateral shall be applied only to the payment of the Obligations of the Additional European Borrowers and shall not be applied to the payment of North American Obligations. Section 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Initial Revolving Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum on the average daily amount of the unused Initial Commitment of such Initial Revolving Lender during the period from and including the Second Amendment Effective Date to the date on which such Initial Revolving Lender’s Initial Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day of each January, April, July and October for the quarterly period then ended (commencing on July 1, 2021) and on the date -114- on which the Initial Commitments terminate. For purposes of calculating the commitment fee only, the Commitment of any Class of any Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Lender and the LC Exposure of such Lender attributable to its Commitment of such Class, and no portion of the Commitment of any Class shall be deemed used as a result of outstanding Swingline Loans. (b) Subject to Section 2.21, the North American Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term SOFR Revolving Loans on the daily face amount of such Lender’s LC Exposure in respect of such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Letters of Credit), during the period from and including the Second Amendment Effective Date to the later of the date on which such Lender’s Initial Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of such Letter of Credit and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit (or if terminated on an earlier date, to the termination date of such Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the Borrower (but in any event not to exceed 0.125% per annum) of the daily face amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. (c) Participation fees and fronting fees accrued to (and including) the last calendar day of each March, June, September and December shall be payable in arrears for the quarterly period then ended on the first Business Day of the immediately succeeding calendar quarter; provided that all such fees shall be payable on the date on which the Initial Commitments terminate, and any such fees accruing after the date on which the Initial Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 2.12 shall be payable within thirty (30) days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor. (d) The North American Borrowers agree to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by any Borrower and the Administrative Agent in writing. (e) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the applicable Fee Letter. Except as otherwise expressly set forth herein, fees payable hereunder shall accrue to, but excluding, the applicable fee payment date. (f) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day and the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error. -115- Section 2.13 Interest. (a) The Revolving Loans (including Swingline Loans) that are denominated in Dollars and comprise each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Revolving Loans that are denominated in Dollars or any Alternate Currency and comprise each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) The Revolving Loans to the Canadian Borrower that are denominated in Canadian Dollars and comprise each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate. (d) The Revolving Loans that are denominated in Dollars and comprise each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Rate. (e) The Revolving Loans that are denominated in Canadian Dollars and comprise each Term CORRA Rate Borrowing shall bear interest at Term CORRA for the Interest Period in effect for such Borrowing plus the Applicable Rate. (f) The Revolving Loans that are denominated in Sterling and comprise each SONIA Rate Revolving Loan shall bear interest at the SONIA Rate plus the Applicable Rate. (g) The Revolving Loans that are denominated in Australian Dollars and comprise each BBSY Revolving Loan shall bear interest at the BBSY Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (h) The Revolving Loans that are denominated in Euro and comprise each EURIBOR Revolving Loan shall bear interest at the EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (i) Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Revolving Loan, any LC Disbursement or any fee payable by any Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Revolving Loan (including Swingline Loans) or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Revolving Loan (including Swingline Loans) or LC Disbursement as provided in the preceding paragraphs of this Section 2.13, Section 2.05(h) or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(e) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender. For the purposes of article 317 of the Spanish Commercial Code, any interest due by the Spanish Borrower and unpaid under the Loan Documents (including any default interest) will be compounded with the principal amount of the relevant Loan at the end of each Interest Period but shall remain immediately due and payable. (j) Accrued interest on each Revolving Loan (including Swingline Loan) shall be payable in arrears on each Interest Payment Date for such Revolving Loan (including Swingline Loan) and on the Initial Revolving Credit Maturity Date or upon the termination of the applicable Commitments

-116- (or, with respect to FILO Revolving Loans, upon the FILO Revolving Sublimit Termination Date); provided that (i) interest accrued pursuant to clause (e) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Loan or Additional Revolving Loan (other than a prepayment of an ABR Revolving Loan, Canadian Prime Rate Revolving Loan, Canadian Base Rate Revolving Loan or SONIA Rate Revolving Loan prior to the termination of the relevant revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Revolving Loan, Term CORRA Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan or Additional Revolving Loan shall be payable on the effective date of such conversion. (k) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Revolving Loans and for Revolving Loans denominated in Alternate Currencies (other than Canadian Dollars) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and interest computed for Canadian Base Rate Revolving Loans, Canadian Prime Rate Revolving Loans and Term CORRA Revolving Loans shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day and the last day). The applicable Alternate Base Rate, Canadian Prime Rate, Canadian Base Rate, Term CORRA Rate, Term SOFR, SONIA Rate, BBSY Rate or EURIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid; provided that any Revolving Loan that is repaid on the same day on which it is made shall bear interest for one day. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. (l) Interest in respect of Loans denominated in Alternate Currencies as to which prevailing market practice differs from Section 2.13(k) shall be determined in accordance with such prevailing market practice, after consultation with the Lead Borrower. Section 2.14 Inability to Determine Rates. (a) Dollar-Denominated Revolving Loans. (i) If in connection with any request for a Term SOFR Revolving Loan or a conversion of ABR Revolving Loans to Term SOFR Revolving Loans or a continuation of any of such Loans, as applicable, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Term SOFR Successor Rate has been determined in accordance with Section 2.14(a)(ii), and the circumstances under clause (A) of Section 2.14(a)(ii) or the Scheduled Unavailability Date has occurred, or (y) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Revolving Loan or in connection with an existing or proposed ABR Revolving Loan, or (B) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative -117- Agent will promptly so notify the Borrowers and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain Term SOFR Revolving Loans, or to convert ABR Revolving Loans to Term SOFR Revolving Loans, shall be suspended (to the extent of the affected Term SOFR Revolving Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of ABR, the utilization of the Term SOFR component in determining ABR shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (B) of this Section 2.14(a)(i), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Revolving Loans (to the extent of the affected Term SOFR Revolving Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Revolving Loans in the amount specified therein and (ii) any outstanding Term SOFR Revolving Loans shall be deemed to have been converted to ABR Revolving Loans immediately at the end of their respective applicable Interest Period. (ii) Replacement of Term SOFR or Term SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Lead Borrower or Required Lenders (as applicable) have determined, that (A) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary or (B) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar- denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”), then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (B) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with the first of the following alternatives that can be reasonably determined by the Administrative Agent after consultation with the Lead Borrower: (x) the Alternative Benchmark Rate plus the Benchmark Replacement Adjustment or (y) Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”). If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis. -118- Notwithstanding anything to the contrary herein, (x) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (y) if the events or circumstances of the type described in Section 2.14(a)(ii)(A) or (B) have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 2.14(a) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. The Administrative Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any Term SOFR Successor Rate. Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, the Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Term SOFR Successor Rate, the Administrative Agent and the Lead Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective For purposes of this Section 2.14(a), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Revolving Loans in Dollars shall be excluded from any determination of Required Lenders. (b) Revolving Loans Denominated in Canadian Dollars, Sterling, Australian Dollars and Euro. (i) With respect to Revolving Loans denominated in Canadian Dollars, Sterling, Australian Dollars and Euro, notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent and the Lead Borrower determines or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the -119- Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that: (A) adequate and reasonable means do not exist for ascertaining the Relevant Rate for Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable, because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or (B) the Relevant Governmental Body has made a public statement identifying a specific date after which all tenors of the Relevant Rate for Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable; or (C) syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable; (D) or if the events or circumstances of the type described in Section 2.14(b)(i)(A), (B) or (C) have occurred with respect to the Alternate Currency Term Successor Rate then in effect, then, the Administrative Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable or any then current Alternate Currency Term Successor Rate for Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable in accordance with this Section 2.14 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for broadly syndicated credit facilities agented in the U.S. and denominated in Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable, for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Canadian Dollars, Sterling, Australian Dollars or Euro, as applicable, for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as reasonably agreed by the Administrative Agent and the Lead Borrower in accordance with Section 2.14(b)(iv) below (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Alternate Currency Term Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (ii) The Administrative Agent will promptly (in one or more notices) notify each Lender of the implementation of any Alternate Currency Term Successor Rate agreed by the Administrative Agent and the Lead Borrower.

-120- (iii) Notwithstanding anything else herein, if at any time any Alternate Currency Term Successor Rate as so determined would otherwise be less than 0.00%, the Alternate Currency Term Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents. (iv) In connection with the implementation of an Alternate Currency Term Successor Rate, the Administrative Agent and the Lead Borrower will have the right to make Conforming Changes and SONIA Rate Conforming Changes, as applicable, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes or SONIA Rate Conforming Changes, as applicable, will become effective solely with the consent of the Administrative Agent and the Lead Borrower and without any further action or consent of any other party to this Agreement or any other Loan Document (or, if (x) the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or (y) if the Administrative Agent decides, and the Lead Borrower reasonably agrees, that no market practice for the administration of such Alternate Currency Term Successor Rate exists, in such other manner of administration as (i) in the case of clause (x) above, the Administrative Agent reasonably proposes as administratively feasible and consistent with its administration of similarly situated credit facilities and reasonably agreed by the Lead Borrower or (ii) in the case of clause (y) above, the Administrative Agent and the Lead Borrower reasonably agree is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes and SONIA Rate Conforming Changes, as applicable, to the Lenders reasonably promptly after such amendment becomes effective. Section 2.15 Increased Costs. (a) If any Change in Law: (i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR) or Issuing Bank, (ii) subjects any Lender or Issuing Bank to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) imposes on any Lender or any Issuing Bank or the London or Canadian interbank market any other condition (other than Taxes) affecting this Agreement, Term CORRA Revolving Loans, Term SOFR Revolving Loans, SONIA Rate Revolving Loans, BBSY Revolving Loans or EURIBOR Revolving Loans made by any Lender or any Letter of Credit or participation therein, and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any Term CORRA Revolving Loan, Term SOFR Revolving Loan, SONIA Rate Revolving Loan, BBSY Revolving Loans or EURIBOR Revolving Loans (or of maintaining its obligation to make any such Revolving Loan) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any Term CORRA Revolving Loan, Term SOFR Revolving Loan, SONIA Rate Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within thirty (30) days after the Lead Borrower’s receipt of the certificate contemplated by paragraph -121- (c) of this Section 2.15, the Lead Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the applicable Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender or Issuing Bank becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) of Section 2.15 (a) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders. (b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit, held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (other than due to Taxes which, except to the extent described in Section 2.15(a)(ii), shall be dealt with exclusively pursuant to Section 2.17) (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then within thirty (30) days of receipt by the Lead Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Lead Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or Issuing Bank notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.16 Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any Term SOFR Revolving Loan, Term CORRA Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow or prepay any SONIA Rate Revolving Loan or borrow, convert, continue or prepay any Term SOFR Revolving Loan, Term CORRA Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any Term SOFR Revolving Loan, Term CORRA Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Lead Borrower pursuant to Section 2.19, then, in any such event, the Lead Borrower -122- shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a Term SOFR Revolving Loan, Term CORRA Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Revolving Loan had such event not occurred, at the Term SOFR, Term CORRA Revolving Loan, BBSY Revolving Loan or EURIBOR Revolving Loan, as applicable, that would have been applicable to such Revolving Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Revolving Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market or the Canadian market for bankers’ acceptances or other relevant market, as applicable; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. In the case of a SONIA Rate Revolving Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender. A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Lead Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof. Section 2.17 Taxes. (a) Any and all payments made by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law require the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions and withholdings and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. (b) In addition, and without duplication of other amounts payable by a Loan Party under this Section 2.17 the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law. (c) Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender within thirty (30) days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender), and, in each case, any reasonable expenses arising therefrom or with respect thereto; provided that if such Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund -123- of such Taxes (which shall be repaid to such Loan Party in accordance with Section 2.17(h)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Lead Borrower (i) setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability and (ii) certifying that it is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any Indemnified Taxes or Other Taxes, to the extent the Administrative Agent or such Lender fails to notify the Lead Borrower of such possible indemnification claim within one hundred eighty (180) days after the event; provided further that, if the event is a Change in Law that is retroactive, then the 180- day period referred to above shall be extended to include the period of retroactive effect thereof. (d) Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d). (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent. (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation as the Lead Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender hereby authorizes the Administrative Agent to deliver to the

-124- Lead Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f). (ii) Without limiting the generality of the foregoing: (A) each Lender that is not a Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two (2) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) each Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two (2) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty; (2) two (2) executed copies of IRS Form W-8ECI; (3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Lead Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent any Foreign Lender is not the beneficial owner, two (2) executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W- 9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such partner; (C) each Foreign Lender that is not described in clause (B) above shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two (2) executed copies of an applicable IRS Form W-8 certifying that it is not a U.S. person for U.S. federal income tax purposes (or two (2) executed copies of IRS Form W- 9, if applicable); -125- (D) each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two (2) executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (E) if a payment made to any Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (E), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver. (g) On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or if any form or certification it previously delivered expires or becomes obsolete), the Administrative Agent will deliver to the Lead Borrower either (i) an executed copy of IRS Form W- 9, or (ii) (x) with respect to any amounts received on its own account, an executed copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8 IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Lead Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Lead Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence. (h) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of- pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent -126- or such Lender agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person. (i) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (j) Defined Terms. For purposes of this Section 2.17, (x) the term “Requirements of Law” included FATCA and (y) the term “Lender” includes any Issuing Bank and any Swingline Lender. Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m.) on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until deemed received. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All such payments shall be made to the Administrative Agent to the applicable account designated to the Lead Borrower by the Administrative Agent, except that payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except payments made pursuant to Sections 2.12(b)(ii), 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. Unless otherwise specified herein, all payments (including any principal, accrued interest, fees or other obligations otherwise accruing or becoming due) hereunder shall be made in (x) Dollars, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Dollars, (y) Canadian Dollars, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Canadian Dollars, and (z) the applicable Alternate Currency, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in such Alternate Currency. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. -127- (b) Subject in all respects to the provisions of the ABL Intercreditor Agreement, all payments remitted to the Administrative Agent in respect of the North American Obligations and all proceeds of North American Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Initial Revolving Loans have been accelerated hereunder pursuant to Section 7.01 or otherwise received in connection with any foreclosure on or other exercise of remedies with respect to the North American Collateral pursuant to the Collateral Documents, shall, upon election by the Administrative Agent or at the direction of the Required Lenders of the applicable Class, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on North American Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations of the North American Loan Parties, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any North American Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or any Issuing Bank from the North American Borrowers and the Spanish Borrower constituting Secured Obligations, third, toward the payment of Protective Advances and Overadvances, fourth, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than any Secured Obligations incurred after the Second Amendment Effective Date that are either junior in right of payment to the Secured Obligations of the North American Loan Parties (including, for the avoidance of doubt, (x) the Obligations in respect of FILO Revolving Loans and (y) the Obligations under the Additional European Incremental Revolving Facility and the Incremental FILO Revolving Facility) or are secured by a Lien that is junior to the Liens securing the Secured Obligations of the North American Loan Parties) (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of (x) the Secured Obligations of the North American Loan Parties (other than Secured Hedging Obligations and Secured Banking Services Obligations) (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the LC Exposure (minus the amounts then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations), (y) Designated Hedging Obligations in an amount not to exceed the Hedge Product Amount in an amount not to exceed the applicable Hedge Product Reserve and (z) Secured Banking Services Obligations in an amount not to exceed to the applicable Banking Services Reserve; provided that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, fifth, to the payment in full of Secured Obligations in respect of FILO Revolving Loans, sixth, on a pro rata basis, to the payment in full of Secured Hedging Obligations and Secured Banking Services Obligations (other than those covered in clause fourth above), seventhsixth, to the payment in full of Secured Obligations in respect of the Incremental FILO Revolving Facility, eighthseventh, to the payment in full of Secured Obligations in respect of the Additional European Incremental Revolving Facility (if any), and nintheighth, to, or at the direction of, the Lead Borrower or as a court of competent jurisdiction may otherwise direct. (c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in LC Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender with Revolving Loans or participations in LC Disbursements of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Revolving Loans or participations in LC Disbursements of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with

-128- the aggregate amount of principal of and accrued interest on their respective Revolving Loans or participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22 or 2.23. If any Lender obtains payment (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Revolving Loans or participation in LC Disbursements of any Class that is junior in right of payment to any other Class of Revolving Loans or participation in LC Disbursements that has not been repaid in full, such Lender shall promptly remit such payment to the Administrative Agent for application is accordance with clause (b). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. (d) Unless the Administrative Agent has received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due, as the case may be. In such event, if the applicable Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain Term SOFR Revolving Loans, Term CORRA Revolving Loans, SONIA Rate Revolving Loans, BBSY Revolving Loans or EURIBOR Revolving Loans pursuant to Section 2.20, or any Borrower is required to pay any Indemnified Tax, Other Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking -129- its Revolving Loans hereunder or its participations in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The applicable Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain Term SOFR Revolving Loans, Term CORRA Revolving Loans, SONIA Rate Revolving Loans, BBSY Revolving Loans or EURIBOR Revolving Loans pursuant to Section 2.20, (ii) any Borrower is required to pay any Indemnified Tax, Other Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay (or cause to be repaid) all Obligations of the Borrowers owing to such Lender relating to the applicable Revolving Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Revolving Loans and, if applicable, participations in LC Disbursements, in each case of such Class of Revolving Loans and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Revolving Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender or terminate its Commitments if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Revolving Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such -130- Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Second Amendment Effective Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Revolving Loans whose interest is determined by reference to SOFR, Term SOFR, the Term CORRA Rate, the SONIA Rate, the BBSY Rate or the EURIBOR Rate, or to determine or charge interest rates based upon SOFR, Term SOFR, the Term CORRA Rate, the SONIA Rate, the BBSY Rate or the EURIBOR Rate, or any Governmental Authority has imposed material restrictions on the Canadian market for bankers’ acceptances or on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Revolving Loans in Dollars or any Alternate Currency or to convert ABR Revolving Loans or Canadian Base Rate Revolving Loans to Term SOFR Revolving Loans shall be suspended, (ii) any obligation of such Lender to make or continue Term CORRA Revolving Loans in Canadian Dollars or to convert Canadian Prime Rate Revolving Loans to Term CORRA Revolving Loans shall be suspended, (iii) any obligation of such Lender to make or continue SONIA Rate Revolving Loans shall be suspended, (iv) any obligation of such Lender to make or continue BBSY Revolving Loans shall be suspended, (v) any obligation of such Lender to make or continue to make EURIBOR Revolving Loans shall be suspended, (vi) if such notice asserts the illegality of such Lender making or maintaining ABR Revolving Loans or Canadian Base Rate Revolving Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate or the Canadian Base Rate, the interest rate on which ABR Revolving Loans or Canadian Base Rate Revolving Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate or the Canadian Base Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly) and (vii) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Revolving Loans the interest rate on which is determined by reference to the Term CORRA Rate component of the Canadian Prime Rate, the interest rate on such Lender’s Canadian Prime Rate Revolving Loans, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term CORRA Rate component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Lead Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (1) if applicable and such Revolving Loans are denominated in Dollars, prepay or convert all of such Lender’s Term SOFR Revolving Loans to ABR Revolving Loans or Canadian Base Rate Revolving Loans, as applicable (the interest rate on which ABR Revolving Loans or Canadian Base Rate Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate or Canadian Base Rate, as applicable), (2) if applicable and the relevant Revolving Loans are to the Canadian Borrower and denominated in Canadian Dollars, convert all of such Lender’s Term CORRA Revolving Loans to Canadian Prime Rate Revolving Loans (the interest rate on which Canadian Prime Rate Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term CORRA Rate component of the Canadian Prime Rate) or (3) if applicable and such Revolving Loans are denominated in any Alternate Currency, convert such Revolving Loans to Revolving Loans bearing interest at an alternative rate mutually acceptable to the Lead Borrower and such Lender, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Revolving Loans (in which case the applicable Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) -131- and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Term CORRA Rate, the SONIA Rate, the BBSY Rate or the EURIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate, the Canadian Base Rate and the Canadian Prime Rate applicable to such Lender without reference to Term SOFR or Term CORRA Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR or Term CORRA Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender. Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provisions of this Agreement or other Loan Document. (b) The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. (c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Lead Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists as the Lead Borrower may request, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Lead Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Loans that such Defaulting Lender has committed to fund (if any) under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Lead Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Lead Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of

-132- competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (d) If any LC Exposure or Swingline Exposure exists at the time any Lender becomes a Defaulting Lender then: (i) all or any part of the LC Exposure or the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders of the applicable class in accordance with their respective Applicable Percentages of such class but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of any Class does not exceed the total of all non-Defaulting Lenders’ Commitments in respect of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender with respect to any Class does not exceed such non-Defaulting Lender’s Commitment in respect of such Class; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Lead Borrower shall, without prejudice to any other right or remedy available to it hereunder or under law, within two (2) Business Days following notice by the Administrative Agent, (x) first, prepay such Swingline Loans and (y) second, Cash collateralize 100% of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of LC Exposure among non-Defaulting Lenders described in clause (i) above); (iii) (A) if the LC Exposure of the non-Defaulting Lenders of any Class is reallocated pursuant to this Section 2.21(d), then the fees payable to the Lenders of such Class pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation and (B) if the LC Exposure of any Defaulting Lender of any Class is Cash collateralized pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Lender in respect of such Class or any Borrower hereunder, no letter of credit fee shall be payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure in respect of such Class; and (iv) if any Defaulting Lender’s LC Exposure in respect of any Class is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure of such -133- Class shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure in respect of such Class is Cash collateralized or reallocated. (e) So long as any Lender of any Class is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders of such Class, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided by the applicable Borrower in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit shall be allocated among non-Defaulting Lenders of the relevant Class in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein). (f) In the event that the Administrative Agent, the Lead Borrower, each Issuing Bank and Swingline Lender agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Percentage of LC Exposure and Swingline Exposure of the Lenders of the relevant Class shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or participations in Revolving Loans of such Class as the Administrative Agent shall determine as are necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Section 2.22 Incremental Credit Extensions. (a) The Lead Borrower may, subject to clause (b) below, at any time, on one or more occasions, deliver a written request to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such request to each of the Lenders) pursuant to an Incremental Revolving Facility Amendment to increase the aggregate amount of Commitments (other than any Initial Peak Season Commitment or the FILO Revolving Sublimit) then in effect (any such increase, an “Incremental Revolving Facility”; the commitment thereunder, an “Incremental Revolving Commitment”; and the loans thereunder, “Incremental Revolving Loans”) in an aggregate principal amount not to exceed (x) with respect to the Incremental FILO Revolving Facility under clause (b) below, the Incremental FILO Cap, (y) with respect to the Additional European Incremental Revolving Facility, the Incremental European Cap and (z) with respect to each other Incremental Revolving Facility, the Incremental Cap; provided that, with respect to any Incremental Revolving Facility (including, for the avoidance of doubt, the Incremental FILO Revolving Facility and the Additional European Incremental Revolving Facility), except as expressly set forth below: (i) no Incremental Revolving Commitment may (A) be less than $5,000,000 (unless otherwise agreed by the Administrative Agent in its Permitted Discretion) or (B) increase any Initial Peak Season Commitment or the FILO Revolving Sublimit, (ii) except as separately agreed from time to time between the Lead Borrower and any Lender, no Lender shall be obligated to provide any Incremental Revolving Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender; -134- (iii) no Incremental Revolving Facility or Incremental Revolving Loan (or the creation, provision or implementation thereof) shall require the approval of any existing Lender (other than in its capacity, if any, as a Lender providing all or part of any Incremental Revolving Commitment or Incremental Revolving Loan), the Administrative Agent (except (i) if its rights and interests are adversely affected in any material respect or (ii) if otherwise expressly set forth in this Section 2.22) or any other agent or arranger; provided that, unless otherwise consented to by the Administrative Agent, the terms of the Incremental FILO Revolving Facility or the Additional European Incremental Revolving Facility shall be administratively feasible to the Administrative Agent (as determined by the Administrative Agent in good faith); (iv) other than in the case of the Incremental FILO Revolving Facility (the terms of which shall be governed by clause (b) below) or the Additional European Incremental Revolving Facility (the terms of which shall be governed by clause (c) below), the terms of each Incremental Revolving Facility will be substantially identical to those applicable to the Revolving Facility (other than with respect to any upfront fees, original issue discount or similar fees); (v) except as otherwise agreed by the lenders providing the relevant Incremental Revolving Facility in connection with any acquisition, investments and repayments, repurchases and redemptions of indebtedness not prohibited by the terms of this Agreement, (A) no Event of Default shall exist immediately prior to or after giving effect to such Incremental Revolving Facility and (B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of the initial Borrowing under such Incremental Revolving Facility with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and (vi) the proceeds of any Incremental Revolving Facility may be used for working capital, general corporate purposes and any transactions or other purpose not prohibited by this Agreement (subject to any limitations set forth in any Incremental Revolving Facility Amendment). (b) The Lead Borrower may, at any time from and after the FILO Revolving Sublimit Termination Date, on one occasion deliver a written request to the Administrative Agent (whereupon the Administrative Agent may promptly deliver a copy of such request to each of the Lenders) pursuant to an Incremental Revolving Facility Amendment to establish Incremental Revolving Commitments in the form of a separate “first-in, last-out” Class in relation to the Initial Revolving Facility (any such Class, a “Incremental FILO Revolving Facility”) in an aggregate principal amount not to exceed the Incremental FILO Cap, with interest rate margins, rate floors, upfront fees, original issue discount or similar fees, in each case to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Rate of other Revolving Loans) between the Lead Borrower and the Lenders providing the Incremental FILO Revolving Facility; provided that: (i) (A) as between (x) the Initial Revolving Facility (including the FILO Revolving Sublimit, but excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility) and (y) the Incremental FILO Revolving Facility, all proceeds from the liquidation or other realization of the North American Collateral securing the Initial Revolving Facility or application of funds shall be applied, first to Secured Obligations owing under, or with respect to, -135- the Initial Revolving Facility (including Obligations in respect of FILO Revolving Loans, the Secured Banking Services Obligations and the Secured Hedging Obligations, but excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility) and second to the Incremental FILO Revolving Facility and (B) as between (x) the Initial Revolving Facility (including, for the avoidance of doubt, the FILO Revolving Sublimit and the Incremental FILO Revolving Facility) and (y) the Additional European Incremental Revolving Facility, all proceeds from the liquidation or other realization of the North American Collateral securing the Initial Revolving Facility or application of funds shall be applied, first to Secured Obligations owing under, or with respect to, the Initial Revolving Facility (including, for the avoidance of doubt, Obligations in respect of FILO Revolving Loans, the Secured Banking Services Obligations, the Secured Hedging Obligations and the Incremental FILO Revolving Facility) and second to the Additional European Incremental Revolving Facility; (ii) the Borrowers may not prepay Revolving Loans under the Incremental FILO Revolving Facility or terminate or reduce the commitments in respect thereof at any time that other Revolving Loans (including Swingline Loans), unreimbursed LC Disbursements and/or Letters of Credit (unless all amounts available to be drawn thereunder are cash collateralized in a manner satisfactory to the Administrative Agent), in each case in respect of the Initial Revolving Facility, are outstanding; (iii) the Required Lenders (calculated as excluding the Incremental FILO Revolving Facility) shall, subject to the terms of the ABL Intercreditor Agreement (in the case of US Collateral other than ABL Exclusive Collateral), control exercise of remedies in respect of the Collateral securing the Initial Revolving Facility; (iv) no changes affecting the priority status of the Initial Revolving Facility (excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility) vis-à-vis the Incremental FILO Revolving Facility may be made without the consent of the Required Lenders under the Initial Revolving Facility; (v) the final maturity of the Incremental FILO Revolving Facility shall not be earlier than the Latest Maturity Date of the Initial Revolving Facility (excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility) at the time of the establishment of the Incremental FILO Revolving Facility; (vi) the Incremental FILO Revolving Facility (A) shall have no borrowers other than the Borrowers under the Initial Revolving Facility (excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility), (B) shall not be guaranteed by any Person that is not a Guarantor under such Initial Revolving Facility and (C) shall not be secured by any property other than the Collateral securing such Initial Revolving Facility; (vii) no more than one Class of an Incremental FILO Revolving Facility may be outstanding at any time; and (viii) except as otherwise set forth in this clause (b), the terms of the Incremental FILO Revolving Facility shall not be materially less favorable to the Borrowers than the terms of the Initial Revolving Facility (excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility) unless such terms only apply after the Latest Maturity Date of such Initial Revolving Facility or are added for the benefit of such Initial Revolving Facility (including, without limitation, the inclusion of any additional financial or other material covenant) or are reasonably satisfactory to the Administrative Agent in its Permitted Discretion; provided however, that the

-136- sum of the advance rates with respect to (A) the items included in the Borrowing Base for the Incremental FILO Revolving Facility and (B) the items included in the Borrowing Base for the Initial Revolving Facility (excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility) shall not collectively exceed 100% of the North American Eligible Accounts, North American Eligible Inventory, North American Eligible In-Transit Inventory and Qualified Cash (as each such term is defined in the documentation governing the Incremental FILO Revolving Facility), in each case, in respect of the Initial Revolving Facility (excluding, for the avoidance of doubt, the Incremental FILO Revolving Facility). (c) The Lead Borrower may, at any time, on one occasion deliver a written request to the Administrative Agent (whereupon the Administrative Agent may promptly deliver a copy of such request to each of the Lenders) pursuant to an Incremental Revolving Facility Amendment to establish Incremental Revolving Commitments in the form of a separate Class of Revolving Loans (any such Class, a “Additional European Incremental Revolving Facility”) in an aggregate principal amount not to exceed the Incremental European Cap; provided that: (i) the Lead Borrower shall designate one Wholly-Owned Restricted Subsidiary of the Lead borrower as an additional Borrower (together with any additional co- borrowers designated pursuant to clause (A)(y) below, each, an “Additional European Borrower”) under the Additional European Incremental Revolving Facility; provided that, (A) the Additional European Borrower shall (x) be organized under the laws of an Additional European Eligible Legal Jurisdiction, (y) be permitted to designate one or more of its Wholly-Owned Restricted Subsidiaries organized under the laws of such Additional European Eligible Legal Jurisdiction as co-borrowers under the Additional European Incremental Revolving Facility and (z) execute and deliver, together with each such co-borrower, a joinder to this Agreement and the other applicable Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent in its Permitted Discretion and (B) the Additional European Incremental Revolving Facility shall have no borrowers other than the Additional European Borrowers; (ii) the final maturity of the Additional European Incremental Revolving Facility shall not be earlier than the Latest Maturity Date of the Initial Revolving Facility (including, for the avoidance of doubt, the Incremental FILO Revolving Facility) at the time of the establishment of the Additional European Incremental Revolving Facility; (iii) (A) the obligations of each Additional European Borrower under the Additional European Incremental Revolving Facility shall be guaranteed by (1) each of the other Additional European Borrowers (if any), (2) to the extent required by the Lenders providing the Additional European Incremental Revolving Facility, certain other Wholly-Owned Restricted Subsidiary of the Lead Borrower organized under the laws of one or more jurisdictions outside the United States and Canada (subject to local law prohibitions, requirements and limitations to be agreed between the Lead Borrower, the Administrative Agent and the Lenders providing the Additional European Incremental Revolving Facility) and (3) each North American Loan Party (each such Person under this clause (A), an “Additional European Facility Guarantor”), (B) the Additional European Incremental Revolving Facility shall be secured by a First Priority, perfected Lien in favor of the Administrative Agent on substantially all of the property and assets of the Additional European Borrowers and each Additional European Facility Guarantor, subject to local law prohibitions, requirements and limitations to be agreed between the Lead Borrower, the Administrative Agent and the Lenders providing the Additional European Incremental Revolving Facility and (C) the Additional European Incremental Revolving Facility shall not be secured by any property or assets securing the Initial Revolving Facility (including, for the avoidance of doubt, the Incremental FILO Revolving Facility); -137- (iv) the borrowing base with respect to the Additional European Incremental Revolving Facility (the “European Borrowing Base”) shall have borrowing base criteria and advance rates in respect thereof as determined by the Additional European Borrowers, the Administrative Agent and the Lenders providing the Additional European Incremental Revolving Facility, subject to modification for local law prohibitions, requirements and limitations and customary practices in the applicable Additional European Eligible Legal Jurisdiction (in each case, as determined by the Lead Borrower and the Administrative Agent in its Permitted Discretion); provided that, (A) such advance rates shall be no higher than the advance rates applicable to North American Eligible Accounts, North American Eligible Inventory and Qualified Cash under the North American Borrowing Base, (B) to the extent agreed by the Additional European Borrowers, the Administrative Agent and the Lenders providing the Additional European Incremental Revolving Facility, the European Borrowing Base may have advance rates that fluctuate based on “peak season” and “off-peak season” periods, (C) the European Borrowing Base may include Accounts sold to the Additional European Borrowers by one or more Wholly-Owned Restricted Subsidiaries of the Lead Borrower organized under the laws of one or more jurisdictions outside the United States and Canada and (D) the European Borrowing Base may, subject to advance rates, eligibility criteria and other terms and conditions to be agreed by Additional European Borrowers, the Administrative Agent and the Lenders providing the Additional European Incremental Revolving Facility, include Inventory and Accounts of one or more Wholly-Owned Restricted Subsidiaries of the Lead Borrower organized under the laws of one or more jurisdictions outside the United States and Canada; (v) in connection with the establishment of the Additional European Incremental Revolving Facility, Section 9.02 may be amended pursuant to an Incremental Revolving Facility Amendment to provide that modifications to the European Borrowing Base (or any component thereof) and/or to the conditions precedent to extensions of credit under the Additional European Incremental Revolving Facility shall be, in each case, subject to the consent of the Lenders under the Additional European Incremental Revolving Facility (or any sub-set thereof), rather than the Required Lenders; (vi) there shall be no pro rata borrowing, payment or commitment reduction requirements as between, on the one hand, the Additional European Incremental Revolving Facility and, on the other, the Initial Revolving Facility (including, for the avoidance of doubt, the Incremental FILO Revolving Facility); (vii) the interest rate margins, rate floors, upfront fees, original issue discount or similar fees shall be determined by the Additional European Borrowers and the Lenders under the Additional European Incremental Revolving Facility; (viii) if agreed by the Additional European Borrowers, the Administrative Agent and the Lenders under the Additional European Incremental Revolving Facility (and, if applicable, any issuing bank thereunder), the Additional European Incremental Revolving Facility may include its own letter of credit facility and/or swingline loan facility; provided that, for the avoidance of doubt, the letter of credit facility and swingline loan facility under the Initial Revolving Facility shall be separate and distinct from the Additional European Incremental Revolving Facility (including any letter of credit facility and/or swingline loan facility under the Additional European Incremental Revolving Facility); (ix) except as otherwise set forth in this clause (c), the terms of the Additional European Incremental Revolving Facility shall not be materially less favorable to the Loan Parties than the terms of the Initial Revolving Facility (including, for the avoidance of doubt, the -138- Incremental FILO Revolving Facility) unless such terms apply after the Latest Maturity Date of such Initial Revolving Facility or are added for the benefit of the of such Initial Revolving Facility (including, without limitation, the inclusion of any additional financial or other material covenant) or are reasonably satisfactory to the Administrative Agent in its Permitted Discretion; and (x) in addition to satisfying any other conditions precedent applicable to the incurrence of Incremental Revolving Commitments, the establishment of the Additional European Incremental Revolving Facility shall be subject to satisfaction of the following conditions precedent (in each case, unless waived by the Administrative Agent in its Permitted Discretion and by the Lenders under the Additional European Incremental Revolving Facility): (A) receipt by the Administrative Agent of all documentation and other information required pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT, with respect to the Additional European Borrowers and any Additional European Facility Guarantor to the extent reasonably requested by the Administrative Agent or a Lender under the Additional European Incremental Revolving Facility; (B) receipt by the Administrative Agent of an inventory appraisal (to the extent that Inventory will be included in the European Borrowing Base) and field examination, in each case in a form that is reasonably satisfactory to the Administrative Agent and the Lenders under the Additional European Incremental Revolving Facility; and (C) entry by each such Additional European Borrower and Additional European Facility Guarantor into collateral and guarantee documentation, in each case, that is customary in the applicable jurisdiction and is reasonably satisfactory to the Administrative Agent and the Lenders providing the Additional European Incremental Revolving Facility; and (D) without duplication of clause (C) above, receipt by the Administrative Agent (or another mutually agreed collateral agent for the Additional European Facility Collateral) of all documents and instruments necessary to establish that the Administrative Agent (or such other agent) will have a perfected, first-priority security interest in the collateral securing the Additional European Incremental Revolving Facility in accordance with the terms of this Agreement and the applicable Incremental Revolving Facility Agreement (in each case, subject to Permitted Liens) and such documents and instruments, if applicable, shall have been delivered to the Administrative Agent in a proper form for filing. (d) Incremental Revolving Commitments may be provided by any existing Lender, or by any other lender (other than any Disqualified Institution) who would be permitted to become a Lender (including any required consents) under Section 9.05(b) (any such other lender being called an “Additional Revolving Lender”); provided that the Administrative Agent and any Issuing Bank shall have consented (such consent not to be unreasonably withheld or delayed) to the relevant Additional Revolving Lender’s provision of Incremental Revolving Commitments if such consent would be required under Section 9.05(b) for an assignment of Revolving Loans to such Additional Revolving Lender, except that no such consent shall be required by any Issuing Bank with respect to any Additional Revolving Lender under the Additional European Incremental Revolving Facility. (e) Each Lender or Additional Revolving Lender providing a portion of any Incremental Revolving Commitment shall execute and deliver to the Administrative Agent and the Lead -139- Borrower all such documentation (including the relevant Incremental Revolving Facility Amendment or an amendment to any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Revolving Commitment. On the effective date of such Incremental Revolving Commitment, each Additional Revolving Lender shall become a Lender for all purposes in connection with this Agreement. (f) As a condition precedent to the effectiveness of any Incremental Revolving Facility or the making of any Incremental Revolving Loans, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Revolving Lender, an administrative questionnaire, in the form provided to such Additional Revolving Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably and customarily require from such Additional Revolving Lender, (iii) the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Incremental Revolving Facility or Incremental Revolving Loans and (iv) the Administrative Agent shall have received a certificate of the applicable Borrower signed by a Responsible Officer thereof: (A) certifying and attaching a copy of the resolutions adopted by the governing body of the applicable Borrower approving or consenting to such Incremental Revolving Facility or Incremental Revolving Loans, and (B) to the extent applicable, certifying that the condition set forth in clause (a)(v) above has been satisfied. (g) (i) Each Lender of the applicable Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Lender under such Class, and each relevant Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding letters of credit and swingline loans under such Class, as applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each Incremental Revolving Lender) participations hereunder in letters of credit and swingline loans under such Class, as applicable, shall be held on a pro rata basis on the basis of their respective Commitments of the applicable Class (after giving effect to any increase in the Commitment pursuant to Section 2.22) and (ii) the existing Lenders of the applicable Class shall assign Revolving Loans to certain other Lenders of such Class (including the Lenders providing the relevant Incremental Revolving Facility), and such other Lenders under such Class (including the Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Lenders of such Class participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Commitments of such Class (after giving effect to any increase in the Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (e). (h) The Lenders hereby irrevocably authorize such amendments to this Agreement and the other Loan Documents, and entry into new collateral and guarantee documentation, as may be necessary in order to establish new Classes (including, without limitation, the Incremental FILO Revolving Facility or the Additional European Incremental Revolving Facility) or sub-Classes or to maintain a single Class in respect of Revolving Loans or commitments increased or extended pursuant to this Section 2.22 and authorize the Administrative Agent and the Lead Borrower to enter into such amendments or new collateral and guarantee documentation as may be necessary or appropriate in the

-140- reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new Classes (including, without limitation, (i) any amendments to reflect the terms of the Incremental FILO Revolving Facility or the Additional European Incremental Revolving Facility or (ii) any new collateral or guarantee documentation in respect of the Additional European Incremental Revolving Facility, in each case subject to any limitations set forth in clause (b) or (c) of this Section 2.22, as applicable) or sub-Classes or the maintaining of such single Class, in each case on terms consistent with this Section 2.22. (i) Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Revolving Facility are intended to be applied to finance an acquisition or similar Investment and the Lenders or Additional Revolving Lenders providing such Incremental Revolving Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality. (j) This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary and shall, to extent applicable, be subject in all respects to Section 1.11. Section 2.23 Extensions of Revolving Loans and Additional Revolving Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Lead Borrower to all Lenders holding Revolving Loans or Commitments of any Class or Classes (as determined by the Lead Borrower), in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Loans or Commitments with respect to each such Class) and on the same terms to each such Lender, the Borrowers are hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Lender’s Revolving Loans and/or commitments and otherwise modify the terms of such Revolving Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Revolving Loans) (each, an “Extension”, and each group of Revolving Loans or commitments, as applicable, in each case as so extended, as well as the original Revolving Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied: (i) except as to (x) interest rates, fees and final maturity (which shall be determined by the Lead Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans (each as defined below) that are more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders or, as applicable, the Administrative Agent (i.e. by conforming or adding a term to the then outstanding Revolving Loans pursuant to the applicable Extension Amendment) and (z) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the commitment of any Lender that agrees to an Extension (an “Extended Revolving Credit Commitment”; and the Revolving Loans thereunder, “Extended Revolving Loans”; and each Class of Extended Revolving Credit Commitments, an “Extended Revolving Facility”), and the related outstandings, shall be revolving commitments (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original revolving commitments (and related -141- outstandings) provided hereunder; provided that (x) to the extent any non-extended portion of any Additional Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of the relevant Additional Revolving Facility, (2) all swingline loans and letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Lenders and (3) the permanent repayment of Revolving Loans with respect to, and termination of commitments under, any such Extended Revolving Credit Commitment after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of any Additional Revolving Facility, except that the applicable Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Incremental Revolving Commitments and Extended Revolving Credit Commitments); (ii) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Maturity Date; (iii) if the aggregate principal amount of Revolving Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Revolving Loans or commitments, as the case may be, offered to be extended by the applicable Borrower pursuant to such Extension Offer, then the Revolving Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer; (iv) each Extension shall be in a minimum amount of $5,000,000; (v) any Extension of all or any portion of an Initial Commitment (or an Extended Revolving Credit Commitment constituting a direct or indirect Extension of an Initial Commitment) of a Lender shall be an Extension of a proportionate part of each of the Initial Primary Commitment and Initial Peak Season Commitment of such Lender; provided that, for the avoidance of doubt, such Extension of all or any portion of an Initial Commitment shall not be an Extension of all or any portion of the FILO Revolving Sublimit thereunder; (vi) any applicable Minimum Extension Condition shall be satisfied or waived by the applicable Borrower; (vii) all documentation in respect of such Extension shall be consistent with the foregoing; and (viii) no Extension of any Revolving Facility shall be effective as to the obligations of any Swingline Lender to make any Swingline Loans or any Issuing Bank with respect to Letters of Credit without the consent of such Swingline Lender or such Issuing Bank (such consents not to be unreasonably withheld or delayed). -142- (b) With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, and (ii) except as set forth in clause (a)(iv) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Lead Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Lead Borrower’s sole discretion and which may be waived by the Lead Borrower) of Revolving Loans or commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any Class of Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23. (c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Loans and/or commitments under any Class (or a portion thereof) and (B) the consent of each applicable Issuing Bank to the extent the commitment to provide Letters of Credit is to be extended. All Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the applicable Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendments and any such amendments to the other Loan Documents with the Lead Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.23. (d) In connection with any Extension, the Lead Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23. Section 2.24 Swingline Loans. (a) Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender in reliance upon the agreements of the other Lenders set forth in this Section 2.24, agrees to make Swingline Loans in Dollars to the US Borrower and in Dollars or Canadian Dollars to the Canadian Borrower from time to time on and after the Second Amendment Effective Date and until the Latest Maturity Date, in an aggregate principal amount at any time outstanding not to exceed the Swingline Commitment, provided that, (i) the Swingline Lender shall not be required to make any Swingline Loan to refinance any outstanding Swingline Loan, (ii) after giving effect to the applicable Swingline Loan, (A) the Total Revolving Credit Exposure outstanding at such time shall not exceed the Aggregate Commitments, (B) the aggregate Initial Revolving Credit Exposure outstanding at such time shall not exceed the North American Line Cap, (C) the aggregate Initial Revolving Credit Exposure attributable to Credit Extensions made to the Canadian Borrower and Spanish Borrower collectively shall not exceed the Canadian/Spanish Borrower Sublimit, (D) the aggregate principal amount of outstanding Swingline Loans shall not exceed the Swingline Commitment and (E) the aggregate principal amount of outstanding -143- Swingline Loans made to the Canadian Borrower shall not exceed the Canadian Swingline Sublimit and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it has, or by such Credit Extension will have, Fronting Exposure. Each Swingline Loan shall be in a minimum principal amount of not less than $50,000 or C$50,000, as applicable or such lesser amount as may be agreed by the Swingline Lender; provided that, notwithstanding the foregoing, any Swingline Loan may be in such lesser amount that is (x) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) or (y) equal to the entire unused balance of the unused Aggregate North American Commitments, in each case so long as (x) the aggregate principal amount of outstanding Swingline Loans would not exceed the Swingline Commitment and (y) the aggregate principal amount of outstanding Swingline Loans made to the Canadian Borrower would not exceed the Canadian Swingline Sublimit, in each case, after giving effect to such Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Swingline Loans may be borrowed, prepaid and reborrowed. Each Swingline Loan shall bear interest at (x) a rate based on the Alternate Base Rate or Canadian Base Rate, as applicable, for Swingline Loans to the US Borrower denominated in Dollars or (y) the Canadian Prime Rate for Swingline Loans to the Canadian Borrower denominated in Canadian Dollars. Immediately upon the making of a Swingline Loan, each Initial Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Initial Revolving Lender’s Applicable Percentage of the Aggregate North American Commitments times the amount of such Swingline Loan. Each Swingline Loan shall be secured by the Lien on the North American Collateral in favor of the Administrative Agent and shall constitute an Obligation hereunder. (b) Borrowing Procedures. To request a Swingline Loan, the applicable North American Borrower shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by a Swingline Loan Request. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than (1) with respect to Swingline Loans to the US Borrower, 3:00 p.m. on the day of a proposed Swingline Loan and (2) with respect to Swingline Loans to the Canadian Borrower, 1:00 p.m. on the day of a proposed Swingline Loan and, in each case, shall specify (i) the amount to be borrowed, which shall be a minimum of $50,000 or C$50,000, as applicable, and (ii) the requested borrowing date, which shall be a Business Day. Unless the Swingline Lender has received written notice from the Administrative Agent (at the request of the Required Lenders) prior to (x) 3:00 p.m. on the date of the proposed Swingline Loan Borrowing with respect to Swingline Loans to the US Borrower and (y) 1:00 p.m. on the date of the proposed Swingline Loan Borrowing with respect to Swingline Loans to the Canadian Borrower (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.24(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than (x) with respect to Swingline Loans to the US Borrower, 4:00 p.m. on the borrowing date specified in such Swingline Loan Request and (y) with respect to Swingline Loans to the Canadian Borrower, 2:00 p.m. on the borrowing date specified in such Swingline Loan Request, make the amount of its Swingline Loan available to the applicable North American Borrower. The Swingline Lender shall make each applicable Swingline Loan available to the applicable North American Borrower by means of a credit to the account designated in the related Swingline Loan Request or otherwise in accordance with the instructions of the applicable North American Borrower (including, in the case of a Swingline Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank). (c) Refinancing of Swingline Loans. The Swingline Lender may at any time in its sole and absolute discretion may request, and shall request no later than five (5) Business Days following the making of a Swingline Loan, on behalf of the applicable North American Borrower (which hereby authorizes the Swingline Lender to so request on its behalf until the Termination Date), that each

-144- Revolving Lender with an Initial Commitment make an ABR Revolving Loan in Dollars to the US Borrower, a Canadian Base Rate Revolving Loan in Dollars to the Canadian Borrower or a Canadian Prime Rate Revolving Loan in Canadian Dollars to the Canadian Borrower, as applicable, in an amount equal to such Lender’s Applicable Percentage of the amount of the applicable Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Revolving Loans, Canadian Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable, but subject to the unutilized portion of the Revolving Facility. The Swingline Lender shall furnish the applicable North American Borrower with a copy of the applicable Borrowing Request promptly (and in any case, within five (5) Business Days) after delivering such notice to the Administrative Agent. Each Revolving Lender with an Initial Commitment shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.24(c)(ii), each Initial Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan in Dollars to the US Borrower, a Canadian Base Rate Revolving Loan in Dollars to the Canadian Borrower or Canadian Prime Rate Revolving Loan in Canadian Dollars to the Canadian Borrower, as applicable in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender. (i) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Loan in accordance with Section 2.24(c), the request for ABR Revolving Loans, Canadian Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable, submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Initial Revolving Lenders with an Initial Commitment fund its risk participation in the relevant Swingline Loan and each Initial Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to this Section 2.24(c)(i) shall be deemed payment in respect of such participation. (ii) If any Initial Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.24 by the time specified in Section 2.24(c), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s committed Revolving Loan included in the relevant committed Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Initial Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.24(c)(ii) shall be conclusive absent manifest error. (iii) Each Initial Revolving Lender acknowledges and agrees that its obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.24 is absolute and unconditional and shall not be affected by any circumstance -145- whatsoever, including (A) the occurrence and continuance of a Default, (B) any reduction or termination of the Commitments, (C) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the US Borrower, the Canadian Borrower or any other Person for any reason whatsoever, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the US Borrower or the Canadian Borrower, as applicable, to repay Swingline Loans, together with interest as provided herein. (d) Repayment of Participations. At any time after any Initial Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Initial Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender. If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.03 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Initial Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Secured Obligations and the termination of this Agreement. (e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the applicable North American Borrower for interest on the Swingline Loans. Until each Initial Revolving Lender funds its ABR Revolving Loan, Canadian Base Rate Revolving Loan or Canadian Prime Rate Revolving Loan, as applicable, or risk participation pursuant to this Section 2.24 to refinance such Initial Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender. (f) Payments Directly to Swingline Lender. The applicable North American Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender. ARTICLE 3 REPRESENTATIONS AND WARRANTIES On the dates and to the extent required pursuant to the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, any Incremental Revolving Facility Amendment, or Section 4.02, as applicable, each of (i) in the case of Holdings, solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17, and (ii) each of the Borrowers (as to itself and to the extent applicable, any Restricted Subsidiaries or Loan Parties that are subsidiaries of such Borrower) hereby represents and warrants to the Lenders that: Section 3.01 Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a)(i) with respect to any Borrower and clause (b) with respect to the Loan Parties) where -146- the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. In respect of the Spanish Borrower, it does not fall into any of the categories set out in article 363 of the Spanish Companies Law which would require it to be dissolved. Section 3.02 Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations. Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the First Lien Credit Agreement or (ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect. Section 3.04 Financial Condition; No Material Adverse Effect. (a) The financial statements most recently provided pursuant to Section 5.01(a) or (b) hereunder, as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Lead Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year- end adjustments and (z) except as may be necessary to reflect any differing entities and organizational structure prior to giving effect to the Transactions. (b) Since the Second Amendment Effective Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.05 Properties. (a) [Reserved]. (b) The Borrowers and each of their Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens. -147- (c) The Borrowers and each of their Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrowers and their Restricted Subsidiaries as presently conducted without, to the knowledge of any Borrower, any infringement, dilution, or misappropriation or other violation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Lead Borrower, threatened in writing against or affecting the Loan Parties or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability and (ii) no Loan Party nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law. (c) Neither any Loan Party nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any currently or formerly operated real estate or facility and no Hazardous Materials are otherwise present at any currently owned or operated real estate facility, in either case, in a manner that would reasonably be expected to have a Material Adverse Effect. Section 3.07 Compliance with Laws. Each of Holdings, the Borrowers and their Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17. Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940. Section 3.09 Taxes. Each of Holdings, the Borrowers and each of their Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which Holdings, such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to file or pay, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.10 ERISA.

-148- (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect. (b) No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. (c) All obligations regarding the Canadian Pension Plans and the Canadian Employee Plans (including current service contributions) have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Pension Plan and any Canadian Employee Plan and no taxes, penalties or fees are owing or exigible under any of the Canadian Employee Plans, except, in each case, which would not reasonably be expected to have a Material Adverse Effect. No Loan Party maintains, contributes or has any liability with respect to a Canadian Pension Plan that provides benefits on a defined benefit basis, in each case, that would reasonably be expected to have a Material Adverse Effect. No Lien has arisen, choate or inchoate, in respect of any Loan Party or its property in connection with any Canadian Pension Plan (save for contribution amounts not yet due) that would reasonably be expected to have a Material Adverse Effect. Section 3.11 Disclosure. (a) As of the SecondFifth Amendment Effective Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Borrowers and their Restricted Subsidiaries and the Transactionstransactions in respect of the Fifth Amendment and that was prepared by or on behalf of Holdings or its subsidiaries or their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactionstransactions in respect of the Fifth Amendment on or before the SecondFifth Amendment Effective Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time). (b) The Projections have been prepared in good faith based upon assumptions believed by the Lead Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Lead Borrower’s control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ from projected results and that such differences may be material). Section 3.12 Solvency. As of the SecondFifth Amendment Effective Date, immediately after the consummation of the Transactionstransactions to occur on the SecondFifth Amendment Effective Date and the incurrence of Indebtedness and obligations on the Second Amendment Effective Date in connection with this Agreement and the First Lien Credit Agreement, (i) the sum of the debt (including contingent liabilities) of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Lead Borrower and its Restricted Subsidiaries, taken -149- as a whole, contemplated as of the SecondFifth Amendment Effective Date; and (iv) the Lead Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5). Section 3.13 Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the SecondFifth Amendment Effective Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary and (b) the type of entity of each Loan Party and each subsidiary of Holdings with respect to which a portion of such subsidiary’s equity is pledged by a Loan Party as Collateral. Section 3.14 Security Interest in Collateral. Subject to any limitations and exceptions set forth in any Loan Document, the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents (including the ABL Intercreditor Agreement) and/or any Additional Agreement, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein. Section 3.15 Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or to the extent otherwise disclosed on Schedule 3.15 hereto: (a) there are no strikes, lockouts or slowdowns against the Lead Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Lead Borrower or any of its Restricted Subsidiaries, threatened by any union or labor organization purporting to act as exclusive bargaining representative and (b) the hours worked by and payments made to employees of the Lead Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. Section 3.16 Federal Reserve Regulations. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, U or X. Section 3.17 Economic and Trade Sanctions and Anti-Corruption Laws. (a) (i) None of Holdings, any Borrower nor any of their respective Restricted Subsidiaries nor, to the knowledge of any Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is (A) a person on the list of “Specially Designated Nationals and Blocked Persons”, Her Majesty’s Treasury of the United Kingdom’s (“HMT”) Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (B) currently the subject of any economic or financial sanctions administered by United States Government (including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department), the Government of Canada, the United Nations Security Council, the European Union, any European Union member state, or HMT (collectively, “Sanctions”); and (ii) no Borrower will directly or, to any Borrower’s knowledge, indirectly, use the -150- proceeds of the Revolving Loans or otherwise make available such proceeds to any Person or request any Letter of Credit, for the purpose of financing activities of or with any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions. (b) To the extent applicable, each Loan Party is in compliance (after giving effect to all applicable licenses, authorizations and exemptions) in all material respects with (i) each of the foreign assets control regulations of the U.S. Treasury Department (31 CFR, Subtitle B, Chapter V), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act, and, to its knowledge, other anti-terrorism and anti-money laundering laws, (iii) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada), (iv) the Canadian AML Laws, (v) the UK Bribery Act 2010, (vi) any law or convention implementing the OECD Anti-Bribery Convention and (vii) to its knowledge, other similar anti-corruption legislation in the jurisdiction such Loan Party is organized. (c) No part of the proceeds of any Revolving Loan will be used and no Letter of Credit will be requested, in each case directly or, to the knowledge of any Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, any law or convention implementing the OECD Anti-Bribery Convention or other similar anti-corruption legislation in any jurisdictions that any Loan Party is organized. Section 3.18 Borrowing Base Certificates. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in the accordance with the requirements of this Agreement. The Accounts that are identified by the applicable Borrower as North American Eligible Accounts and the Inventory that is identified by the applicable Borrower as North American Eligible Inventory or North American Eligible In-Transit Inventory, in each North American Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria (other than any criteria subject to the discretion of the Administrative Agent) set forth in the definitions of “North American Eligible Accounts”, “North American Eligible Inventory” and “North American Eligible In-Transit Inventory”, respectively. Section 3.19 Deposit Accounts and Securities Accounts. Attached hereto as Schedule 3.19 is a schedule of all deposit accounts and securities accounts maintained by the Loan Parties as of the SecondFifth Amendment Effective Date in which the applicable Loan Party customarily maintains amounts in excess of $250,000, which schedule identifies those deposit accounts and securities accounts that are Excluded Accounts. Section 3.20 Outbound Investment Rules. No Borrower or any of its subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Borrower or any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any of the Borrowers were a US Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. -151- ARTICLE 4 CONDITIONS Section 4.01 [Reserved]. Section 4.02 Each Credit Extension. After the Second Amendment Effective Date, the obligation of each Lender to make any Credit Extension (other than any LC Reimbursement Loan) is subject to the satisfaction of the following conditions: (a) (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, or (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request as required by Section 2.05(b). (b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates. (c) At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default has occurred and is continuing. (d) After giving effect to the Credit Extension, (i) the Borrowing Base is no less than the Total Revolving Credit Exposure and (ii) the North American Borrowing Base is no less than the Initial Revolving Credit Exposure. (e) After giving effect to the such Credit Extension, (i) the Total Revolving Credit Exposure does not exceed the Borrowing Base and (ii) in the case of any Revolving Loan or Letter of Credit, the Initial Revolving Credit Exposure does not exceed the North American Borrowing Base. Each Credit Extension shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section. ARTICLE 5 AFFIRMATIVE COVENANTS From the Second Amendment Effective Date until the Termination Date, (i) in the case of Holdings, solely with respect to Sections 5.01, 5.02, 5.03, 5.08 and 5.12, and (ii) the Borrowers hereby covenant and agree with the Lenders that: Section 5.01 Financial Statements and Other Reports. The Lead Borrower will deliver to the Administrative Agent for delivery to each Lender: (a) Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on

-152- or around June 30, 2021 (or, if later, as required or permitted by the SEC, but in any event within sixty (60) days after the end of each such Fiscal Quarter), the consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Lead Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth (commencing with the Fiscal Quarter ending on or around June 30, 2021), in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto and, at the option of the Lead Borrower, either (i) a Narrative Report with respect thereto (which may be satisfied by any Parent Company’s Form 10-Q report) or (ii) a conference call with the Lenders and the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Lead Borrower and the Administrative Agent for the applicable Fiscal Quarter (which may be satisfied by any investor earnings release call by any Parent Company); (b) Annual Financial Statements. Within ninety (90) days after the end of each Fiscal Year ending after the Second Amendment Effective Date (or, if later, as required or permitted by the SEC, but in any event within one hundred twenty (120) days after the end of each Fiscal Year), (i) the consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows of the Lead Borrower for such Fiscal Year and setting forth (commencing with the Fiscal Year ending on or around December 31, 2021), in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, (A) a report thereon from the Lead Borrower’s certified public accountant or any nationally recognized independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” (other than resulting from the impending maturity of any Indebtedness or any actual or prospective breach of any financial covenant) and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Lead Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP) and (B) at the option of the Lead Borrower, either (i) a Narrative Report with respect to such Fiscal Year (which may be satisfied by any Parent Company’s Form 10-K report), or (ii) a conference call with the Lenders and the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Lead Borrower and the Administrative Agent for the applicable Fiscal Year (which may be satisfied by any investor earnings release call by any Parent Company); (c) Compliance Certificate. Together with each delivery of financial statements of the Lead Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same) and setting forth the calculation of the Fixed Charge Coverage Ratio as of the last day of the relevant Test Period (whether or not then required to be tested pursuant to Section 6.15(a)), (ii)(A) a summary of pro forma or consolidating adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying any change or addition of any subsidiary of the Lead Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the SecondFifth Amendment Effective Date and the date of the last such list, and (iii) a Perfection Certificate Supplement or a certification in the Compliance Certificate confirming that no change has occurred in respect of the information set forth in the Perfection Certificate since the later of the SecondFifth Amendment Effective Date and the date of the last such Perfection Certificate Supplement delivered hereunder; -153- (d) [Reserved]; (e) Notice of Default. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Lead Borrower obtaining knowledge of (i) the occurrence of any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Lead Borrower has taken, is taking and proposes to take with respect thereto; (f) Notice of Litigation. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Lead Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Lead Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Lead Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters; (g) ERISA. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Lead Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof; (h) Financial Plan. As soon as available and in any event no later than ninety (90) days after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending December 31, 2022, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of the Lead Borrower’s financial position and forecasted consolidated statements of income and cash flows of the Lead Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which the financial plan is based; provided that such consolidated plan and financial forecast shall only be made available to the Administrative Agent and any “private side” Lenders; (i) Information Regarding Collateral. Within (A) with respect to any Canadian Loan Party, thirty (30) days of the relevant change or such other period with the written consent of the Administrative Agent and (B) with respect to any US Loan Party, sixty (60) days of the relevant change (or such other period with the written consent of the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization, (iv) in any Loan Party’s organizational identification number (if any), in the case of this clause (iv) to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change or (v) in any Canadian Loan Party’s registered or head office or chief executive office (or the jurisdiction of the locations where it maintains Canadian Collateral that is ABL Exclusive Collateral exceeding $5,000,000 in value); (j) Environmental Matters. Prompt (and in any event within five (5) Business Days after any Responsible Officer of the Lead Borrower obtaining knowledge thereof) written notice of any Release or other Hazardous Material Activity that would reasonably be expected to have a Material Adverse Effect; -154- (k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by a Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities; and (l) Borrowing Base Certificates. The Lead Borrower, shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver the same to the Lenders) the North American Borrowing Base Certificate and related Supporting Information prepared as of the close of business on the last Business Day of the applicable previous fiscal month of the Lead Borrower commencing with the fiscal month of the Lead Borrower ending on or around May 31, 2021, no later than the twentieth (20thtwenty-fifth (25th) day after the end of such fiscal month of the Lead Borrower; provided that, (i) during the continuance of a Cash Dominion Period, the Lead Borrower shall deliver to the Administrative Agent a North American Borrowing Base Certificate and Supporting Information more frequently (as reasonably determined by the Administrative Agent) (but not more frequently than weekly, with delivery required within four (4) Business Days after the end of the applicable previous week prepared as of the close of business on Friday of the previous week, which North American Borrowing Base Certificate and Supporting Information shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that (a) Inventory amounts shown in the North American Borrowing Base Certificates and Supporting Information delivered on a weekly basis will be based on the Inventory amount (x) set forth in the most recent weekly report, where possible, and (y) for the most recently ended fiscal month of the Lead Borrower for which such information is available with regard to locations where it is impracticable to report Inventory more frequently (unless the Administrative Agent agrees otherwise), and (b) the amount of North American Eligible Accounts shown in such North American Borrowing Base Certificate and Supporting Information will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended fiscal month of the Lead Borrower) (or, when available, ineligible Accounts set forth in the most recent weekly report), (ii) in the event that any North American Loan Party consummates a Specified Transaction, the Lead Borrower may deliver an updated version of the North American Borrowing Base Certificate and Supporting Information giving pro forma effect to such Specified Transaction, which shall be effective as of the date of consummation of such Specified Transaction, subject to the limitations set forth in the definition of “North American Borrowing Base”, (iii) in the event (w) any North American Loan Party consummates a Disposition (other than Dispositions in the ordinary course of business) to any Person (other than a North American Loan Party) that results in the Disposition of ABL Priority Collateral or ABL Exclusive Collateral with a value (as reasonable determined by the Lead Borrower) in excess of $20,000,000 (for such purposes, Dispositions of Accounts (or any other Permitted Receivables Facility Assets constituting ABL Priority Collateral or ABL Exclusive Collateral) of any specific Account Debtor in connection with a Permitted Receivables Facility upon initially entering into such Permitted Receivables Facility (or supplementing such Permitted Receivables Facility to include the Accounts (or any other Permitted Receivables Facility Assets constituting ABL Priority Collateral or ABL Exclusive Collateral) of a specific Account Debtor) shall be subject to this clause (iii)(w), but Dispositions of Accounts (or any other Permitted Receivables Facility Assets constituting ABL Priority Collateral or ABL Exclusive Collateral, as applicable) of such Account Debtor thereafter under such Permitted Receivables Facility shall not be subject to this clause (iii)(w)), (x) upon termination of any Permitted Receivables Facility (or portion thereof) with respect to the Accounts (or any other Permitted Receivables Facility Assets constituting ABL Priority Collateral or ABL Exclusive Collateral) of any specific Account Debtor that results in the Accounts (or any other Permitted Receivables Facility Assets constituting ABL Priority Collateral or ABL Exclusive Collateral, as applicable) of such -155- Account Debtor no longer being excluded or ineligible as North American Eligible Accounts, (y) any North American Loan Party consummates an Investment to any Person (other than a North American Loan Party) that results in the Investment of ABL Priority Collateral or ABL Exclusive Collateral with a value (as reasonable determined by the Lead Borrower) in excess of $10,000,000 or (z) the Lead Borrower designates (or redesignates) any subsidiary with a value (as reasonably determined by the Lead Borrower) in excess of $10,000,000 as an Unrestricted Subsidiary, the Lead Borrower shall deliver an updated North American Borrowing Base Certificate and Supporting Information at the time of or prior to the consummation of such Disposition, and (iv) the Lead Borrower may elect to deliver the North American Borrowing Base Certificate and Supporting Information more frequently than the time period specified in Section 5.01(l) (but in any case not more frequently than weekly), provided that (x) if the Lead Borrower elect to deliver the North American Borrowing Base Certificate and Supporting Information on a weekly basis, they shall be required to continue to deliver the North American Borrowing Base Certificate on a weekly basis for at least forty-five (45) days following the date of the first such weekly delivery, and (y) if the Lead Borrower elect to deliver the North American Borrowing Base Certificates and Supporting Information on a less frequent than weekly basis, they shall be required to continue to deliver the North American Borrowing Base Certificate and Supporting Information on such basis for at least sixty (60) days following the date of the first such delivery. For the avoidance of doubt, following the establishment of Additional European Incremental Revolving Facility, the delivery of the European Borrowing Base Certificate shall be governed by the terms of the applicable Incremental Revolving Facility Amendment (including any amendments to this Agreement in connection therewith and as contemplated by Section 2.22). (m) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries, provided, however, that none of Holdings, any Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, any Borrower and/or any of their respective subsidiaries, customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, any Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided, further, that, with respect to this clause (iv), the Lead Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations. Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Lead Borrower on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Lead Borrower shall promptly notify (which may be by email (including PDF and similar attachments)) the Administrative Agent of the posting of any such documents on the website of the Lead Borrower (or its applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Lead Borrower to the Administrative Agent for posting on behalf of the Lead Borrower on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by any applicable Parent

-156- Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange. Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Lead Borrower by furnishing (A) the applicable financial statements of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Lead Borrower and its consolidated subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Lead Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b). Any financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall not be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement. Section 5.02 Existence. Except as otherwise permitted under Section 6.07, Holdings and each Borrower will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of any Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor any Borrower nor any of the Lead Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of any Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders. Section 5.03 Payment of Taxes. Holdings and the Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect. Section 5.04 Maintenance of Properties. The Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Lead Borrower and its Restricted Subsidiaries -157- and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect. Section 5.05 Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Lead Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Lead Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self- insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the lender loss payee thereunder and, to the extent available, provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder). Section 5.06 Inspections. (a) The Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of any Borrower and any of their Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that any Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that, (x) only the Administrative Agent (or a representative designated by the Administrative Agent) on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) subject to the immediately succeeding proviso, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) subject to the immediately succeeding proviso, only one such time per calendar year shall be at the expense of the Borrowers; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Borrowers nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrowers and their subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Lead Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided, further, that, with respect to this clause (iv), the Lead Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations. -158- (b) At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, each Loan Party will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to its books, records, Accounts and Inventory so that the Administrative Agent or an Approved Appraiser may conduct such inventory appraisals, field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate and the reasonable and documented expenses incurred in respect thereof shall be payable by the Borrowers subject to the limitations in this Section 5.06(b); provided that (i) unless an Event of Default exists, the Administrative Agent shall not conduct more than (A) one field examination and one inventory appraisal with respect to the Collateral in each twelve (12) month period (provided that, from and after the Fifth Amendment Effective Date, the Administrative Agent may waive such field examination and/or inventory appraisal in any twelve (12) month period so long as Availability is not less than 75% of the Line Cap for any five (5) consecutive Business Day period during such twelve (12) month period and (B) one additional field examination and one additional inventory appraisal with respect to the Collateral in any twelve (12) month period after the SecondFifth Amendment Effective Date if, at any time during such twelve (12) month period, (1) Availability is less than the greater of (x) $50,000,000 and (y) 15% of the Line Cap for five (5) consecutive Business Days, (2) until the date Availability is equal to or greater than the greater of (x) $50,000,000 and (y) 15% of the Line Cap for at least thirty (30) consecutive calendar days), (ii) when an Event of Default exists, the Administrative Agent may conduct field examinations and inventory appraisals of the type described in this clause (b) at any time, (iii) the Administrative Agent may conduct one additional field examination and one additional inventory appraisal during any twelve (12) month period at the expense of the Lenders and (iv) the Administrative Agent may conduct additional field exams or appraisals requested or consented to by Lead Borrower from time to time in its sole discretion. Section 5.07 Maintenance of Books and Records. The Borrowers will, and will cause their Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Lead Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP. Section 5.08 Compliance with Laws. (a) Holdings and each Borrower will, and will cause each of its Restricted Subsidiaries to, (i) materially comply (after giving effect to all applicable licenses, authorizations and exemptions) with the applicable requirements of Sanctions, the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, any law or convention implementing the OECD Anti-Bribery Convention and other similar anti-corruption legislation in any jurisdictions that any Restricted Subsidiary is organized, as the case may be, and (ii) comply (after giving effect to all applicable licenses, authorizations and exemptions) with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, laws relating to the Canadian Pension Plans, the USA PATRIOT Act and, to its knowledge, anti-money laundering and anti-terrorism laws, including the Canadian AML Laws and other similar anti-money laundering and anti-terrorism laws in any jurisdictions that any Restricted Subsidiary is organized, as the case may be), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect. (b) No Borrower will directly nor, to its knowledge, indirectly, use the proceeds of the Revolving Loans or otherwise make available such proceeds to any Person, (i) for the purpose of financing the activities of any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions; or (ii) in a manner that violates any applicable requirements under the FCPA, the Corruption of Foreign Public -159- Officials Act (Canada), the UK Bribery Act 2010, any law or convention implementing the OECD Anti- Bribery Convention or other similar anti-corruption legislation in any jurisdiction that such Borrower is organized. Section 5.09 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and environmental permits (including any investigation, notification, cleanup, removal or remedial obligations with respect to or arising out of any Hazardous Materials Activity), (b) obtain and renew all environmental permits required to conduct its operations or in connection with its properties and (c) respond timely to any Environmental Claim against the Lead Borrower or any of its Restricted Subsidiaries and discharge or duly contest any obligations it may have to any Person thereunder. Section 5.10 Designation of Subsidiaries. The board of directors (or equivalent governing body) of the Lead Borrower may at any time after the Second Amendment Effective Date designate (or redesignate) any subsidiary (other than any Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or redesignation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) in the case of designating a Restricted Subsidiary to be an Unrestricted Subsidiary or redesignating an Unrestricted Subsidiary to be a Restricted Subsidiary, the applicable Investment is permitted under one or more clauses in Section 6.06 (as selected by the Lead Borrower in its sole discretion), (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the First Lien Credit Agreement unless also being designated as an Unrestricted Subsidiary thereunder, and (iv) as of the date of the designation or redesignation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Lead Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or hold any Indebtedness of or any Lien on any property of the Lead Borrower or its Restricted Subsidiaries (unless the Lead Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or Liens in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Lead Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Lead Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lead Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Lead Borrower’s “Investment” in such Restricted Subsidiary at the time of such redesignation, less (b) the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Lead Borrower’s equity therein at the time of such redesignation. As of the SecondFifth Amendment Effective Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries. Section 5.11 Use of Proceeds. Each Borrower shall use the proceeds of the Initial Revolving Loans: (a) on the Second Amendment Effective Date, to directly or indirectly finance a portion of the Transactions (including the payment of Transaction Costs) and (b) on or after the Second Amendment Effective Date, to finance working capital needs, general corporate purposes and any other purposes not

-160- prohibited hereunder. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that would violate Regulation T, U or X. Section 5.12 Covenant to Guarantee Obligations and Give Security. Upon (i) the formation or acquisition after the Second Amendment Effective Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) the formation or acquisition after the Second Amendment Effective Date of any Restricted Subsidiary that is a Canadian Subsidiary of any existing Canadian Loan Party (other than an Excluded Subsidiary), (iii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iv) any Restricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary ceasing to be an Immaterial Subsidiary (other than an Excluded Subsidiary) or (v) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, on or before the date that is sixty (60) days after the end of such Fiscal Quarter in which such transaction or designation occurred (or such longer period as the Administrative Agent may reasonably agree), the Lead Borrower shall (A) cause such Restricted Subsidiary to comply with the requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time or any period in this Agreement or in any other Loan Document (at any time, including, in each case, after the expiration of any relevant time or period, which will be retroactive) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of the Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Second Amendment Effective Date) where it reasonably determines, in consultation with the Lead Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender hereby consents to any such extension of time; (ii) any Lien required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth therein and in the Collateral Documents; (iii) except as otherwise required by Section 5.15, perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments); (iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement; (v) no Loan Party will be required to take any action that is limited or restricted by the Collateral and Guarantee Requirement and any other Loan Document; (vi) in no event will the Collateral include any Excluded Assets; (vii) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the Second Amendment Effective Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC, PPSA or other applicable law or (2) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the Second Amendment Effective Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC, PPSA -161- or other applicable law notwithstanding the relevant prohibition, violation or termination right and (viii) any joinder or supplement to the Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12 above may, with the consent of the Administrative Agent, include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document Section 5.13 [Reserved]. Section 5.14 Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12: (a) Holdings and the Lead Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties. (b) Holdings and the Lead Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. Section 5.15 Cash Management. (a) Each North American Loan Party shall, from and after the Second Amendment Effective Date, (i) in the case of any US Loan Party, require that all cash payments in respect of Accounts owed to such US Loan Party be remitted to a lockbox maintained by any US Loan Party (the “US Lockbox”) or a Material Account of any US Loan Party, (ii) in the case of any Canadian Loan Party, require that all cash payments of Accounts owed to any Canadian Loan Party be remitted to a lockbox maintained by any Canadian Loan Party (the “Canadian Lockbox” and, together with the US Lockbox, the “Lockboxes”) or a Material Account of any Canadian Loan Party, (iii) except as provided in Section 5.15(b), instruct the financial institution that maintains any US Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to one or more concentration deposit accounts maintained by any US Loan Party (each, a “US Concentration Account”) not less frequently than on a daily basis, (iv) except as provided in Section 5.15(b), instruct the financial institution that maintains such Canadian Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to one or more concentration deposit accounts maintained by any Canadian Loan Party (each, a “Canadian Concentration Account” and, together with the US Concentration Account, the “Concentration Accounts”) not less frequently than on a daily basis; (v) enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the applicable Loan Party, the Administrative Agent and any financial institution with which such Loan Party maintains a Concentration Account or Material Account (collectively, the “Blocked Accounts”) and (vi) deposit (or cause to be deposited) promptly (and in any -162- event no later than the first Business Day after receipt thereof) all collections on Accounts (including those sent directly by an Account Debtor) into a Blocked Account covered by a Blocked Account Agreement. From and after the Second Amendment Effective Date, each North American Loan Party shall ensure that this Section 5.15(a) is satisfied at all times (subject to Section 5.15(c)). (b) Each Blocked Account Agreement relating to any Blocked Account shall require, after the delivery of notice of a Cash Dominion Period by the Administrative Agent to the Lead Borrower and the other parties to such instrument or agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Period), by ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date has occurred), of all available Cash balances, Cash receipts and Cash Equivalents, including the ledger balance of each Concentration Account and each other Blocked Account (net of such minimum balance, not to exceed $500,000 per account or $5,000,000 in the aggregate for all such accounts as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained (the “Required Minimum Balances”)), to an account maintained under the sole dominion and control of the Administrative Agent (the “Administrative Agent Account”). All amounts received in the Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.11(a)(iii)); provided that if the circumstances described in Section 2.18(b) or (c) are applicable, such amounts shall be applied in accordance with such Section 2.18(b) or (c), as applicable. In such event, each Loan Party agrees that it will not otherwise direct the proceeds of any Blocked Account. (c) Provided that no Cash Dominion Period then exists, the Loan Parties may close any then-existing Deposit Account or Securities Account. The Loan Parties may open any new Deposit Account or Securities Account, subject, unless such Deposit Account or Securities Account constitutes an Excluded Account or otherwise constitutes an Excluded Asset (provided that upon such Deposit Account or Securities Account ceasing to constitute an Excluded Account and an Excluded Asset, such Deposit Account or Securities Account shall be subject to this Section 5.15), to the execution and delivery to the Administrative Agent of a Blocked Account Agreement in respect of such newly opened Deposit Account or Securities Account consistent with the provisions of this Section 5.15 and otherwise reasonably satisfactory to the Administrative Agent within ninety (90) days of the opening thereof (or such longer period as the Administrative Agent may reasonably agree, which may be applied retroactively); it being understood and agreed that, (x) notwithstanding the foregoing, in the event such newly opened Deposit Account or Securities Account constitutes a Concentration Account such Concentration Account shall be subject to a Blocked Account Agreement consistent with the provisions of this Section 5.15 and otherwise reasonably satisfactory to the Administrative Agent from and after the date of opening thereof (or such longer period as the Administrative Agent may reasonably agree) and (y) in the event that any Loan Party acquires any Deposit Account or Securities Account in connection with any Specified Transaction, such Loan Party shall be required to enter into a Blocked Account Agreement with respect to such acquired Deposit Account or Securities Account within one hundred twenty (120) days following the date of such Specified Transaction (or such longer period as the Administrative Agent may reasonably agree) unless such Loan Party has closed such Deposit Account or Securities Account (or such Deposit Account or Securities Account constitutes an Excluded Account or otherwise constitutes an Excluded Asset) prior to such time. (d) The Administrative Agent Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Administrative Agent Account, (ii) the funds on deposit in the Administrative Agent Account shall at all times continue to be collateral security for all of the applicable Secured Obligations, and (iii) the funds on deposit in the Administrative Agent Account shall be applied as provided in Sections 2.11(a)(iii), 2.18(b) or 2.18(c), as applicable, and, to the extent such funds constitute US Collateral, the ABL Intercreditor Agreement. In the event that, notwithstanding the -163- provisions of this Section 5.15, any Loan Party receives or otherwise has dominion and/or control of any amount required to be transferred to the Administrative Agent Account pursuant to Section 5.15(b), such amount shall be held in trust by such Loan Party for the Administrative Agent, and shall promptly be deposited into the Administrative Agent Account or otherwise transferred in such manner as the Administrative Agent may request. (e) Upon the commencement of a Cash Dominion Period and for so long as the same is continuing, upon delivery of notice by the Administrative Agent to the Lead Borrower (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Period), the Administrative Agent may direct that all amounts in the Blocked Accounts be paid directly to the Administrative Agent Account. So long as no Cash Dominion Period is continuing in respect of which the Administrative Agent has delivered the notice contemplated by this Section 5.15, each relevant Loan Party may direct, and shall have sole control over, the disposition of funds in the Blocked Accounts and Concentration Accounts. (f) Any amount held or received in the Administrative Agent Account (including all interest and other earnings with respect thereto, if any) at any time (i) when the Termination Date has occurred or (ii) all Events of Default have been cured and no Cash Dominion Period exists, shall (subject, in the case of clause (i), to the provisions of any applicable ABL Intercreditor Agreement) be remitted to an account of the applicable Loan Party (or if requested by such Loan Party, to the Lead Borrower on its behalf). (g) Following the commencement of any Cash Dominion Period (other than by reason of an Event of Default pursuant to Section 7.01(a), 7.01(f) or 7.01(g), except to the extent necessary for one or more officers or directors of Holdings, the Lead Borrower or any of its subsidiaries to avoid personal or criminal liability under applicable Requirements of Law), in the event that any Blocked Account or the Administrative Agent Account contains identifiable Tax and Trust Funds, the Lead Borrower (acting in good faith) may, within thirty (30) days after such Tax and Trust Funds are received in such Blocked Account or Administrative Agent Account, deliver to the Administrative Agent a Trust Fund Certificate. Notwithstanding anything to the contrary herein or in any other Loan Document, within five (5) Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit from such Blocked Account or Administrative Agent Account (in each case excluding amounts previously deposited to cash collateralize Letters of Credit hereunder), as applicable, the lesser of (a) the amount of Tax and Trust Funds specified in the Trust Fund Certificate, (b) the Availability on the date of such remittance and (c) the amount on deposit in such Blocked Account or Administrative Agent Account on the date of delivery of such Trust Fund Certificate, at the option of the Administrative Agent, (x) to the applicable Loan Party or (y) on behalf of the applicable Loan Party directly to the Person entitled to such Tax and Trust Funds; provided that in no event shall the Administrative Agent be required to remit any amount pursuant to this Section 5.15(g) to the extent that such amount was previously distributed in accordance with Section 2.11(a)(iii) (or otherwise applied in accordance with Section 2.18(b) or (c) as applicable). If any such amount is remitted to any Loan Party, such Loan Party shall apply such amount solely for the purpose set forth in the applicable Trust Fund Certificate on or prior to the date due; it being understood that the Administrative Agent shall not apply any amount consisting of identifiable Tax and Trust Funds pursuant to Section 2.11(a)(iii) (or otherwise in accordance with Section 2.18(b) or (c) as applicable) following its receipt of a Trust Fund Certificate. Section 5.16 Acknowledgement of Debt. (a) Without prejudice to the provisions of this Agreement, the Spanish Borrower hereby undertakes to grant a Spanish Public Document of acknowledgement of debt (documento público de reconocimiento deuda) in respect of the debt owing to the Lenders under this Agreement on the date

-164- of enforcement of this Agreement or on such other date as reasonably requested by the Administrative Agent. Such deed of acknowledgement of debt shall be granted before the Notary designated by the Spanish Borrower and within the period of ten (10) Business Days from the date of the request made by the Administrative Agent on this regard. (b) Upon the granting of a Spanish Public Document acknowledging the due debt, the Spanish Borrower hereby undertakes to immediately request from the Notary the issuance to the Administrative Agent an enforcement copy of such deed (copia con fuerza ejecutiva). (c) All costs and expenses arising from the granting of the aforementioned Spanish Public Documents acknowledging the due debt (and any enforcement copy in respect thereof) and the issuing of the corresponding authorized notarial copies shall be satisfied according to Section 9.03. Section 5.17 Post-Closing Matters. The Loan Parties shall comply with their obligations described in Schedule 5.17, in each case, within the applicable periods of time specified in such Schedule 5.17 with respect to such item (or such longer periods as the Administrative Agent may agree in its reasonable discretion). Section 5.18 Outbound Investment Rules. No Borrower will, or will permit any of its subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any of the Borrowers were a US Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE 6 NEGATIVE COVENANTS From the Second Amendment Effective Date until the Termination Date, (i) in the case of Holdings, solely with respect to Sections 6.04(b) and 6.14 and (ii) the Borrowers covenant and agree with the Lenders that: Section 6.01 Indebtedness. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except: (a) the Secured Obligations (including any Additional Revolving Loans and/or Additional Revolving Commitments); (b) Indebtedness of the Lead Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Lead Borrower or any other Restricted Subsidiary; provided that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party; (c) [reserved]; -165- (d) (i) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Second Amendment Effective Date or any other purchase of assets or Capital Stock and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Lead Borrower or any such Restricted Subsidiary pursuant to any such agreement; (e) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of, or in lieu of, any of the foregoing items and (iii) in respect of commercial and trade letters of credit; (f) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs; (g) (i) guaranties by the Lead Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Lead Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business; (h) Guarantees by the Lead Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Lead Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; (i) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the SecondFifth Amendment Effective Date; provided that (i) any such item of Indebtedness with an aggregate outstanding principal amount on the SecondFifth Amendment Effective Date in excess of $5,000,000 shall be described on Schedule 6.01, and (ii) ordinary course capital leases, purchase money indebtedness, equipment financings, performance bonds, bank guarantees, letters of credit, guarantees and surety bonds existing as of the SecondFifth Amendment Effective Date need not be described on Schedule 6.01; (j) Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount of such Indebtedness not to exceed the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA minus amounts under this Section 6.01(j) reallocated to Section 6.01(u); -166- (k) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business; (l) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business; (m) (i) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary with respect to purchase money Indebtedness incurred prior to or within two hundred seventy (270) days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets (or Capital Stock of any Person owning any such assets) in an aggregate outstanding principal amount not to exceed the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA and (ii) Indebtedness of the Lead Borrower and/or any Restricted Subsidiaries with respect to Capital Leases (including Capital Lease obligations or rental payments in respect of any property Disposed of pursuant to any Sale and Lease-Back Transactions permitted pursuant to Section 6.07); (n) Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed, in each case, in connection with an acquisition or Investment permitted hereunder after the Second Amendment Effective Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default exists or would result after giving pro forma effect to such acquisition or similar Investment and (iii) solely to the extent the principal amount thereof acquired in such acquisition or Investment exceeds the greater of $115.0 million and an amount equal to 35.0% of Consolidated Adjusted EBITDA, the Total Leverage Ratio does not exceed the greater of 6.00:1.00 and the Total Leverage Ratio as of the then most recently completed fiscal quarter, calculated on a Pro Forma Basis; (o) Indebtedness consisting of promissory notes issued by the Lead Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Lead Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a); (p) the Lead Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (y), (z) and (ii) and this clause (p) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect of existing Refinancing Indebtedness under this clause (p); provided, that: (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus commitment, underwriting, arrangement and similar fees, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01 (with additional -167- amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02); (ii) other than in the case of Refinancing Indebtedness with respect to clauses (a), (i), (j), (m), (n), (r), (u), (y) and (z) of this Section 6.01 (and other than customary bridge loans with a maturity date of not longer than one (1) year which are converted into, exchanged for, extended to or otherwise refinanced with Indebtedness subject to the requirements of this clause (ii)), (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (1) ninety-one (91) days after the Latest Maturity Date and (2) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (other than to the extent resulting from a change in the final maturity date permitted under clause (A)(1) above); provided, that in the case of Refinancing Indebtedness with respect to clauses (a) and (y) of this Section 6.01, such Refinancing Indebtedness shall be subject to clause (ii) (A) above (other than customary bridge loans with a maturity date of not longer than one (1) year which are converted into, exchanged for, extended to or otherwise refinanced with Indebtedness subject to the requirements of this clause (ii)); (iii) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m) and (u) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause and after the incurrence thereof, shall constitute amounts outstanding under such clause; (iv) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the ABL Priority Collateral securing the Secured Obligations), such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the ABL Priority Collateral securing the Secured Obligations, subject to an ABL Intercreditor Agreement), except to the extent the refinancing, refunding or replacement thereof constitutes a Restricted Debt Payment permitted under Section 6.04(b) (other than Section 6.04(b)(i)) or does not constitute a Restricted Debt Payment; and (v) no Event of Default exists or would result therefrom. (q) Indebtedness incurred to finance, or assumed in connection with, any acquisition or Investment permitted hereunder after the Second Amendment Effective Date; provided, that (i) before and after giving effect to such acquisition or Investment on a Pro Forma Basis, no Event of Default exists or would result therefrom, (ii) after giving effect to such acquisition or Investment on a Pro Forma Basis

-168- (without “netting” the Cash proceeds of such Indebtedness), (A) such Indebtedness shall not be secured by a Lien on ABL Priority Collateral that is pari passu with or senior to the Lien securing the Secured Obligations, (B) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations (as defined in the First Lien Credit Agreement) and pari passu in right of payment with the Obligations (as defined in the First Lien Credit Agreement), (1) such Indebtedness shall be subject to an Applicable Intercreditor Agreement and (2) the First Lien Leverage Ratio does not exceed the greater of (x) 3.50:1.00 and (y) the First Lien Leverage Ratio as of the last day of the most recently ended Test Period, (C) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Obligations (as defined in the First Lien Credit Agreement), (1) such Indebtedness shall be subject to an Applicable Intercreditor Agreement, and (2) the Secured Leverage Ratio would not exceed the greater of (x) 5.25:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, and (C) if such Indebtedness is not secured by a Lien on the Collateral (including all Indebtedness of any Non-Guarantor Subsidiary), either (1) the Total Leverage Ratio does not exceed the greater of (x) 5.75:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period or (2) the pro forma Net Interest Coverage Ratio is not less than the lesser of (A) 2.00:1.00 and (B) the Net Interest Coverage Ratio as of the then most recently ended Test Period, (iii) such Indebtedness does not mature prior to the Latest Maturity Date as of the date of incurrence thereof, (iv) no such Indebtedness that is secured by a Lien on the Collateral shall be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, and (v) the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Term Loans (without giving effect to any prepayment thereof); (r) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 200% of the amount of Net Proceeds received by the Lead Borrower (“Contribution Indebtedness”) from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its Capital Stock, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Lead Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to increase the Available Amount or to make any Investments, Restricted Payments or Investments in Unrestricted Subsidiaries hereunder and (C) other than Cure Amounts; (s) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes; (t) [reserved]; (u) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the sum of (i) the greater of $220,000,000 and 65.0% of Consolidated Adjusted EBITDA and (ii) any amounts reallocated to this Section 6.01(u) from Section 6.01(j) and Section 6.04(a)(xi) minus (iii) any amounts under this Section 6.01(u) (after giving effect to clause (ii)) reallocated to clause (d) of the Fixed Incremental Amount (as defined in the First Lien Credit Agreement or any comparable term of any other First Lien Facility) and Section 6.01(y); (v) [reserved]; (w) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary so long as (i) such Indebtedness (other than purchase money Indebtedness, Capital Leases and other Indebtedness incurred to acquire, improve, repair or replace assets) does not mature prior to the date which is ninety- one (91) days after the Latest Maturity Date as of the date of incurrence thereof and (ii) the Payment Conditions have been satisfied, on a Pro Forma Basis; -169- (x) [reserved]; (y) Indebtedness of the Lead Borrower under the First Lien Facility (including any “Incremental Loans”, “Incremental Equivalent Debt” and “Refinancing Indebtedness” (each as defined in the First Lien Credit Agreement or any equivalent term under the documentation governing the First Lien Facility)) in an aggregate principal amount that does not exceed at any time the sum of (A) $1,150,000,000 plus (B) an amount equal to the “Incremental Cap” (as defined in the First Lien Credit Agreement or any equivalent term under the documentation governing the First Lien Facility) permitted under the First Lien Credit Agreement as in effect on the Second Amendment Effective Date (as amended, restated, modified, replaced or substituted after the Second Amendment Effective Date to conform to any amendment, restatement, modification, replacement or substitution of the First Lien Credit Agreement relating to the “Incremental Cap” thereunder), and any “Secured Banking Services Obligations” and “Secured Hedging Obligations”, as such terms are defined in the First Lien Credit Agreement or any equivalent term in any documentation governing the First Lien Facility plus (C) any amounts reallocated to this Section 6.01(y) from Section 6.01(u); (z) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary comprised of Capital Lease obligations or rental payments in respect of any property Disposed of pursuant to any Sale and Lease-Back Transactions permitted pursuant to Section 6.07; (aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Lead Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits; (bb) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby; (cc) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit; (dd) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary supported by any letter of credit otherwise permitted to be incurred hereunder; (ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default to exist under Section 7.01(i); (ff) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Lead Borrower and/or any Restricted Subsidiary hereunder; (gg) to the extent constituting Indebtedness, obligations under the documentation governing any Permitted Acquisition or Investment; provided that, to the extent such Indebtedness is -170- secured, any Liens on ABL Priority Collateral securing any such Indebtedness are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement; (hh) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and (ii) Indebtedness relating to (A) any Permitted Receivables Facility (x) entered into by any Loan Party (other than the Spanish Borrower) in the ordinary course of business or otherwise for working capital and general corporate purposes or (y) entered into by any Restricted Subsidiary that is a Foreign Subsidiary (other than any Loan Party) or by the Spanish Borrower, in each case, in the ordinary course of business or otherwise for working capital and general corporate purposes and, in each case, so long as (1) the related Permitted Receivables Facility Assets in connection with such Permitted Receivables Facility and (2) all other Accounts (and related Permitted Receivables Facility Assets) of any Account Debtor, if any Accounts of such Account Debtor are subject to a Permitted Receivables Facility, are excluded from the Borrowing Base, and (B) any Supply Chain Financing Services entered into by the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business or otherwise for working capital and general corporate purposes, in each case, so long as such Supply Chain Financing Services that do not constitute Secured Banking Services Obligations. Section 6.02 Liens. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except: (a) Liens created pursuant to the Loan Documents securing the Secured Obligations; (b) Liens for Taxes which are (i) for amounts not yet overdue by more than thirty (30) days or (ii) which are not required to be paid pursuant to Section 5.03; (c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than thirty (30) days or (ii) for amounts that are overdue by more than thirty (30) days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts; (d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return- of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above; (e) Liens consisting of easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor defects or irregularities in title affecting any -171- Real Estate Assets, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Lead Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose; (f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate not prohibited hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii); (g) Liens (i) solely on any Cash earnest money deposits made by the Lead Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder or (ii) consisting of an agreement to Dispose or any property in a Disposition permitted under Section 6.07; (h) purported Liens evidenced by the filing of PPSA or precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order; (k) Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p), subject, to the extent required thereby, to an ABL Intercreditor Agreement, in each case, providing that any Liens on ABL Priority Collateral securing any Indebtedness incurred pursuant to this clause (k) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations; provided that no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced unless (except in the case of Section 6.01(a) and (y) which shall be limited to the Collateral) such Lien is a Permitted Lien, except as otherwise provided in Section 6.01(p); (l) (i) Liens existing, or pursuant to commitments existing, on the SecondFifth Amendment Effective Date; provided, that any such Lien securing obligations on the SecondFifth Amendment Effective Date in excess of $5,000,000 shall be described on Schedule 6.02 and (ii) Liens securing ordinary course capital leases, purchase money indebtedness, equipment financings, performance bonds, bank guarantees, letters of credit, guarantees and surety bonds existing as of the SecondFifth Amendment Effective Date, which need not be described on Schedule 6.02; provided further that no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, (B) proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), and (C) Permitted Liens; (m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.07 and securing Indebtedness or Capital Lease obligations arising from such Sale and Lease- Back Transactions;

-172- (n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) together with any other Permitted Liens; (o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions, replacements or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock and (ii) Liens securing Indebtedness incurred pursuant to clause (ii)(A)or (ii)(B) of the proviso in Section 6.01(q) subject, to the extent required thereby, to an Applicable Intercreditor Agreement; provided that any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (o) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement; (p) (i) Liens that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Lead Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (vii) Liens of the type described in the foregoing clauses (i), (ii), (iii), (iv) and (v) securing obligations under Sections 6.01(f) and/or 6.01(s); (q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons but excluding any Capital Stock that is required to be pledged as Collateral) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01; (r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Lead Borrower and/or its Restricted Subsidiaries; (s) Liens securing Indebtedness (and related obligations) incurred pursuant to Section 6.01(y); provided that any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (s) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to an ABL Intercreditor Agreement or another Applicable Intercreditor Agreement; -173- (t) [reserved]; (u) Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed (i) the sum of (A) the greater of $220,000,000 and 65.0% of Consolidated Adjusted EBITDA and (B) to the extent any amounts are reallocated from Section 6.04(a)(xi) to Section 6.01(u), an amount equal to such reallocated amount, minus (ii) to the extent any such amounts are reallocated from Section 6.01(u) to clause (d) of the Fixed Incremental Amount as defined in the First Lien Credit Agreement (or any comparable term of any other First Lien Facility) or Section 6.01(y), an amount equal to such reallocated amount; provided that any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (u) are junior to the Liens on ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement; (v) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h); (w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness; (x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction; (y) Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa), (cc), (hh) and (ii); (z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction); (aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01; (bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (dd) Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f); (ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, -174- drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries; (ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness; (gg) Liens evidenced by the filing of PPSA or UCC financing statements relating to any Permitted Receivables Facility entered into in the ordinary course of business; (hh) Liens securing Indebtedness incurred pursuant to Section 6.01(w), so long as (i) the Payment Conditions have been satisfied, on a Pro Forma Basis, at the time of incurrence of such Liens and (ii) any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (hh) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to an ABL Intercreditor Agreement or another Applicable Intercreditor Agreement; (ii) Liens securing obligations permitted under Section 6.01(e); and (jj) Liens securing Indebtedness incurred in reliance on Section 6.01(ii), so long as such Liens only extend to the Permitted Receivables Facility Assets subject to such Permitted Receivables Facility. Section 6.03 No Further Negative Pledges. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any Collateral, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to: (a) specific property to be sold pursuant to any Disposition permitted by Section 6.07; (b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness; (c) restrictions contained in any First Lien Facility and the documentation governing Indebtedness permitted by clauses (j), (m), (p), (q), (u), (w), (y) and/or (ii) of Section 6.01, in each case, to the extent such restriction does not restrict the Secured Obligations from being secured by assets that constitute Collateral; (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be); (e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Lead Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens; -175- (f) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement); (g) any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition; (h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person; (i) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist; (j) restrictions set forth in documents which exist on the SecondFifth Amendment Effective Date; (k) restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation; (l) restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party; (m) restrictions on any asset (or all of the assets) of and/or the Capital Stock of the Lead Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement; (n) restrictions set forth in any agreement relating to any Permitted Lien that limits the right of the Lead Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and (o) restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Lead Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Section 6.04 Restricted Payments; Certain Payments of Indebtedness. (a) The Lead Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that: (i) the Lead Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

-176- (A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses, expenses to prepare any Tax returns or defend any Tax claims, and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and its subsidiaries); (B) to pay scheduled and overdue interest and payments as part of an AHYDO catch-up payment, in each case, in respect of any Indebtedness of any Parent Company to the extent the Net Proceeds thereof were contributed to the Lead Borrower; (C) to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and/or its subsidiaries), the Lead Borrower and its subsidiaries; (D) for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and/or its subsidiaries), the Lead Borrower and its subsidiaries; (E) pay (x) fees and expenses related to debt or equity offerings by any Parent Company, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) and (y) Public Company Costs; (F) to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Lead Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Lead Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Lead Borrower or the relevant Restricted Subsidiary); and (G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Lead Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose; -177- (ii) the Lead Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Lead Borrower or any subsidiary: (A) in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii) below, does not exceed in any Fiscal Year the greater of $40,000,000 and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years; (B) with the proceeds of any sale or issuance of the Capital Stock of the Lead Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Lead Borrower or any Restricted Subsidiary); (C) with the net proceeds of any key-man life insurance policies; or (D) with Cash and Cash Equivalents in an amount not to exceed in any Fiscal Year, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), the greater of $40,000,000 and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years; (iii) the Lead Borrower may make Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Lead Borrower elects to apply to this clause (iii); (iv) the Lead Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Lead Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options; (v) the Lead Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or Tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise; (vi) for any taxable period (or portion thereof) that a Parent Company is treated as a corporation for U.S. federal income tax purposes and for which the Lead Borrower and/or any of its subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state, local or foreign income Tax -178- purposes for which such Parent Company is the common parent, the Lead Borrower may make Restricted Payments to such Parent Company to pay the portion of any U.S. federal, state, local or foreign income Taxes (as applicable) of such Parent Company for such taxable period that are attributable to the income of the Lead Borrower and/or its applicable subsidiaries; provided that, the aggregate amount of such distributions shall not exceed the aggregate Taxes the Lead Borrower and/or its subsidiaries, as applicable, would be required to pay in respect of such U.S. federal, state, local and foreign Taxes on a stand-alone basis for such taxable period; provided further that the amount of such distributions with respect to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary for such purpose; (vii) the Lead Borrower may make Restricted Payments (A) to consummate, to the extent constituting Restricted Payments, the Transactions and (B) to pay Transaction Costs; (viii) so long as no Event of Default exists at the time of declaration of such Restricted Payment, the Lead Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock not to exceed an aggregate amount per annum equal to the sum of (A) 6% per annum of the net proceeds received from an initial public offering and (B) an amount equal to 7% of Market Capitalization; (ix) the Lead Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Lead Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Lead Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Lead Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower or a Restricted Subsidiary) of any Refunding Capital Stock; (x) to the extent constituting a Restricted Payment, the Lead Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d)); (xi) the Lead Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA minus the sum of (A) any amounts under this Section 6.04(a)(xi) reallocated to make Restricted Debt Payments pursuant to Section 6.04(b)(iv), (B) any amounts under this Section 6.04(a)(xi) reallocated to make Investments pursuant to Section 6.06(q), and (C) any amounts under this Section 6.04(a)(xi) reallocated to incur Indebtedness pursuant to Section 6.01(u) (which may be further reallocated as provided therein); (xii) the Lead Borrower may pay any dividend or consummate any redemption within sixty (60) days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof; (xiii) the Lead Borrower may make Restricted Payments so long as the Payment Conditions applicable to Restricted Payments have been satisfied, on a Pro Forma Basis; -179- (xiv) the Lead Borrower may make Restricted Payments to enable any Parent Company to make Restricted Payments solely in the Qualified Capital Stock of such Parent Company; (xv) the Lead Borrower may make Restricted Payments (A) to pay amounts permitted under Section 6.09(f), (g), (h), (i), (k) and (m) and (B) otherwise in an amount not to exceed $500,000 per calendar year; and (xvi) the Borrower may make Restricted Payments in the form of Capital Stock of, or Indebtedness owed to Holdings, the Borrowers or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash and Cash Equivalents (except to the extent constituting proceeds from the Disposition of all or substantially all of the assets of such Unrestricted Subsidiary) and/or intellectual property material (as determined by the Lead Borrower in good faith) to the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole). (b) The Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of (x) any Junior Lien Indebtedness, (y) any Subordinated Indebtedness or (z) solely to the extent proceeds of Revolving Loans are being used to make such payment, unsecured Indebtedness, in each cases of clauses (x), (y) and (z), with an individual outstanding principal amount in excess of the Threshold Amount (such Indebtedness under clauses (x), (y) and (z), in each case, with an individual outstanding principal amount in excess of the Threshold Amount, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except: (i) any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 (except to the extent subject to clause (iv)(C) of the proviso to Section 6.01(p)); (ii) payments as part of an AHYDO catch-up payment; (iii) payments of regularly scheduled interest as and when due in respect of any Restricted Debt, except for any payments with respect to any such Subordinated Indebtedness that are prohibited by the subordination provisions thereof; (iv) so long as, at the time of delivery of irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed (i) the sum of (A) the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA and (B) any amounts reallocated to this Section 6.04(b)(iv) from Section 6.04(a)(xi) and Section 6.06(q), minus (ii) any amounts reallocated from this Section 6.04(b)(iv) to make Investments pursuant to Section 6.06(q); (v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Lead Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Lead Borrower or any Restricted Subsidiary, in each case, other than any amounts constituting a Cure Amount, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Lead Borrower and/or any Restricted Subsidiary and (C) to the

-180- extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01; (vi) Restricted Debt Payments in an amount not to exceed the portion, if any, of the Available Amount on such date that the Lead Borrower elects to apply to this clause (vi); (vii) Restricted Debt Payments; provided that the Payment Conditions applicable to Restricted Debt Payments have been satisfied on a Pro Forma Basis; and (viii) mandatory prepayments of Restricted Debt (and related payments of interest) made with “Declined Proceeds” (as defined in the First Lien Credit Agreement) (it being understood that any “Declined Proceeds” (as defined in the First Lien Credit Agreement) applied to make Restricted Debt Payments in reliance on this Section 6.04(b)(viii) shall not increase the amount available under clause (a)(viii) of the definition of “Available Amount” to the extent so applied). Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, the First Lien Facility Documentation, any document with respect to any “Incremental Equivalent Debt” (as defined in the First Lien Credit Agreement or any equivalent term under the First Lien Facility) and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Lead Borrower to pay dividends or other distributions to the Lead Borrower or any Subsidiary Guarantor or (ii) any Restricted Subsidiary to make cash loans or advances to the Lead Borrower or any Subsidiary Guarantor, except: (a) in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p), (q), (u), (w) and/or (y) of Section 6.01; (b) by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business; (c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement; (d) assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition; (e) in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition; -181- (f) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis; (g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements; (h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist; (i) set forth in documents which exist on the SecondFifth Amendment Effective Date and not created in contemplation thereof; (j) those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the SecondFifth Amendment Effective Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Lead Borrower); (k) those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit; (l) those arising in any Loan Document and/or any Loan Document (each as defined in the First Lien Credit Agreement), any Hedge Agreement and/or any agreement relating to any Banking Services Obligation; (m) any Indebtedness permitted under Section 6.01; provided that no such restrictions are, in the good faith judgment of the Lead Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in any Indebtedness existing on the SecondFifth Amendment Effective Date (including under this Agreement and the First Lien Credit Agreement); and/or (n) those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Lead Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Section 6.06 Investments. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except: (a) Cash or Investments that were Cash Equivalents at the time made; (b) (i)(i) Investments existing on the SecondFifth Amendment Effective Date in any subsidiary and (ii) Investments among the Lead Borrower and/or one or more Restricted Subsidiaries in any Loan Party (other than Holdings) or any other Restricted Subsidiary of the Lead Borrower; (c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) -182- in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Lead Borrower or any Restricted Subsidiary; (d) Investments in Unrestricted Subsidiaries or in joint ventures (including in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make an Investment in joint ventures, including to create, form and/or acquire any joint venture) in an aggregate outstanding amount not to exceed the greater of $100,000,000 and 30.0% of Consolidated Adjusted EBITDA; (e) Permitted Acquisitions; (f) Investments (i) existing on, or contractually committed to or contemplated as of, the SecondFifth Amendment Effective Date, which, to the extent individually are greater than $5,000,000 are described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06); (g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition; (h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Lead Borrower and its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed the greater of $20,000,000 and 5.0% of Consolidated Adjusted EBITDA at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Lead Borrower for the purchase of such Capital Stock; (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; (j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(x)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g)) and affiliate transactions permitted by Section 6.09 (other than Section 6.09(d)); (k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers; (l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes; -183- (m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and/or its subsidiaries)), the Lead Borrower and/or any subsidiary in the ordinary course of business; (n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Lead Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control; (o) (i) Investments of any Restricted Subsidiary acquired after the SecondFifth Amendment Effective Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Lead Borrower or any Restricted Subsidiary after the SecondFifth Amendment Effective Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06; (p) Investments made in connection with the Transactions; (q) Investments made after the SecondFifth Amendment Effective Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed at any time outstanding an amount equal to (i) the sum of (A) the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA, (B) any amounts reallocated to this Section 6.06(q) from Section 6.04(a)(xi) and Section 6.04(b)(iv), and (C) with respect to any Person that becomes a Restricted Subsidiary of the Lead Borrower if the Lead Borrower or any of its Restricted Subsidiaries made an Investment in such Person after the SecondFifth Amendment Effective Date prior to such Person becoming a Restricted Subsidiary, the Fair Market Value of such Investments as of the date on which such Person becomes a Restricted Subsidiary, minus (ii) any amounts reallocated from this Section 6.06(q) to make Restricted Debt Payments pursuant to Section 6.04(b)(iv); (r) Investments made after the Second Amendment Effective Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an amount not to exceed the portion, if any, of the Available Amount on such date that the Lead Borrower elects to apply to this clause (r); (s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Lead Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business; (t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a); (u) [reserved];

-184- (v) Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired; (w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s); (x) [reserved]; (y) Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the SecondFifth Amendment Effective Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increased the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06); (z) unfunded pension fund and other employee benefit plan obligations and liabilities (whether or not such amounts are then being amortized and paid) to the extent that they are permitted to remain unfunded under applicable law; (aa) Investments in the Lead Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business; (bb) Investments so long as, after giving effect thereto on a Pro Forma Basis, the Payment Conditions with respect to Investments have been satisfied; (cc) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and (dd) Investments in similar businesses in an aggregate outstanding principal amount not to exceed the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA. Section 6.07 Fundamental Changes; Disposition of Assets. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets in a single transaction or in a series of related transactions, except: (a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Lead Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the US Borrower, (A) the US Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the US Borrower (any such Person, the “US Successor Borrower”), (x) the US Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the US Successor Borrower shall expressly assume the Obligations of the US Borrower in a manner reasonably satisfactory to the Administrative Agent and concurrently with the consummation of such merger, consolidation or amalgamation, 100% of the Capital Stock of the US Successor Borrower shall be pledged to the Administrative Agent for the benefit of the Secured Parties and (z)(1) except as the Administrative Agent may otherwise agree, each applicable Subsidiary Guarantor, -185- unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents and (2) upon its reasonable request, the Administrative Agent shall have received customary legal opinions; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the US Successor Borrower will succeed to, and be substituted for, the US Borrower under this Agreement and the other Loan Documents, (ii) in the case of any such merger, consolidation or amalgamation with or into the Canadian Borrower, (A) the Canadian Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Canadian Borrower (any such Person, a “Canadian Successor Borrower”), (x) the Canadian Successor Borrower shall be a Canadian Person, (y) the Canadian Successor Borrower shall expressly assume the Obligations of the Canadian Borrower in a manner reasonably satisfactory to the Administrative Agent and concurrently with the consummation of such merger, consolidation or amalgamation, (i) 65% of the Capital Stock of the Canadian Successor Borrower shall be pledged to the Administrative Agent to secure the Secured Obligations and (ii) 100% of the Capital Stock of the Canadian Successor Borrower shall be pledged to the Administrative Agent to secure the Secured Obligations and (z)(1) except as the Administrative Agent may otherwise agree, each applicable Subsidiary Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents and (2) upon its reasonable request, the Administrative Agent shall have received customary legal opinions; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Canadian Successor Borrower will succeed to, and be substituted for, the applicable Canadian Borrower under this Agreement and the other Loan Documents, and (iii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06; (b) Dispositions (including of Capital Stock) among the Lead Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for Fair Market Value with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof); provided, further, that the Lead Borrower shall deliver an updated Borrowing Base Certificate at any time the amount of assets Disposed of pursuant to this clause (b) reduces the Borrowing Bases by more than $20,000,000; (c) (i) the liquidation or dissolution of any Restricted Subsidiary (other than the Canadian Borrower) if the Lead Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Lead Borrower, is not materially disadvantageous to the Lenders and the Lead Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the Lead Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any; -186- (d) (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business; (e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Lead Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Lead Borrower) or (B) otherwise economically impracticable to maintain; (f) Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made; (g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens and Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)); (h) Dispositions for Fair Market Value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $135,000,000 and 40.0% of Consolidated Adjusted EBITDA, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided, that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Lead Borrower or any Restricted Subsidiary) of the Lead Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Lead Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Lead Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of $135,000,000 and 40.0% of Consolidated Adjusted EBITDA, in each case, shall be deemed to be Cash; provided, further, that (x) on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) an updated Borrowing Base Certificate shall be delivered to the Administrative Agent to the extent such Disposition causes the Borrowing Base to be reduced by greater than $20,000,000; (i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property; (j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements; (k) Dispositions of accounts receivable (i) in the ordinary course of business (including any discount and/or forgiveness thereof), (ii) together with any related Permitted Receivables Facility Assets, pursuant to any Permitted Receivables Facility or (iii) in connection with the collection or compromise of any of the foregoing; -187- (l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line; (m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; (n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding); (o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed; (p) Dispositions in connection with the Transactions; (q) Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed; (r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Lead Borrower) for like property or assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped; (s) Dispositions set forth on Schedule 6.07(s); (t) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Lead Borrower, are not material to the conduct of the business of the Lead Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use; (u) terminations or unwinds of Derivative Transactions; (v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries; (w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Lead Borrower and/or any Restricted Subsidiary;

-188- (x) Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirement of Law; (y) any merger, amalgamation, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S., (ii) any Canadian Loan Party in the U.S. or Canada and/or (iii) any Foreign Subsidiary in the U.S. or any other jurisdiction; (z) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; (aa) Dispositions involving assets having a Fair Market Value in the aggregate in any Fiscal Year of not more than the greater of $120,000,000 and 35.0% of Consolidated Adjusted EBITDA, which if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years; and (bb) Sale and Lease-Back Transactions of assets having a Fair Market Value in the aggregate of not more than the greater of $170,000,000 and 50.0% of Consolidated Adjusted EBITDA. To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8. Section 6.08 [Reserved]. Section 6.09 Transactions with Affiliates. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $20,000,000 with any of their respective Affiliates on terms that are less favorable to the Lead Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Lead Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to: (a) any transaction between or among Holdings, the Lead Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent not prohibited by this Agreement; (b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Lead Borrower or any Restricted Subsidiary; (c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Lead Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar -189- insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement; (d) (i)(i) transactions permitted by Sections 6.01, 6.02, 6.04, 6.06 and 6.07 and (ii) issuances of Capital Stock and Indebtedness not restricted by this Agreement; (e) transactions in existence on the SecondFifth Amendment Effective Date or pursuant to any agreements or arrangements in effect on the SecondFifth Amendment Effective Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the SecondFifth Amendment Effective Date; (f) (i) the payment of management, monitoring, consulting, advisory, transaction, termination and similar fees to any Investor pursuant to any management agreement entered into by the Lead Borrower (and/or any Parent Company) on the Second Amendment Effective Date (without giving effect to any amendment materially increasing such fees) and (ii) the payment or reimbursement of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants pursuant to such management agreement or similar agreement, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods; provided that, so long as an Event of Default exists under Section 7.01(a) (solely with respect to principal, interest and fees), (f) or (g) (with respect to the Lead Borrower), the payment of such management, monitoring, consulting, advisory, transaction, termination and similar fees in clause (i) may be restricted, in which case, such fees shall continue to accrue and be payable upon the waiver, termination or cure of the relevant Event of Default; (f) [reserved]; (g) the Transactions, including the payment of Transaction Costs; (h) customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Lead Borrower in good faith; (i) transactions and payments required under the definitive agreement for any acquisition or Investment permitted under this Agreement (to the extent any seller, employee, officer or director of the acquired entities becomes an Affiliate in connection with such transaction); (j) transactions among the Loan Parties to the extent permitted under this Article 6; (k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Lead Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Lead Borrower or its Restricted Subsidiaries; (l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Lead Borrower and/or its applicable Restricted Subsidiary in the good -190- faith determination of the board of directors (or similar governing body) of the Lead Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate; (m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement; (n) (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Lead Borrower and (ii) any intercompany loans made by Holdings to the Lead Borrower or any Restricted Subsidiary; and (o) any transaction in respect of which the Lead Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Lead Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Lead Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate. Section 6.10 Conduct of Business. From and after the Second Amendment Effective Date, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Lead Borrower or any Restricted Subsidiary on the Second Amendment Effective Date and similar, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent. Section 6.11 [Reserved]. Section 6.12 Amendments of or Waivers with Respect to Restricted Debt. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Junior Lien Indebtedness constituting Restricted Debt (or the documentation governing any Junior Lien Indebtedness constituting Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is in the reasonable judgment of the Lead Borrower materially adverse to the interests of the Lenders (in their capacities as such); provided that, (a) for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof, and (b) at the request of the Lead Borrower, the form of any documentation governing any Junior Lien Indebtedness constituting Restricted Debt shall be deemed acceptable to the Lenders if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter. Section 6.13 Fiscal Year. The Lead Borrower shall not change its Fiscal Year-end provided, that, the Lead Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Lead Borrower to end on a specific date (e.g. December 31) or adopt another fiscal calendar, in which case the Lead Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year. Section 6.14 Permitted Activities of Holdings. Holdings shall not: (a) incur any Indebtedness for borrowed money other than (i) Indebtedness in connection with the Transactions, (ii) Indebtedness of the type permitted under Sections 6.01(a), (o) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof) and (iii) -191- Indebtedness that is not guaranteed by the Lead Borrower or any Restricted Subsidiary that are otherwise permitted hereunder; (b) create or suffer to exist any Lien on any property or asset now owned or hereafter acquired other than the Liens securing Indebtedness of the type permitted under Sections 6.01(a), (o), (y) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof), subject, if applicable, to an ABL Intercreditor Agreement; (c) engage in any business activity or own any material assets other than (i) directly or indirectly holding the Capital Stock of the Lead Borrower and any subsidiary of the Lead Borrower, (ii) performing its obligations under the Loan Documents, any First Lien Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted to be incurred, granted or made, as applicable, by it hereunder; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting the Transactions; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock or debt securities of, Holdings or any Parent Company pending the application thereof and (B) the proceeds of Indebtedness permitted to be incurred by it hereunder; (ix) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiii) making and holding intercompany loans to Holdings, any Borrower and/or the Restricted Subsidiaries of the Lead Borrower, as applicable; (xiv) making and holding Investments of the type permitted under Section 6.06(h); (xv) making Investments directly or indirectly in the Lead Borrower (and other Investment contemplated by Section 6.04(a) and making any Restricted Payment (assuming for such purpose that the definition thereof applies to the Capital Stock of Holdings)), and (xvi) activities incidental to any of the foregoing; or (d) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Lead Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings, (x) the successor Person expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Lead Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion, (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets (including the Capital Stock of the Lead Borrower) to any other Person so long as (w) no Change of Control results therefrom, (x)(1) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form

-192- reasonably satisfactory to the Administrative Agent and (2) concurrently with the consummation of such transfer, causes 100% of the Capital Stock of the Lead Borrower to be pledged to the Administrative Agent for the benefit of the Secured Parties and (y) the Lead Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (w) set forth in this clause (B) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement and Holdings shall be released from all obligations under the Loan Documents, and (C) Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of the Loan Guaranty or the pledge of the Capital Stock in the Lead Borrower. Section 6.15 Financial Covenant. (a) Fixed Charge Coverage Ratio. During any Covenant Trigger Period, the Lead Borrower will not permit the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period) to be less than 1.00:1.00. (b) Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), in the event the Lead Borrower has failed to comply with Section 6.15(a) above for any Fiscal Quarter, the Lead Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is fifteen (15) Business Days after the later of (x) the date on which the financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) and (y) the first date following the end of such Fiscal Quarter a Covenant Trigger Period is triggered, to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of Qualified Capital Stock (the “Cure Amount”), and thereupon the Lead Borrower’s compliance with Section 6.15(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.15(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.15(a) would be satisfied, then the requirements of Section 6.15(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.15(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be no more than two Fiscal Quarters (which may, but are not required to be, consecutive) in which the Cure Right is exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.15(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Lead Borrower that the Lead Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the fifteenth (15th) Business Day following the later of (x) the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, and (y) the first date following the end of such Fiscal Quarter on which a Covenant Trigger Period is triggered, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Revolving Loans or terminate the Commitments, and none of the Administrative Agent (nor any sub- agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default under Section 6.15(a), (v) during any Test Period in which any Cure Amount is included -193- in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be (A) counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction of Indebtedness) for the purpose of determining compliance with Section 6.15(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness) and (B) disregarded for all other purposes, including the purpose of determining basket levels set forth in Article 6 of this Agreement and (vi) no Lender or Issuing Bank shall be required to make any Revolving Loan or issue any Letter of Credit from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received. ARTICLE 7 EVENTS OF DEFAULT Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur: (a) Failure To Make Payments When Due. Failure by any Borrower to pay (i) any principal of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Revolving Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or (b) Default in Other Agreements. (i) Failure of any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or event of default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case, beyond the grace or cure period, if any, provided therefor, but solely to the extent the effect of such breach or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or mandatorily redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Revolving Loans pursuant to this Article 7; (c) Breach of Certain Covenants. Failure by any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (solely as it applies to the preservation of the existence of a Borrower), or Article 6; or (d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date -194- made or deemed made, it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or (e) Other Defaults Under Loan Documents. Default by any Loan Party (i) in the performance of or compliance with Section 5.01(l) which default has not been remedied or waived within five (5) Business Days (or three (3) Business Days when delivery of weekly Borrowing Base Certificates is required) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent, (ii) in the performance of or compliance with Section 5.15 (after giving effect to any extensions) which default has not been remedied or waived within ten (10) days (or two (2) Business Days during the continuance of a Cash Dominion Period) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent, or (iii) in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in the foregoing clauses (i) or (ii) or in any other Section of this Article 7, which default has not been remedied or waived within thirty (30) days (as may be extended to sixty (60) days by the Administrative Agent in its sole discretion) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent; or (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial, state or local law; or (ii) the commencement of an involuntary case against Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, monitor, custodian or other officer having similar powers over Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or (iii) the involuntary appointment of an interim receiver, trustee, monitor or other custodian of Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for sixty (60) consecutive days; or (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case or proceeding under any Debtor Relief Law, or the consent by Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or proceeding or to the conversion of an involuntary case or proceeding to a voluntary case or proceeding, under any Debtor Relief Law, or the consent by Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, interim receiver, receiver and manager, trustee, monitor or other custodian for all or a substantial part of its property; (ii) the making by Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, any Borrower or any of their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or -195- (h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, any Borrower or any of their respective Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party as to which the relevant indemnitor has been notified and not denied coverage, self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of sixty (60) days; or (i) Employee Benefit Plans. (i) The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, any Borrower or any of their respective Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or (ii)(A) the voluntary full or partial wind up of a Canadian Pension Plan that provides benefits on a defined benefits basis; (B) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan that provides benefits on a defined benefits basis; or (C) any other event or condition which could reasonably be expected to constitute grounds for the termination of, winding up of, partial termination or winding up of, or the appointment of a trustee to administer, any Canadian Pension Plan, in each case in clauses (A), (B) and (C) which would reasonably be expected to result in a Material Adverse Effect; or (j) Change of Control. The occurrence of a Change of Control; or (k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared, by a court of competent jurisdiction, to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof and other than solely as a result of acts or omissions by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC or PPSA (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party, it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC or PPSA (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or (l) Subordination. (i) With respect to any Liens on ABL Priority Collateral securing the Secured Obligations, such Liens cease to have senior “first priority” status pursuant to an ABL Intercreditor Agreement with respect to Liens on such ABL Priority Collateral securing Indebtedness outstanding under any First Lien Facility or any Junior Lien Indebtedness, in each case with an aggregate principal amount outstanding in excess of the Threshold Amount and (ii) with respect to the provisions in any ABL Intercreditor Agreement subordinating the Liens on the Collateral securing Indebtedness outstanding under any First Lien Facility or any Junior Lien Indebtedness, in each case with an aggregate principal amount outstanding in excess of the Threshold Amount, to the Liens on the Collateral securing

-196- the Secured Obligations, (A) any Loan Party contests in writing the validity or enforceability thereof, (B) any court of competent jurisdiction in a final non-appealable order, determines such subordination provisions to be invalid or unenforceable, or (C) such subordination provisions otherwise cease to be valid, binding and enforceable obligations of the parties to such ABL Intercreditor Agreement; then, and in every such event (other than an event with respect to any Borrower described in clause (f) or (g) of this Article) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately, (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) require that the Borrower deposit in the LC Collateral Account, an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 101% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided that upon the occurrence of an event with respect to any Borrower described in clause (f) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Except as otherwise expressly set forth in Section 9.09, all rights and remedies hereunder and under any other Loan Document or at law or equity, including all remedies provided under the UCC or the PPSA, shall be exercised exclusively by the Administrative Agent for the benefit of the Secured Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or the PPSA. ARTICLE 8 THE ADMINISTRATIVE AGENT Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America (or any successor appointed pursuant hereto) as Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to -197- confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Lead Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of the existence of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Lead Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof. If any Lender acquires knowledge of the existence of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC or PPSA sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, -198- absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code. Except as otherwise expressly set forth Section 9.09, Holdings, the Borrowers, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents; it being understood and agreed that all powers, rights and remedies hereunder shall be exercised solely and exclusively by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents shall be exercised solely and exclusively by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition No holder of any Secured Hedging Obligation or Secured Banking Services Obligation in its respective capacity as such shall have any rights in connection with (i) the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or (ii) any waiver, consent, modification or any amendment with respect to this Agreement or any other Loan Document. Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders: (a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof; (b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof; (c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC or PPSA, including pursuant to Sections 9-610 or 9-620 of the UCC; (d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence and continuation of an Event of Default, including by power of sale, judicial action or otherwise; and/or (e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party; -199- it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent. Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis. With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid. Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition. In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Revolving Loan or LC exposure is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans or LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

-200- Any custodian, receiver, interim receiver, assignee, trustee, monitor, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender, or the applicable Issuing Bank, unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Revolving Loan, or the issuance of a Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it, provided, however, that any such sub- agent receiving payments from the US Loan Parties shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)). The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice to the Lenders, the Issuing Banks and the Lead Borrower or the Administrative Agent, as applicable. If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Lenders or the Lead Borrower may, upon thirty (30) days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Lead Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000 and who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)); provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to -201- Holdings or the Borrowers, Section 7.01(f) or (g), no consent of the Lead Borrower shall be required. If no successor shall have been appointed as provided above and accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Lead Borrower) or (b) in the case of a removal, the Lead Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Lead Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Lead Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the thirtieth (30th) day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Lead Borrower to enable the Lead Borrower to take such actions), until such time as the Required Lenders or the Lead Borrower, as applicable, appoint a successor Administrative Agent who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article 8 and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent. Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten (10) days’ prior written notice to the Lead Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten (10) days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Lead Borrower shall, unless an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrowers, Section 7.01(f) or (g) then exists, be entitled to appoint any Lender that is willing to accept such appointment as successor Issuing Bank hereunder. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring -202- Issuing Bank and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent of each or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent of each or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties. Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable. Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent, (a) shall release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral (including as a result of being or becoming an Excluded Asset), (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from the Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02; (b) shall subject to Section 9.23, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder), as certified by a Responsible Officer of the Lead Borrower; (c) may subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee), 6.02(ff) and 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(o), 6.02(q), 6.02(r) and/or 6.02(bb) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in -203- accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and (d) shall enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness (including any ABL Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens (including on a pari passu basis), and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement; provided that, for the avoidance of doubt, the Administrative Agent shall not be required to subordinate any Lien pursuant to this clause (d)(ii) other than to the extent contemplated by clause (c) of this paragraph. Upon the request of the Administrative Agent at any time, the Required Lenders (or such greater percentage of Lenders expressly required under Section 9.02) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender, and Issuing Bank, hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided that upon the request of the Administrative Agent, the Lead Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and that such release of liens, release of guaranties, subordination or entering into subordination intercreditor and/or similar agreements is permitted hereunder. The Administrative Agent is authorized to enter into any ABL Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens (including on a pari passu basis) and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that each Applicable Intercreditor Agreement is binding upon them. Each Lender and Issuing Bank, (a) hereby consents to the subordination of the Liens on the Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreements, (b) hereby agrees that it will be bound by, and will not take any action contrary to the provisions of any Applicable Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into any Applicable Intercreditor Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Applicable Intercreditor Agreement. To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or

-204- disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). For greater certainty, and without limiting the powers of the Administrative Agent, each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as “hypothecary representative” of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Quebec and to exercise such powers and duties which are conferred upon the Secured Parties thereunder. The execution by the Administrative Agent as “hypothecary representative” prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. The appointment of the Administrative Agent as “hypothecary representative” shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or a joinder or other agreement pursuant to which it becomes such assignee or participant. In the event of the resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as hypothecary representative without further formality, except the filing of a notice of replacement of hypothecary representative pursuant to Article 2692 of the Civil Code of Quebec. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that a Borrower will not make such payment, the Administrative Agent may assume that a Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) a Borrower has not in fact made such payment; (ii) the Administrative Agent has made a payment in excess of the amount so paid by a Borrower (whether or not then owed); or (iii) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount. A notice of the Administrative Agent to any Lender with respect to any amount owing under this paragraph shall be conclusive, absent manifest error. The provisions of this paragraph are solely agreements among the Credit Parties and the Administrative Agent and shall not impose any obligations on the Borrower and the Loan Parties. -205- ARTICLE 9 MISCELLANEOUS Section 9.01 Notices. (a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email (including PDF and similar attachments), as follows: (i) if to any Loan Party, to such Loan Party in the care of the Borrower at: 1415 Vantage Park Drive, Ste. 400 Charlotte, North Carolina 28203 Attention: Eifion Jones and; Elisabeth Kibler; Chief Legal Officer Email: ejones@hayward.com; ekibler@hayward.com with copy to (which shall not constitute notice to any Loan Party): CCMP Capital Advisors, LLC 245 Park Avenue, 16th Floor New York, NY 10167 Attention: Richard Jansen, Esq. Email: richard.jansen@ccmpcapital.com and CCMP Capital Advisors, LLC 245 Park Avenue, 16th Floor New York, NY 10167 Attention: Mark McFadden Email: Mark.Mcfadden@ccmpcapital.com and c/o MSD Partners, L.P. 645 Fifth Avenue, 21st Floor New York, New York 10022 Attention: Marcello Liguori Email: mliguori@msdcapital.com and Ropes & GrayLatham & Watkins LLP 1211330 North Wabash Avenue of the Americas, Suite 2800 New York, NY 10036Chicago, IL 60611 Attention: Jay KimCindy Caillavet Sinclair Telephone: (212312) 497-3626876-7703 Email: Jay.Kim@ropesgrayCindy.Caillavet@lw.com (ii) (ii)if to the Administrative Agent, at: Bank of America, N.A. Four Penn Center -206- 1600 JFK Blvd. Philadelphia, PA 19103 Attn: Christy Bowen Email: christy.bowen@bofa.com with a copy to: Davis Polk & Wardwell LLP Attention: Scott Herrig Telephone: (212) 450-4843 Email: scott.herrig@davispolk.com (iii) (iii)if to any Lender, pursuant to its contact information set forth in its Administrative Questionnaire. All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three (3) Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by email shall be deemed to have been given when sent; provided that received notices and other communications sent by email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b). (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Lead Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address or email address or other notice information hereunder by notice to the other parties hereto. (d) (i) The Borrowers hereby acknowledge that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may -207- be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) subject to the confidentiality provisions of this Agreement (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that, for purposes of the foregoing, all information and materials provided pursuant to Section 5.01(a) or (b) shall be deemed to be suitable for posting to Public Lenders. (ii) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Lead Borrower or its securities for purposes of United States Federal or state securities laws. (iii) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT. (e) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic communications and Borrowing Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, its Related Parties and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment by a court of competent jurisdiction. All telephonic communications with the

-208- Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Revolving Loan or the issuance of any Letter of Credit shall not be construed as a waiver of any existing Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of the existence of such Default or Event of Default at the time. (b) Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Section 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing: (A) except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders or any other Lender, the Administrative Agent or agent (except to the extent that the rights and obligations of the Administrative Agent would be adversely affected thereby)), no such waiver, amendment or modification shall: (1) increase the Commitment of such Lender (other than with respect to any Incremental Revolving Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Revolving Lender) or increase the FILO Revolving Sublimit; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender or of the FILO Revolving Sublimit; (2) reduce or forgive the principal amount of any Revolving Loan; (3) (x) extend the scheduled final maturity of any Revolving Loan, or (y) extend the FILO Revolving Sublimit Termination Date or (z) postpone any Interest Payment Date or the date of any scheduled payment of -209- any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent); (4) reduce the rate of interest (other than to waive any existing Default or Event of Default or obligation of the Borrowers to pay interest at the default rate of interest under Section 2.13(e), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “Average Availability”, “Average Usage” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder; (5) extend the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an extension of any Commitment of any Lender; (6) waive, amend or modify the provisions of Sections 2.11(a), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments or order of application required thereby (except as expressly permitted under Section 2.23 or as otherwise provided in this Section 9.02); (7) amend the definition of “Alternate Currency”; (8) except as expressly permitted or required hereunder, subordinate, or have the effect of subordinating, (X) any of the Secured Obligations to any other Indebtedness or (Y) any of the Liens on ABL Exclusive Collateral or ABL Priority Collateral granted in favor of the Administrative Agent (for the benefit of the Secured Parties) to any other Lien securing Indebtedness; and (B) no such waiver, amendment or modification shall: (1) change any of the provisions of Section 1.13, Section 9.02(a) or Section 9.02(b), the Lender consent standard under Section 9.05(a) or any other provision hereof specifying a number or percentage of Lenders required to waive or grant a consent under such provision, or the definition of “Required Lenders” or “Super Majority Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender; (2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including as contemplated by or pursuant to Article 8 or Section 9.23), without the prior written consent of each Lender directly and adversely affected thereby, and it being understood that only the -210- consent of the Lenders whose Loans are secured by the Collateral shall be required; or (3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.23 hereof), without the prior written consent of each Lender directly and adversely affected thereby; (C) no such agreement shall (1) change the definition of the term “North American Borrowing Base” (including the definitions of “North American Eligible Accounts” or “North American Eligible Inventory”), “FILO Revolving Borrowing Base” or “Additional European Eligible Legal Jurisdictions”, or in each case any component definition thereof, in each case the effect of which change would increase amounts available to be borrowed or (2) waive, amend or otherwise modify the provisions of Sections 2.22(b) or (c), except with the consent of the Super Majority Lenders; (D) solely with the consent of the relevant Issuing Bank and the Administrative Agent, any such agreement may waive, amend or modify the definitions of “Letter of Credit Sublimit” or “Canadian Letter of Credit Sublimit” or Section 2.05 (other than Section 2.05(d)); and (E) no such agreement shall amend or waive any condition precedent to the making of a Revolving Loan to a North American Borrower, except with the consent of the Required Lenders. provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, incurrences of Additional Revolving Commitments or Additional Revolving Loans pursuant to Section 2.22, 2.23 and reductions or terminations of any such Additional Revolving Commitments or Additional Revolving Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (1) as permitted by Section 2.21(b) and (2) that the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Revolving Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Lead Borrower (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion. (c) Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by, and in any event shall require, an agreement or agreements in writing entered into by the Lead Borrower (or, with respect to the Additional European Incremental Revolving Facility, the Lead Borrower and/or the Additional European Borrowers) -211- and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. (d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document, (i) the Borrowers and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Revolving Lenders) providing Revolving Loans under such Sections), (1) effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of Section 2.22, 2.23, 5.12 or 6.13, or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Revolving Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent, (iii) if the Administrative Agent and the Borrowers have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly, (iv) the Administrative Agent and the Borrowers may amend, restate, amend and restate or otherwise modify any applicable ABL Intercreditor Agreement or any other Applicable Intercreditor Agreement as provided therein and (v) the Administrative Agent may amend the Commitment Schedule to reflect Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Revolving Commitments or incurrences of Additional Revolving Loans pursuant to Sections 2.22 or 2.23 and reductions or terminations of any such Additional Revolving Commitments or Additional Revolving Loans. Section 9.03 Expenses; Indemnity. (a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates (including applicable syndication expenses and travel expenses, but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Revolving Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrowers and except as otherwise provided separately in writing between the Borrowers, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such

-212- Persons, taken as a whole) in connection with the notarization of this Agreement and any subsequent acknowledgements of debt under this Agreement, the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Revolving Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Third Amendment Effective Date (and invoiced three (3) Business Days prior thereto), allAll amounts due under this paragraph (a) shall be payable by the Borrowers within thirty (30) days of receipt by the Borrowers of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. (b) The Borrowers shall indemnify each Arranger, each Issuing Bank, the Administrative Agent, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one legal counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or potential conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel in each relevant jurisdiction to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Loan Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Revolving Loans or any Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrowers, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrowers, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) results from the gross negligence, bad faith or willful misconduct or material breach of the Loan Documents by such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding (x) that is brought by or against the Administrative Agent or any Arranger, acting in its capacity or fulfilling its role as the Administrative Agent or as an Arranger or similar role or (y) that involves any act or omission of the Sponsors, Holdings, the Lead Borrower or any of its subsidiaries). Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within thirty (30) days (x) after receipt by the Lead Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Lead Borrower of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim. (c) No Borrower shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with such Borrower’s written consent, or if there is a final judgment against any -213- Indemnitee in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding against any Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability. Section 9.04 Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or Letter of Credit or the use of the proceeds thereof, except to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03. Section 9.05 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be subject to Sections 9.05(f) and (g), as applicable). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Issuing Banks, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Revolving Loan or Additional Revolving Commitment added pursuant to Section 2.22 or 2.23 at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of: (A) the Lead Borrower; provided that (1) no consent of the Lead Borrower shall be required during the continuation of an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (solely with respect to any Borrower); (2) the Lead Borrower may withhold its consent to any assignment to any Person that is not a Disqualified Institution but is known by the Lead Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name, and (3) the investment objective or history of any prospective Lender or its Affiliates shall be a reasonable basis to withhold the Lead Borrower’s consent; and -214- (B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, an Affiliate of a Lender or an Approved Fund. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of any assignment to another Lender or any Affiliate or branch of any Lender or any assignment of the entire remaining amount of the relevant assigning Lender’s Revolving Loans or commitments of any Class, the principal amount of Revolving Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $5,000,000 unless the Lead Borrower and the Administrative Agent otherwise consent; (B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations in respect of any Facility under this Agreement and, for purposes of greater certainty, any assignment by an Initial Revolving Lender of its Initial Commitment shall be made as an assignment of a proportionate part of (x) each of its Initial Primary Commitment and its Initial Peak Season Commitment and (y) its Applicable Percentage of the FILO Revolving Sublimit; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and (D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS or other form required under Section 2.17. (iii) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the applicable Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, -215- with appropriate insertions, to reflect the new commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender. (iv) The Administrative Agent, acting for this purpose as an agent of the applicable Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Revolving Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s obligations in respect of such Revolving Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank, and each Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (vi) By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Revolving Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Restricted Subsidiary or the performance or observance by the Borrowers or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the ABL Intercreditor Agreement (and any other Applicable Intercreditor Agreement then in effect), together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this

-216- Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. (vii) Notwithstanding anything to the contrary in this Section 9.05, MUFG Union Bank, N.A. may assign any all or a portion of its rights and obligations under this Agreement to MUFG Bank, Ltd. without the consent of any Person. (c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank, or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, if such proposed participation is in respect of any Revolving Loans made to the Spanish Borrower or any Commitment with respect to which the Spanish Borrower may borrow any Revolving Loans, any Person that is not a Spanish Qualifying Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Revolving Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Revolving Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrowers and the Administrative Agent upon reasonable written request by the Lead Borrower). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. (ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest -217- in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that that such commitment, loan, letter of credit or other obligation is in registered form under the Code or Treasury Regulations, including, without limitation, under Section 5f.103-1(c) of the Treasury Regulation. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower, the option to provide to the Borrowers all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. The making of any Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Lead Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register -218- on which it records the name and address of each SPC and the principal amounts (and related interest) of each SPC’s interest with respect to the Revolving Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error and each Lender shall treat such SPC that is recorded in the register as the owner of such interests for all purposes of the Loan Documents notwithstanding any notice to the contrary; provided, further, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Revolving Loans, Commitments or other interests hereunder are in registered form for U.S. federal income tax purposes (or as is otherwise required thereunder). (f) (i) Any assignment or participation by a Lender without the Lead Borrower’s consent, to the extent the Lead Borrower’s consent is required under this Section 9.05, to any other Person, shall at the Lead Borrower’s election, be treated in accordance with Section 9.05(g) below or and the Borrowers shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief or any other remedies available to the Borrowers at law or in equity. Upon the request of any Lender, who agrees in writing or the benefit of the Borrowers to maintain confidentiality, the Borrowers shall make available to such Lender the names of Disqualified Institutions at the relevant time (other than any Affiliate thereof that is reasonably identifiable on the basis of such Affiliate’s name) on a confidential basis, and such Lender may provide such names to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution. (ii) Without limiting the foregoing, the Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions (other than with respect to updating the list with names of Disqualified Institutions provided in writing to the Administrative Agent in accordance with the definition of “Disqualified Institution” or providing the list (with such updates) upon request in accordance with this Section 9.05). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Revolving Loans, or disclosure of confidential information, to any Disqualified Institution. (iii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution or to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (b)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution or to any Affiliate of Disqualified Institution as to which the Borrower did not expressly consent in writing, then, notwithstanding any other provision of this Agreement (A) the Lead Borrower may, at the Borrowers’ sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); and (B) the Revolving Loans and Commitments held by such Disqualified Institution shall be deemed not to be outstanding for purposes of any amendment, waiver or consent hereunder, and such Disqualified Institution shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent, any Lender Holdings, the Borrowers or any of its subsidiaries in connection with this Agreement. Nothing in this Section 9.05(f)(iii) shall be deemed to prejudice any right or remedy -219- that Holdings or any Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Lead Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Borrowers may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(f)(iii) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm. (g) If any assignment or participation under this Section 9.05 is made to any Person that is a Disqualified Institution or to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (c)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution or to any Affiliate of a Disqualified Institution as to which the Lead Borrower did not expressly consent in writing, then, notwithstanding any other provision of this Agreement (1) the Lead Borrower may, at the Lead Borrower’s sole expense and effort, upon notice to such Person and the Administrative Agent, (A) terminate any Commitment of such Person and repay all obligations of the Lead Borrower owing to such Person, and/or (B) require such Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that in the case of clause (B) above, the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); (ii) the Revolving Loans and Commitments held by such Person shall be deemed not to be outstanding for purposes of any amendment, waiver or consent hereunder, and such Person shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent or any Lender in connection with this Agreement and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (iii) such Person shall be otherwise deemed to be a Defaulting Lender, and (iv) in no event shall such Person be entitled to receive amounts set forth in Section 2.13(e). Nothing in this Section 9.05(g) shall be deemed to prejudice any right or remedy that Holdings or the Lead Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Lead Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Lead Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(g) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm. Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans and issuance of Letters of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any existing Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03, 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit, Commitments, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

-220- Section 9.07 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), but all of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the ABL Intercreditor Agreement (and any other Applicable Intercreditor Agreement) and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by email as a “.pdf” or “.tiff” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. (b) (i) This Agreement, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, each of the Administrative Agent and each Credit Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, Issuing Bank nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) to the extent the Administrative Agent, Issuing Bank and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (B) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. (ii) Neither the Administrative Agent, Issuing Bank nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, Issuing Bank’s or Swingline Lender’s reliance on any Electronic Signature -221- transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, Issuing Bank and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and reasonably believed by it to be genuine and signed or sent or otherwise authenticated, in each case. (iii) Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except, in each case, to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct. (c) The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Section 9.08 Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.09 Right of Setoff. At any time when an Event of Default exists (and the Administrative Agent is exercising remedies under the Loan Documents as a result thereof), upon the written consent of the Administrative Agent, each Lender and each of their respective Affiliates and branches is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank, or such Lender or Affiliate (including by branches and agencies of the Administrative Agent, such Issuing Bank, or such Lender, wherever located) to or for the credit or the account of the Borrowers or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank, or such Lender or Affiliate or branch, in each case, except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets, irrespective of whether or not the Administrative Agent, such Issuing Bank, or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office -222- of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender or Issuing Bank shall promptly notify the Lead Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09, except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets. The rights of each Lender, Issuing Bank, the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank, the Administrative Agent or Affiliate or branch may have. Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction (subject to the last sentence of this clause (b)) of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to any Loan Documents and agrees that all claims in respect of any such action or proceeding shall (except as permitted below) be heard and determined in such New York State or, to the extent permitted by law, federal court. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each party hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Administrative Agent and the Secured Parties retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Collateral Document. (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.10. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court. (d) To the extent permitted by law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 9.01. (e) Each party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Loan Document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. -223- (f) Each of the Spanish Borrower, the Canadian Borrower and each other Canadian Loan Party, by its execution and delivery of a signature page hereto (or to the Second Amendment or to any other Loan Document pursuant to which such Person becomes a Loan Party), hereby irrevocably and unconditionally appoints the Lead Borrower as its agent for service of process in respect of any suit, action or proceeding arising out of or relating to any Loan Document. Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.13 Confidentiality. Each of the Administrative Agent, each Issuing Bank, each Lender, and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that (x) such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; and (y) unless the Lead Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, any Arranger, or any Lender that is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by law, (i) inform the Lead Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Lead Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) to any Lender, Participant, counterparty or prospective Lender, Participant or counterparty, subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a

-224- confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Lead Borrower and the Administrative Agent) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 and (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party, (f) with the prior written consent of the Lead Borrower and subject to the Lead Borrower’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed) to one or more ratings agencies in connection with obtaining ratings (including “shadow ratings”) of the Lead Borrower or the Revolving Loans, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives, (h) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that any disclosure made in reliance on this clause (h) is limited to the general terms of this Agreement and does not include financial or other information relating to Holdings, the Lead Borrower and/or any of their respective subsidiaries and (i) to the extent required to be so disclosed in any public filings by a Lender with the SEC. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrowers and/or any of its subsidiaries and their respective businesses, the Sponsors or the Transactions (including any information obtained by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Lead Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the Second Amendment Effective Date) other than any such information that is publicly available to the Administrative Agent or any Arranger, any Issuing Bank, or Lender on a non-confidential basis prior to disclosure by the Lead Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure. Section 9.14 No Fiduciary Duty. Each of the Administrative Agent, the Issuing Banks, the Arrangers, each Lender, and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial -225- advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Section 9.15 Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Revolving Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Section 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. Section 9.17 Canadian Anti-Money Laundering. (a) Each Lender that is subject to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or other applicable Canadian anti-money laundering, anti-terrorist and “know your client” laws (collectively, the “Canadian AML Laws”) hereby notifies the Loan Parties that pursuant to the requirements of the Canadian AML Laws, it is required to obtain, verify and record information regarding each Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Loan Party, and the transactions contemplated hereby. If the Administrative Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of any Canadian AML Laws: (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable Canadian AML Laws; and (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. (b) Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of each Loan Party or any authorized signatories of each Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from each Canadian Loan Party or any such authorized signatory in doing so. Section 9.18 Disclosure. Each Loan Party, each Issuing Bank and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates and each Issuing Bank. Section 9.19 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in Collateral which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession and such possession is required by the Perfection Requirements. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or Issuing Bank shall notify the Administrative Agent thereof; -226- and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions. Section 9.20 Interest Rate Limitation. (a) Subject to Section 9.20(b) below, notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan or Letter of Credit under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Revolving Loan or Letter of Credit in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Revolving Loan but were not payable as a result of the operation of this Section 9.20 shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Revolving Loans or Letter of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender or Issuing Bank. (b) If any provision of this Agreement would oblige a Loan Party to make any payment of interest or other amount payable to Administrative Agent in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Administrative Agent of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by Administrative Agent of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Any provision of this Agreement that would oblige a Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears. (c) Notwithstanding Section 9.20(b), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum amount permitted by the Criminal Code (Canada), then the applicable Loan Party shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to such Loan Party. Section 9.21 ABL Intercreditor Agreement. -227- REFERENCE IS MADE TO THE ABL INTERCREDITOR AGREEMENT AND EACH OTHER APPLICABLE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT OR SUCH OTHER APPLICABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE ABL INTERCREDITOR AGREEMENT AND ANY OTHER APPLICABLE INTERCREDITOR AGREEMENT AS “ABL AGENT” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.21 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND ANY OTHER APPLICABLE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT OR THE OTHER APPLICABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMENT (AND ANY OTHER APPLICABLE INTERCREDITOR AGREEMENT) AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT OR ANY OTHER APPLICABLE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE FIRST LIEN CREDIT AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND, IF APPLICABLE, ANY OTHER APPLICABLE INTERCREDITOR AGREEMENT. Section 9.22 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but excluding any Applicable Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding any Applicable Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Applicable Intercreditor Agreement and any other Loan Document, the terms of such Applicable Intercreditor Agreement shall govern and control. Section 9.23 Release of Guarantors; Release of Spanish Borrower. (a) Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) as certified by a Responsible Officer of the Lead Borrower, and/or (ii) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.23 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents). (b) At the election of the Lead Borrower, at any time, so long as (i) the Additional European Incremental Revolving Facility is in effect at such time, (ii) no Revolving Credit Exposure attributable to the Spanish Borrower is outstanding at such time, (iii) Hayward Ibérica is not (and is not required to be) an Additional European Facility Guarantor under the Additional European Incremental Revolving Facility at such time, unless, concurrently with such release, Hayward Ibérica becomes an

-228- Additional European Facility Guarantor by satisfying the applicable requirements under this Agreement and the other Loan Documents and (iv) after giving pro forma effect to such release and the consummation of the relevant transactions (if applicable), (A) no Event of Default shall have occurred and be continuing and (B) the Lead Borrower is deemed to have made a new Investment in Hayward Ibérica (as if it was then newly acquired) on the date of such release and such Investment is permitted under Section 6.06 (including the last proviso to Section 6.06), the Spanish Borrower (in such capacity) may be released from its obligations hereunder and, upon the delivery of (1) a written notice of such election by the Lead Borrower to the Administrative Agent and (2) a certificate of a Responsible Officer of the Lead Borrower certifying as to the satisfaction of the conditions precedent set forth in this clause (b), the Spanish Borrower (in such capacity) shall be automatically released from its obligations hereunder without the necessity of any further action by any Person. Section 9.24 Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased by the Administrative Agent with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Loan Parties in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is (x) less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss or (y) greater than the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under the applicable Requirements of Law). The obligations under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 9.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; -229- (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 9.26 Lender Representation. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, Letters of Credit, the Commitments or this Agreement, (ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents -230- and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or each other Arranger or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). Section 9.27 Acknowledgement Regarding Any Supported QFCe extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender hereunder shall in no event affect the rights of any Covered Party under a Supported QFC or any QFC Credit Support. (b) As used in this Section 9.27, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance -231- with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Section 9.28 Spanish Formalities. (a) Executive Proceedings. (i) For the purpose of articles 571 et seq. of the Spanish Civil Procedural Law, the Parties agree that: (A) any amount due and payable (importe vencido, líquido y exigible) under the Loan Documents by the Spanish Borrower that may be claimed in any executive proceedings in Spain will be set out in a certificate which details the relevant calculations and determinations provided by the Lender and will be based on the Register maintained by the Administrative Agent in connection with this Agreement, all in accordance with Section 2.10; (B) the Parties expressly agree that such balance shall be considered as an acknowledgement of debt and may be claimed pursuant to the same provisions of such law; (C) the Administrative Agent may have the Certificate notarized evidencing that the calculations and determinations have been effected; and (D) the Administrative Agent may claim the total amount of the principal and interest due if there is a default in the repayment of any instalment of principal or interest, subject to any of the applicable guarantee and other limitations applying to Spanish Borrower set out in this Agreement. (ii) The Parties agree that, for the purposes of payment and dispatch of enforcement in Spain, or for the purposes of judicial or non-judicial enforcement claims in Spain, the balance resulting from such accounts, duly certified by the Administrative Agent by virtue of the Certificate in accordance with this Agreement, will be a due and payable amount (importe vencido, líquido y exigible) for Spanish procedural purposes, and may be used as evidence in such judicial proceedings in Spain and will have full legal effect under Spanish procedural enforcement laws, including for the purposes of the article 572.2 of Spanish Civil Procedural Law. (b) Spanish Public Document: (A) This Agreement, as well as any amendment and restatement that affect the term, financial costs, repayment and maturity, prepayment events and events of default of the facilities regulated under this Agreement, shall be raised to public status at the discretion of the Administrative Agent and upon its request as soon as practicable by means of a Spanish Public Document only for the purposes contemplated in Article 517 et seq. of the Spanish Civil Procedural Law and other related provisions, any related notarization costs shall be borne according to Section 9.03.

(B) The Spanish Public Document:

(1) will have the effects established under articles 517 et seq. of the Spanish Civil Procedural Law; and

(2) may, at the decision of the Administrative Agent, include a translation into Spanish of this Clause 46 (*Spanish formalities*). Costs and expenses incurred in connection with such translation shall be borne according to Section 9.03.

(C) Each Party hereby expressly authorizes the Administrative Agent to request and obtain, from the Spanish public notary before whom any Loan Document has been notarized, any authorized copy (*copia con efectos ejecutivos*) of any Loan Document notarized.

(c) Admissibility into evidence. The admissibility as evidence before the Spanish courts and authorities of any document that is not in Spanish language requires its sworn translation into Spanish. The Parties agree that if official translation of a Loan Document (including, in particular, this Agreement), made by a recognized independent Spanish official sworn translator, is required, the translation obtained by the Administrative Agent will be the only one valid save for manifest error.

[Signature Pages Omitted]

-232-

EXHIBIT B

RESTATED SCHEDULES TO CREDIT AGREEMENT

[Attached]

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(d)	–	Existing Letters of Credit
Schedule 3.13	–	Subsidiaries
Schedule 3.15	–	Labor Disputes
Schedule 3.19	–	Deposit Accounts and Securities Accounts
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 5.17	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.07(s)	–	Dispositions
Schedule 9.01	–	Borrower's Website Address for Electronic Delivery

Schedule 1.01(a)

Commitment Schedule

Initial Commitments

Initial Revolving Lender	Initial Primary Commitment	Initial Revolving Lender	Initial Peak Season Commitment	Initial Commitment
Bank of America, N.A.	$161,052,631.60	Bank of America, N.A.	$18,947,368.40	$180,000,000.00
U.S. Bank National Association	$62,631,578.95	U.S. Bank National Association	$7,368,421.05	$70,000,000.00
MUFG Bank Ltd	$40,263,157.89	MUFG Bank Ltd	$4,736,842.11	$45,000,000.00
Truist Bank	$40,263,157.89	Truist Bank	$4,736,842.11	$45,000,000.00
JPMorgan Chase Bank, N.A.	$40,263,157.89	JPMorgan Chase Bank, N.A.	$4,736,842.11	$45,000,000.00
Wells Fargo Bank, National Association	$35,789,473.68	Wells Fargo Bank, National Association	$4,210,526.32	$40,000,000.00
Goldman Sachs Bank USA	$31,315,789.47	Goldman Sachs Bank USA	$3,684,210.53	$35,000,000.00
CIBC Bank USA	$13,421,052.63	CIBC Bank USA	$1,578,947.37	$15,000,000.00
Total	**$425,000,000.00**	**Total**	**$50,000,000.00**	**$475,000,000.00**

Letters of Credit

Issuing Bank	Maximum Letters of Credit
Bank of America, N.A.	$50,000,000
Total	**$50,000,000**

Swingline Commitment

Swingline Lender	Swingline Commitment
Bank of America, N.A.	$50,000,000
Total	**$50,000,000**